Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

DATED AS OF JULY 29, 2004

among

BURLINGTON RESOURCES INC.

BURLINGTON RESOURCES CANADA LTD.

and

BURLINGTON RESOURCES CANADA (HUNTER) LTD.,
as Borrowers and Guarantors

JPMORGAN CHASE BANK,
as Administrative Agent, US Swing Line Lender and a US L/C Issuer

JPMORGAN CHASE BANK, TORONTO BRANCH,
as Canadian Swing Line Lender and a Canadian L/C Issuer

and

THE OTHER LENDERS PARTY HERETO

BANK OF AMERICA, N.A.,
as Syndication Agent

BARCLAYS BANK PLC

CITIBANK, N.A.

and

THE BANK OF TOKYO-MITSUBISHI, LTD.,
as Co-Documentation Agents

J.P. MORGAN SECURITIES INC.

and

BANC OF AMERICA SECURITIES LLC,
as Co-Lead Arrangers and Bookrunners

-i-

TABLE OF CONTENTS
Continued

-ii-

TABLE OF CONTENTS
Continued

-iii-

SCHEDULES

1.01	Pricing Grid
2.01	Commitments
7.01	Material Subsidiaries
12.02	Administrative Agent’s Office and Certain Addresses for Notices

EXHIBITS

FORM OF
A(US)	US Committed Borrowing Notice
A(C)	Canadian Committed Borrowing Notice
B(US)-1	US Bid Request
B(C)-1	Canadian Bid Request
B(US)-2	US Competitive Bid
B(C)-2	Canadian Competitive Bid
C(US)	US Swing Line Borrowing Notice
C(C)	Canadian Swing Line Borrowing Notice
D-1	US Note
D-2	Canadian Note
E-1	Standby US Letter of Credit Application
E-2	Commercial US Letter of Credit Application
F	Assignment and Assumption
G-1	Opinion of Parent’s General Counsel
G-2	Opinion of Counsel for BRCL and Canadian Hunter
G-3	Opinion of Jones Day
G-4	Opinion of Bennett Jones LLP

iv

CREDIT AGREEMENT

     This CREDIT AGREEMENT (this “Agreement”) is entered into as of July 29, 2004, among Burlington Resources Inc., a Delaware corporation (“Parent” or the “US Facility Borrower”); Burlington Resources Canada Ltd. (“BRCL”), an Alberta corporation; Burlington Resources Canada (Hunter) Ltd. (“Canadian Hunter”), an Alberta corporation (BRCL and Canadian Hunter, collectively, the “Canadian Borrowers,” and, together with Parent as a borrower under the Canadian Facility, the “Canadian Facility Borrowers”; and the Canadian Facility Borrowers together with the US Facility Borrower, the “Borrowers”); each Lender from time to time party hereto; JPMorgan Chase Bank, as Administrative Agent, US Swing Line Lender and a US L/C Issuer; and JPMorgan Chase Bank, Toronto Branch, as Canadian Swing Line Lender and a Canadian L/C Issuer.

     Parent is a party to the Existing US Short-Term Revolving Credit Agreement and the Existing US Long-Term Revolving Credit Agreement, and Parent, BRCL and Canadian Hunter are parties to the Existing Canadian Credit Agreement. Parent, BRCL and Canadian Hunter wish to replace such existing agreements and the credit facilities provided therein with this Agreement and the credit facilities provided herein, and the Lenders are willing to do so on the terms and conditions set forth herein. In furtherance thereof, upon the Effective Date, this Agreement amends, restates and replaces the US Short-Term Revolving Credit Agreement, and the commitments under the Existing US Long-Term Revolving Credit Agreement and the Existing Canadian Credit Agreement shall terminate, and all amounts outstanding or accrued under each such existing agreement shall be paid in full.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as provided herein:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     “Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one Basis Point.

     “Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account set forth on Schedule 12.02, or such other address or account as the Administrative Agent may from time to time designate by notice to the Borrowers and the Lenders.

     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. The term “control” (including the terms “controls”, “controlled by” or “under common control with”) means, with respect to any Person, the possession, direct or indirect, of the power to vote 10% or more (or in the case of an “Affiliate” of any Lender, 5% or more) of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise. Neither a director nor an officer of a Loan Party shall be deemed, in such capacity, an Affiliate for purposes of this Agreement.

     “Aggregate Canadian Commitments” means, at any time, the sum of the Canadian Commitments of all the Canadian Lenders at such time, which shall not exceed an amount in US Dollars equal to, or an amount in Canadian Dollars the US Dollar Equivalent of which is, US $500,000,000 in the aggregate, except as otherwise provided in Section 4.08.

     “Aggregate Commitments” means, at any time, the sum of the Commitments of all the Lenders at such time.

     “Aggregate US Commitments” means, at any time, the sum of the US Commitments of all the US Lenders at such time, which shall not exceed US $1,000,000,000 in the aggregate, except as otherwise provided in Section 4.08.

     “Agreement” has the meaning specified in the introductory paragraph hereto.

     “Applicable Currency” means (i) when used with respect to any US Credit Extension or the US Commitments, US Dollars, (ii) when used with respect to any Canadian Prime Rate Committed Loan, Canadian C$ Eurodollar Rate Loan, Canadian L/C Obligations, Bankers’ Acceptance or Canadian C$ Bid Loan, or the Canadian Commitments, insofar as they relate to the foregoing, Canadian Dollars, and (iii) when used with respect to any Canadian Base Rate Committed Loan, Canadian US$ Eurodollar Rate Committed Loan or Canadian US$ Bid Loan, or the Canadian Commitments, insofar as they relate to the foregoing, US Dollars.

     “Applicable Margin” means, from time to time, the number of Basis Points per annum, based upon the applicable Debt Rating set forth on the row designated “Applicable Margin” on Schedule 1.01. Initially, the Applicable Margin shall be at Level III (as set forth on Schedule 1.01). Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

     “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.

     “Attorney Costs” means and includes all fees, expenses and disbursements of one US law firm and one Canadian law firm.

     “Availability Period” means the period from and including the Effective Date to the earliest of (a) the Maturity Date, (b) (i) with respect to US Loans, the date of termination of the

Aggregate US Commitments and (ii) with respect to Canadian Loans, the date of termination of the Aggregate Canadian Commitments, in each case, pursuant to Section 4.09, and (c) the date of termination pursuant to Section 9.02 of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions.

     “BA Discount Rate” means, in respect of a BA being accepted by a Canadian Lender on any date, (i) for a Canadian Lender that is listed in Schedule I to the Bank Act (Canada), the average bankers’ acceptance rate as quoted on Reuters CDOR page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers’ acceptances accepted by banks listed in Schedule I to the Bank Act (Canada)) at approximately 10:00 a.m. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA (the “CDOR Rate”); or, if such rate is not available at or about such time, the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Administrative Agent by the Canadian Schedule I BA Reference Banks as of 10:00 a.m. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA; (ii) for a Canadian Lender that is listed in Schedule II to the Bank Act (Canada), the rate established by the Administrative Agent to be the lesser of (A) the CDOR Rate plus 10 Basis Points; and (B) the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Administrative Agent by the Canadian Schedule II BA Reference Banks as of 10:00 a.m. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA; and (iii) for a Canadian Lender that is listed in Schedule III to the Bank Act (Canada), the rate established by the Administrative Agent to be the lesser of (A) the CDOR Rate plus 10 Basis Points; and (B) the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Administrative Agent by the Canadian Schedule III BA Reference Banks as of 10:00 a.m. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA.

     “Bank of America” means Bank of America, N.A. and its successors.

     “Bankers’ Acceptance” or “BA” means a Canadian Dollar draft of either Canadian Borrower, in a form acceptable to each accepting Canadian Lender and payable in Canada, for a term of either 7 to 29, 30, 60, 90 or 180 days, as selected, subject to the availability of a market for Bankers’ Acceptances of such term, by either Canadian Borrower (as such term may be reduced or extended by the Administrative Agent, acting reasonably, to allow the maturity thereof to fall on a Business Day).

     “BAS” means Banc of America Securities LLC.

     “Basis Point” or “bp” means one one-hundredth of one percent (0.01%).

     “Bid Request” means a US Bid Request or a Canadian Bid Request, as applicable.

     “Borrowers” has the meaning specified in the introductory paragraph hereto.

     “Borrowing” means a US Borrowing or a Canadian Borrowing.

     “BRCL” has the meaning specified in the introductory paragraph hereto.

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York or the state where the Administrative Agent’s Office is located and, with respect to the Canadian Facility, other than a day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the province where the Administrative Agent’s Office is located; provided that, if such day relates to any US Dollar Eurodollar Rate Loan or Canadian US$ Eurodollar Rate Loan, such day is also a day on which dealings in US Dollar deposits are conducted by and between banks in the London interbank eurodollar market and, if such day relates to any Canadian C$ Eurodollar Rate Loan, such day is also a day on which dealings in Canadian Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     “Business Entity” means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

     “Canadian Absolute Rate Loan” means a Canadian Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

     “Canadian Base Rate Committed Loan” means a Canadian Committed Loan denominated in US Dollars that bears interest based on the US Base Rate and is funded in the United States.

     “Canadian Bid Borrowing” means a borrowing consisting of simultaneous Canadian Bid Loans of the same Type in the same Applicable Currency from each of the Canadian Lenders or, if applicable, their respective Lender Funding Affiliates, whose offer to make one or more Canadian Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 3.03.

     “Canadian Bid Loan” has the meaning specified in Section 3.03(a).

     “Canadian Bid Loan Lender” means, in respect of any Canadian Bid Loan made to a Canadian Borrower, the Canadian Lender making such Canadian Bid Loan and, in respect of any Canadian Bid Loan made to Parent as a Canadian Facility Borrower, the Canadian Lender making, or causing its Lender Funding Affiliate to make, such Canadian Bid Loan.

     “Canadian Bid Request” means a written request for one or more Canadian Bid Loans substantially in the form of Exhibit B(C)-1.

     “Canadian Borrowers” has the meaning specified in the introductory paragraph hereto.

     “Canadian Borrowing” means a Canadian Committed Borrowing, a Canadian Bid Borrowing or a Canadian Swing Line Borrowing, as the context may require.

     “Canadian C$ Absolute Rate Loan” means a Canadian Absolute Rate Loan denominated in Canadian Dollars and funded to a Canadian Borrower in Canada.

     “Canadian C$ Bid Loan” means a Canadian C$ Absolute Rate Loan or a Canadian C$ Eurodollar Margin Bid Loan.

     “Canadian C$ Eurodollar Margin Bid Loan” means a Canadian Bid Loan denominated in Canadian Dollars that bears interest at a rate based on the Canadian Dollar Eurodollar Rate and is funded to a Canadian Borrower in Canada.

     “Canadian C$ Eurodollar Rate Committed Loan” means a Canadian Committed Loan denominated in Canadian Dollars that bears interest at a rate based on the Canadian Dollar Eurodollar Rate and is funded to a Canadian Borrower in Canada.

     “Canadian C$ Eurodollar Rate Loan” means a Canadian C$ Eurodollar Rate Committed Loan or a Canadian C$ Eurodollar Margin Bid Loan.

     “Canadian Commitment” means, as to each Lender, its obligation to (a) make, or cause its Lender Funding Affiliate to make, Canadian Committed Loans to the Canadian Facility Borrowers pursuant to Section 3.01, (b) purchase participations in Canadian L/C Obligations and (c) purchase participations in Canadian Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth on Schedule 2.01 (or in the Assignment and Assumption pursuant to which such Lender assumed its Canadian Commitment) and designated as such Lender’s “Canadian Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement.

     “Canadian Committed Borrowing” means a borrowing consisting of simultaneous Canadian Committed Loans of the same Type in the Applicable Currency or, in the case of Canadian Committed Loans by way of Bankers’ Acceptances, the simultaneous acceptance or purchase of Bankers’ Acceptances having the same term and, in the case of Canadian C$ Eurodollar Rate Committed Loans and Canadian US$ Eurodollar Rate Committed Loans, having the same Interest Period, made by each of the Canadian Lenders, directly or through its Lender Funding Affiliate, pursuant to Section 3.01, 3.04(c) or 3.05(c).

     “Canadian Committed Borrowing Notice” means a notice of (a) a Canadian Committed Borrowing, (b) a conversion of Canadian Committed Loans from one Type to another, or (c) a continuation of Canadian C$ Eurodollar Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans, in each case, pursuant to Section 3.02(a), which notice, if in writing, shall be substantially in the form of Exhibit A(C).

     “Canadian Committed Loan” has the meaning specified in Section 3.01.

     “Canadian Competitive Bid” means a written offer by a Canadian Lender to make, directly or through a Lender Funding Affiliate, one or more Canadian Bid Loans, substantially in the form of Exhibit B(C)-2, duly completed and signed by a Canadian Lender.

     “Canadian Credit Extension” means each of the following: (a) a Canadian Borrowing and (b) a Canadian L/C Credit Extension.

     “Canadian Defaulting Lender” means any Canadian Lender that (a) has failed to fund, or cause to be funded, any portion of a Canadian Committed Loan (including by way of accepting and purchasing any Bankers’ Acceptance) or fund any portion of a participation in a Canadian L/C Obligation or a Canadian Swing Line Loan required to be funded or purchased by it hereunder within one Business Day of the date required to be funded or purchased by it hereunder, if such failure has not been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Canadian Lender any other amount required to be paid by it hereunder (unless such amount is the subject of a good faith dispute) within one Business Day of the date when due, if such failure has not been cured, or (c) has been deemed insolvent or has become the subject of a bankruptcy or insolvency proceeding.

     “Canadian Discount Proceeds” means, in respect of each Bankers’ Acceptance, funds in an amount which is equal to:

Face Amount divided by the sum of 1	+	(Rate x Term	)

365

(where “Face Amount” is the principal amount of the Bankers’ Acceptance being purchased, “Rate” is the BA Discount Rate divided by 100 and “Term” is the number of days in the term of the Bankers’ Acceptance.)

     “Canadian Dollar” and “C$” mean lawful money of Canada.

     “Canadian Dollar Eurodollar Rate” means for any Interest Period with respect to a Canadian C$ Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate (carried to the fifth decimal place) that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Canadian Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate (carried to the fifth decimal place) on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Canadian Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Canadian Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Canadian C$ Eurodollar Rate Loan being made, continued or converted by the Administrative Agent (or, in the case of a Canadian Bid Loan, the applicable Canadian Bid Loan Lender) and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     “Canadian Escrow Funds” has the meaning specified in Section 3.08(e).

     “Canadian Eurodollar Bid Margin” means the margin above or below the Canadian Dollar Eurodollar Rate or the US Dollar Eurodollar Rate, as applicable, to be added to or subtracted from the Canadian Dollar Eurodollar Rate or the US Dollar Eurodollar Rate, as applicable, which margin shall be expressed in multiples of 1/100th of one Basis Point.

     “Canadian Eurodollar Margin Bid Loan” means a Canadian Bid Loan that bears interest at a rate based on the Canadian Dollar Eurodollar Rate or the US Dollar Eurodollar Rate.

     “Canadian Eurodollar Rate Committed Loan” means a Canadian C$ Eurodollar Rate Committed Loan or a Canadian US$ Eurodollar Rate Committed Loan.

     “Canadian Facility” means, collectively, the financing facilities provided for under Article III.

     “Canadian Facility Fee” has the meaning specified in Section 4.02(a)(ii).

     “Canadian Facility Borrowers” has the meaning specified in the introductory paragraph hereto.

     “Canadian Hunter” has the meaning specified in the introductory paragraph hereto.

     “Canadian L/C Advance” means, with respect to each Canadian Lender, such Canadian Lender’s funding of its participation in any Canadian L/C Borrowing in accordance with its Pro Rata Share.

     “Canadian L/C Borrowing” means an extension of credit resulting from a drawing under any Canadian Letter of Credit that has not been reimbursed on the date when made or refinanced as a Canadian Committed Borrowing.

     “Canadian L/C Credit Extension” means, with respect to any Canadian Letter of Credit, the issuance thereof, extension of the expiry date thereof, or the increase of the amount thereof.

     “Canadian L/C Issuer” means any of (i) JPMCB Canada, (ii) Bank of America, through its Canada branch, and (iii) any other Canadian Lender that may issue Canadian Letters of Credit hereunder, as mutually agreed to by Administrative Agent, the Canadian Borrowers and such Lender, in such Person’s capacity as issuer of Canadian Letters of Credit hereunder, or any successor issuer of Canadian Letters of Credit hereunder.

     “Canadian L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Canadian Letters of Credit plus, without duplication, the aggregate of all Canadian L/C Borrowings, including all Canadian Unreimbursed Amounts. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

     “Canadian Lender” means a Lender with a Canadian Commitment or with outstanding Canadian Loans, Canadian L/C Advances or participations in Canadian Swing Line Loans.

     “Canadian Letter of Credit” means any Letter of Credit issued by the Canadian L/C Issuer for the account of a Canadian Borrower under Article III hereof. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     “Canadian Letter of Credit Application” means an application and agreement for the issuance or amendment of a Canadian Letter of Credit in the form acceptable to the applicable Canadian Borrower and the applicable Canadian L/C Issuer, which may be in the standard form of such Canadian L/C Issuer, such form to be modified as agreed is appropriate in the context of a request for a Canadian Letter of Credit and as further agreed to by the applicable Canadian Borrower and such Canadian L/C Issuer to conform the nature, scope and extent of the rights and obligations of the parties thereto set forth herein (and as generally reflected in Exhibit E-1, in the case of a standby Canadian Letter of Credit, and Exhibit E-2, in the case of a commercial Canadian Letter of Credit) and otherwise to conform the provisions thereof to the provisions hereof. Without prejudice to Section 3.04(k), the forms of the standby and commercial Letter of Credit applications attached hereto as Exhibit E-1 and E-2, as applicable, shall be deemed to satisfy the foregoing requirements as to conformity.

     “Canadian Letter of Credit Fee” has the meaning specified in Section 3.04(i).

     “Canadian Letter of Credit Sublimit” means an amount in Canadian Dollars the US Dollar Equivalent of which is US $250,000,000, as such amount may be increased pursuant to Section 4.08 or reduced pursuant to Section 4.09. The Canadian Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Canadian Commitments.

     “Canadian Loan” means an extension of credit by a Lender or its Lender Funding Affiliate, if applicable, to any Canadian Facility Borrower pursuant to Article III in the form of a Canadian Committed Loan, a Canadian Bid Loan or a Canadian Swing Line Loan.

     “Canadian Net Proceeds” means, with respect to any Bankers’ Acceptance, the Canadian Discount Proceeds less the amount equal to the applicable Canadian stamping fee payable with respect thereto pursuant to Section 4.02(c).

     “Canadian Note” means a promissory note made by a Canadian Facility Borrower in favor of any Canadian Lender, or its Lender Funding Affiliate, as applicable, requesting such a note, evidencing Canadian Loans made by such Canadian Lender or its Lender Funding Affiliate, substantially in the form of Exhibit D-2.

     “Canadian Obligations” means all Obligations arising under or with respect to the Canadian Facility.

     “Canadian Prime Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the 30-Day CDOR Rate plus 50 Basis Points, and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime” or “reference rate” for Canadian Dollar commercial loans made to a Person in Canada. The “prime” or “reference rate” is a rate set by the Administrative Agent in Canada based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     “Canadian Prime Rate Committed Loan” means a Canadian Committed Loan denominated in Canadian Dollars that bears interest at the Canadian Prime Rate and is funded in Canada.

     “Canadian Required Lenders” means, as of any date of determination, Canadian Lenders having more than 50% of the Aggregate Canadian Commitments or, if the commitment of each Canadian Lender to make Canadian Committed Loans (including the obligation to purchase or accept Bankers’ Acceptances) and the obligation of each Canadian L/C Issuer to make Canadian L/C Credit Extensions have been terminated, Canadian Lenders holding in the aggregate more than 50% of the Total Canadian Outstandings (with the aggregate amount of each Canadian Lender’s risk participation and funded participation in Canadian L/C Obligations and Canadian Swing Line Loans being deemed “held” by such Canadian Lender for purposes of this definition); provided that the Canadian Commitment of, and the portion of the Total Canadian Outstandings held or deemed held by, any Canadian Defaulting Lender shall be excluded for purposes of making a determination of Canadian Required Lenders.

     “Canadian Resident Lender” means a Person that (i) is not a non-resident of Canada for the purposes of the Income Tax Act (Canada) or (ii) is an “authorized foreign bank” as defined in subsection 248(1) of the Income Tax Act (Canada) that will receive all amounts paid or credited to it with respect to Canadian Credit Extensions and other Canadian Obligations and fees and other amounts payable in connection therewith in respect of its “Canadian banking business” for the purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada).

     “Canadian Schedule I BA Reference Banks” means the Canadian Lenders listed in Schedule I to the Bank Act (Canada) as are, at such time, designated by Administrative Agent, with the prior consent of the Canadian Borrowers (acting reasonably), as the Schedule I BA Reference Banks.

     “Canadian Schedule II BA Reference Banks” means the Canadian Lenders listed in Schedule II to the Bank Act (Canada) as are, at such time, designated by Administrative Agent, with the prior consent of the Canadian Borrowers (acting reasonably), as the Canadian Schedule II BA Reference Banks.

     “Canadian Schedule III BA Reference Banks” means the Canadian Lenders listed in Schedule III to the Bank Act (Canada) as are, at such time, designated by Administrative Agent, with the prior consent of the Canadian Borrowers (acting reasonably), as the Canadian Schedule III BA Reference Banks.

     “Canadian Stamping Fee Rate” means, with respect to any Bankers’ Acceptance accepted by any Canadian Lender at any time, a percentage per annum equal to the Applicable

Margin then in effect; provided that if an Event of Default has occurred and is continuing, the Canadian Stamping Fee Rate shall be increased by 1% per annum.

     “Canadian Swing Line” means the revolving credit facility made available by the Canadian Swing Line Lender pursuant to Section 3.05.

     “Canadian Swing Line Borrowing” means a borrowing of a Canadian Swing Line Loan pursuant to Section 3.05.

     “Canadian Swing Line Borrowing Notice” means a notice of a Canadian Swing Line Borrowing pursuant to Section 3.05(b), which, if in writing, shall be substantially in the form of Exhibit C(C).

     “Canadian Swing Line Lender” means JPMCB Canada, or any other Canadian Lender that may provide Canadian Swing Line Loans hereunder, as mutually agreed to by the Administrative Agent and the Canadian Facility Borrowers, in such Person’s capacity as provider of Canadian Swing Line Loans hereunder, or any successor swing line lender hereunder.

     “Canadian Swing Line Loan” has the meaning specified in Section 3.05(a).

     “Canadian Swing Line Rate” means on any day a fluctuating rate of interest per annum equal to the sum of the 30-day CDOR rate on such day, plus the Applicable Margin plus, only in the case of Canadian Lenders listed in Schedule II or Schedule III to the Bank Act (Canada), 10 Basis Points.

     “Canadian Swing Line Sublimit” means an amount in Canadian Dollars the US Dollar Equivalent of which is US $20,000,000, as such amount may be increased pursuant to Section 4.08 or reduced pursuant to Section 4.09. The Canadian Swing Line Sublimit is part of, and not in addition to, the Aggregate Canadian Commitments.

     “Canadian Unreimbursed Amount” has the meaning specified in Section 3.04(c)(ii).

     “Canadian US$ Absolute Rate Loan” means a Canadian Absolute Rate Loan denominated in US Dollars and funded in the United States.

     “Canadian US$ Bid Loan” means a Canadian US$ Absolute Rate Loan or a Canadian US$ Eurodollar Margin Bid Loan.

     “Canadian US$ Eurodollar Margin Bid Loan” means a Canadian Bid Loan denominated in US Dollars that bears interest at a rate based on the US Dollar Eurodollar Rate and is funded in the United States.

     “Canadian US$ Eurodollar Rate Committed Loan” means a Canadian Committed Loan denominated in US Dollars that bears interest at a rate based on the US Dollar Eurodollar Rate and is funded in the United States.

     “Canadian US$ Eurodollar Rate Loan” means a Canadian US$ Eurodollar Rate Committed Loan or a Canadian US$ Eurodollar Margin Bid Loan.

     “Capitalization” means the amount equal to (without duplication) (i) consolidated Debt of Parent and its consolidated Subsidiaries, plus (ii) the aggregate amount of Guarantees by Parent or its consolidated Subsidiaries, plus (iii) the sum of the preferred stock and common stockholders’ equity of Parent, plus (iv) the cumulative amount by which the common stockholders’ equity of Parent shall have been reduced by reason of non-cash write-downs of long-term assets subsequent to December 31, 1997 (but excluding any such amount with respect to assets of Project Financing Subsidiaries), minus (v) to the extent otherwise included in determining the amounts computed under clause (iii) above, the aggregate investment (net of any Project Financing) of Parent and its consolidated Subsidiaries in Project Financing Subsidiaries.

     “Cash Collateralize” means (i) with respect to US Letters of Credit, that the US Facility Borrower shall pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable US L/C Issuer and the US Lenders, as collateral for the US L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable US L/C Issuer (which documents are hereby consented to by the US Lenders), (ii) with respect to Canadian Letters of Credit, that the applicable Canadian Borrower shall pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Canadian L/C Issuer and the Canadian Lenders, as collateral for the Canadian L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Canadian L/C Issuer (which documents are hereby consented to by the Canadian Lenders), and (iii) with respect to Bankers’ Acceptances, that the applicable Canadian Borrower shall pledge and deposit with or deliver to the Administrative Agent for the benefit of the applicable Canadian Lenders, as collateral for the Outstanding Amount of Bankers’ Acceptances, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (which documents are hereby consented to by the Canadian Lenders). “Cash Collateralization” has the meaning correlative thereto.

     “CDOR Rate” has the meaning specified in the definition of “BA Discount Rate.”

     “Change in Law” means, with respect to any Lender, the adoption of any law or change in any existing Law or interpretation thereof after the date of this Agreement or, if such Lender became a Lender hereunder after the date of this Agreement, after the date it became a Lender hereunder.

     “Charges” has the meaning specified in Section 5.01(a).

     “Code” means the Internal Revenue Code of 1986.

     “Committed Borrowing Notice” means a US Committed Borrowing Notice or a Canadian Committed Borrowing Notice, as applicable.

     “Committed Loans” means, collectively, the US Committed Loans and the Canadian Committed Loans.

     “Commitment” means a US Commitment or a Canadian Commitment.

     “Compensation Period” has the meaning specified in Section 4.05(c)(ii).

     “Consenting Lenders” has the meaning specified in Section 4.07(b).

     “Consolidated Tangible Net Worth” means, on a consolidated basis, the excess of (i) the sum of (x) the preferred stock and common stockholders’ equity of Parent and (y) the cumulative amount by which Consolidated Tangible Net Worth shall have been reduced by reason of non-cash write-downs of long-term assets subsequent to December 31, 1997, over (ii) the intangible assets of Parent and its consolidated Subsidiaries.

     “Contingent Guaranty” has the meaning specified in the definition of the term “Guaranty” contained in this Section 1.01.

     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     “Debt” of any Person means, without duplication (i) indebtedness of such Person for borrowed money or in respect of bankers’ acceptances, (ii) obligations of such Person (other than any portion of any trade payable obligation of such Person which shall not have remained unpaid for 91 days or more from the later of (A) the original due date of such portion and (B) the customary payment date in the industry and relevant market for such portion) to pay the deferred purchase price of property or services, (iii) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (iv) Overdue Reimbursement Obligations; provided, however, that, with respect to Parent and its Subsidiaries, where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties, which are not Parent or any of its Subsidiaries, the amount thereof for the purposes of this definition only shall be the pro rata portion thereof payable by Parent or such Subsidiary, so long as such third party or parties have not defaulted on its or their joint and several portions thereof; and provided further that the following shall not at any time constitute Debt: (1) obligations of such Person to reimburse a bank or other Person in respect of amounts paid under a letter of credit or similar instrument that are not Overdue Reimbursement Obligations, (2) Project Financing, and (3) amounts borrowed by Parent or its consolidated Subsidiaries under life insurance policies issued to one or more of the foregoing and covering employees or former employees of one or more of the foregoing not in excess of the cash surrender value of such policies.

     “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of Parent’s non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level I (as set forth on Schedule 1.01) being the highest and the Debt Rating for Pricing Level VI (as set forth on Schedule 1.01) being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the pricing level that is one level lower than the pricing level of the higher Debt Rating shall apply.

     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally and with respect to the Canadian Borrowers, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any requisite notice and the passage of any requisite periods of time, would be an Event of Default.

     “Defaulting Lender” means a Canadian Defaulting Lender or a US Defaulting Lender.

     “Direct Credit Substitute” has the meaning contemplated within (i) the Guideline No. A. dated October 1995 and issued by the Office of the Superintendent of Financial Institutions Canada on Capital Adequacy Requirements, as amended or replaced by any successor guidelines from time to time, when used with respect to any Canadian Letter of Credit, or (ii) Appendix A to 12 CFR 208, when used with respect to any US Letter of Credit.

     “Effective Date” means the first date on which all the conditions to effectiveness of this Agreement set forth in Section 6.01 shall have been satisfied or waived in accordance with Section 12.01.

     “Eligible Assignee” means, with respect to any particular assignment under Section 12.07, any bank or other entity approved in writing, expressly with respect to such assignment, by, in the case of an assignment under the US Facility, the US Swing Line Lender and each US L/C Issuer, and, in the case of an assignment under the Canadian Facility, the Canadian Swing Line Lender and each Canadian L/C Issuer, and in each case above, by Parent, and, except as to such an assignment by JPMCB so long as JPMCB is the Administrative Agent hereunder, by the Administrative Agent, provided that approval by Parent, the Administrative Agent, the US Swing Line Lender, the Canadian Swing Line Lender and the L/C Issuers shall not be unreasonably withheld, and provided further that no such approval by Parent shall be necessary if (i) the assignee is a Lender Affiliate, (ii) the assignee was a Lender immediately prior to such assignment, or (iii) an Event of Default shall then be continuing.

     “Equity Interests” means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued from time to time thereunder.

     “ERISA Affiliate” means any Person who is a member of Parent’s controlled group within the meaning of Section 4001(a)(14)(A) of ERISA.

     “Event of Default” has the meaning specified in Section 9.01.

     “Existing Canadian Credit Agreement” means the Canadian Credit Agreement dated as of March 31, 2000, as amended and restated through the Effective Date, among the Canadian Borrowers, Parent, the financial institutions party thereto and JPMorgan Chase Bank, Toronto branch, as administrative agent for such financial institutions.

     “Existing US Long-Term Revolving Credit Agreement” means the Long-Term Revolving Credit Agreement dated as of February 25, 1998, as amended and restated through the Effective Date, among Parent, the financial institutions party thereto and JPMorgan Chase Bank, as administrative agent for such financial institutions.

     “Existing US Short-Term Revolving Credit Agreement” means the Short-Term Revolving Credit Agreement dated as of February 25, 1998, as amended and restated through the Effective Date, among Parent, the financial institutions party thereto and JPMorgan Chase Bank, as administrative agent for such financial institutions.

     “Extension Effective Date” has the meaning specified in Section 4.07(b).

     “Extension Required Lenders” means Lenders constituting the Required Lenders, prior to giving effect to any replacements of Lenders permitted herein, and provided that the Commitment of, and the portion of Total Outstandings held or deemed held by, Lenders that have failed to consent to any prior request for an extension of the Maturity Date pursuant to this Agreement shall be excluded for purposes of making a determination of Extension Required Lenders.

     “Facilities” means the US Facility and the Canadian Facility, collectively.

     “Facility Fee” means the US Facility Fee and the Canadian Facility Fee, collectively.

     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     “Fee Letter” means (i) with respect to the Administrative Agent fee and the arrangement fees of JPMS, the letter agreement, dated June 14, 2004, among the Borrowers, JPMCB and JPMS, (ii) with respect to the arrangement fees of Bank of America, the letter agreement, dated June 14, 2004, between the Borrowers and Bank of America, and (iii) with respect to participation fees, the Joint Fee Letter, dated June 14, 2004, among the Borrowers, JPMCB, Bank of America and the Joint Lead Arrangers.

     “Financing Documents” means this Agreement, each Note, if any, each Issuer Document, each Fee Letter and the BAs.

     “FRB” means the Board of Governors of the Federal Reserve System of the United States.

     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     “Guaranteed Parties” means the Administrative Agent, the Joint Lead Arrangers, the Lenders and each other Person to whom any of the Obligations are or shall be owed.

     “Guarantor” means each of (i) Parent, in its capacity as guarantor of the Obligations of BRCL and Canadian Hunter, (ii) BRCL, in its capacity as guarantor of the Obligations of Canadian Hunter, and (iii) Canadian Hunter, in its capacity as guarantor of the Obligations of BRCL, and “Guarantors” means, collectively, all of the foregoing.

     “Guaranty”, means any act by which a Person assumes, guarantees, endorses or otherwise incurs direct or contingent liability in connection with, or agrees to purchase or otherwise acquire or otherwise assures a creditor against loss in respect of, any Debt or Project Financing of any Person other than Parent or any of its consolidated Subsidiaries (excluding (i) any liability by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) any liability in connection with obligations of the Parent or any of its consolidated Subsidiaries, including obligations under any conditional sales agreement, equipment trust financing or equipment lease, (iii) any liability or other act of Parent or any of its consolidated Subsidiaries under arrangements entered into in connection with this Agreement, and (iv) any such act in connection with a Project Financing that either (A) guarantees to the provider of such Project Financing or any other Person performance of the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Project Financing or performance by a Project Financing Subsidiary of certain obligations to Persons other than the provider of such Project Financing, except during any period, and then only to the extent, that such guaranty is a direct guaranty of payment of such Project Financing (other than a guaranty of payment of the type referred to in subclause (B) below) or (B) is contingent upon, or the obligation to pay or perform under which is contingent upon, the occurrence or existence of any event or condition other than or in addition to (1) the passage of time, (2) any Project Financing becoming due, (3) the commencement of bankruptcy, insolvency or similar proceedings by the obligor on any Project Financing or (4) the failure of the obligor on any Project Financing to satisfy a financial ratio, covenant or other similar financial measurement test, but only during such period as such act is not by its terms presently enforceable, or if so enforceable, there is not a reasonable probability that the guarantor will be called upon to perform thereunder (or to make capital contributions in lieu of performance thereunder) (any such act referred to in this clause (iv) being a “Contingent Guaranty”)); provided, however, that for the purposes of this definition the liability of the Borrowers, Parent or any of their Subsidiaries with respect to any obligation as to which a third party or parties are jointly, or jointly and severally, liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof, shall be only its pro rata portion of such obligation. “Guaranteed” and “Guaranteeing” have meanings correlative thereto.

     “Indemnified Parties” has the meaning specified in Section 12.04(b).

     “Initial Fee” has the meaning specified in Section 3.08(b)(vi)(B).

     “Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     “Interest Payment Date” means, (a) as to any Loan other than a US Base Rate Loan, a Canadian Base Rate Committed Loan and a Canadian Prime Rate Committed Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a US Dollar Eurodollar Rate Loan, a Canadian Eurodollar Rate Committed Loan or a Canadian Eurodollar Margin Bid Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any US Base Rate Loan, Canadian Base Rate Committed Loan or Canadian Prime Committed Rate Loan (including a US Swing Line Loan and a Canadian Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

     “Interest Period” means (a) as to each US Dollar Eurodollar Rate Loan, each Canadian C$ Eurodollar Rate Loan and each Canadian US$ Eurodollar Rate Loan, the period commencing on the date such Loan is disbursed or (in the case of any US Eurodollar Rate Committed Loan or Canadian Eurodollar Rate Committed Loan) converted to or continued as a US Eurodollar Rate Committed Loan or a Canadian Eurodollar Rate Committed Loan, respectively, and ending on the date one, two, three, six or, if available to each US Lender or each Canadian Lender, as applicable, nine or twelve months thereafter, as selected by the applicable Borrower in its Committed Borrowing Notice or Bid Request, as the case may be; and (b) as to each US Absolute Rate Loan and each Canadian Absolute Rate Loan, a period of not less than 14 days and not more than 180 days, as selected by the applicable Borrower in its Bid Request; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a US Dollar Eurodollar Rate Loan, Canadian C$ Eurodollar Rate Loan or a Canadian US$ Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period pertaining to a US Dollar Eurodollar Rate Loan, Canadian C$ Eurodollar Rate Loan or a Canadian US$ Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date.

     “IRS” means the United States Internal Revenue Service.

     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     “Issuer Documents” means (a) with respect to any US Letter of Credit, the US Letter of Credit Application, and any other document, agreement and instrument entered into by a US L/C Issuer and the US Facility Borrower (or any Subsidiary) or in favor of such US L/C Issuer and relating to any such US Letter of Credit, and (b) with respect to any Canadian Letter of Credit, the Canadian Letter of Credit Application, and any other document, agreement and instrument entered into by a Canadian L/C Issuer and any Canadian Borrower (or any Subsidiary) or in favor of such Canadian L/C Issuer and relating to any such Canadian Letter of Credit.

     “Joinder Agreement” has the meaning specified in Section 4.08(a).

     “Joint Lead Arrangers” means JPMS and BAS, in their capacities as co-lead arrangers and bookrunners for the Facilities.

     “JPMCB” means JPMorgan Chase Bank.

     “JPMCB Canada” means JPMorgan Chase Bank, Toronto Branch.

     “JPMS” means J.P. Morgan Securities Inc.

     “Judgment Currency” has the meaning specified in Section 3.10(b).

     “L/C Credit Extension” means a US L/C Credit Extension or a Canadian L/C Credit Extension.

     “L/C Obligations” means, collectively, the US L/C Obligations and the Canadian L/C Obligations.

     “L/C Issuer” means a US L/C Issuer or a Canadian L/C Issuer.

     “Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

     “Lender Affiliate” means, with respect to any Lender, (a) an Affiliate of such Lender or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender (with such Lender or Affiliate having the sole right and responsibility with respect to the approval of amendments and waivers to this Agreement, the Notes, and to the extent applicable, each other Financing Document, and all related agreements and instruments entered into from time to time).

     “Lender Funding Affiliate” means, with respect to any Canadian Lender and the funding of a Canadian Loan in the United States pursuant to such Lender’s Canadian Commitment, a branch or an Affiliate of such Canadian Lender through which such Canadian Loan will be so funded in the United States.

     “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a Joinder Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each US Swing Line Lender and each Canadian Swing Line Lender.

     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices of which a Lender may from time to time notify the Borrowers and the Administrative Agent.

     “Letter of Credit” means a US Letter of Credit or a Canadian Letter of Credit.

     “Letter of Credit Expiration Date” means the day seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     “Lien” means any lien, security interest or other charge or encumbrance, or any assignment of the right to receive income, or any other type of preferential arrangement, in each case to secure any Debt or any Guaranty of any Person; provided that (i) the creation of interests in property of the character commonly referred to as a “royalty interest” or “overriding royalty interest”, farmouts, joint operating or unitization agreements, or other similar transactions in the ordinary course of business and (ii) borrowings under life insurance policies as described in clause (4) of the proviso to the definition of “Debt” shall not be deemed to create a Lien.

     “LL&E” means The Louisiana Land and Exploration Company, a Maryland corporation and a wholly-owned Subsidiary of Parent.

     “Loan” means a US Loan or a Canadian Loan.

     “Loan Parties” means, collectively, the Borrowers, each Guarantor and Parent.

     “Margin Stock” means “margin stock” as defined in Regulation U of the Board of Governors of the United States Federal Reserve System, as in effect from time to time.

     “Material Adverse Effect” means a material adverse effect on the financial condition or operations of Parent and its consolidated Subsidiaries on a consolidated basis.

     “Material Plan” means any Plan the assets of which exceed US $50,000,000 or the liabilities of which for unfunded vested benefits determined on a plan termination basis (in accordance with Title IV of ERISA) exceed US $10,000,000.

     “Material Subsidiary” means, from time to time, any Subsidiary of Parent (other than a Project Financing Subsidiary) then owning assets (determined on a consolidated basis) that equal or exceed 10% of the book value of the consolidated assets of Parent and its consolidated Subsidiaries at such time; provided that the term “Material Subsidiary” shall always include each of the Canadian Borrowers and their successors.

     “Maturity Date” means the later of (a) July 29, 2009, and (b) if maturity is extended pursuant to Section 4.07, such extended maturity date as determined pursuant to Section 4.07 (it being understood and agreed that any such maturity shall not be deemed extended for any Lender that has not consented to such extension).

     “Moody’s” means Moody’s Investors Service, Inc.

     “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Parent or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

     “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of Parent or an ERISA Affiliate and at least one Person other than the Borrowers, Parent and its ERISA Affiliates or (ii) was so maintained and in respect of which Parent or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     “Note” means a US Note or a Canadian Note.

     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Financing Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including the due and punctual payment by the Borrowers of the principal of and interest on the Loans, each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and all other monetary obligations of the Loan Parties (including monetary obligations that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such obligations are allowed claims in such proceeding).

     “Old System Issuers” has the meaning specified in Section 3.08(b)(iv).

     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     “Original Effective Date” means February 25, 1998.

     “Other Currency” has the meaning specified in Section 3.10(a).

     “Other Taxes” has the meaning specified in Section 5.01(b).

     “Outstanding Amount” means (i) with respect to US Committed Loans, US Bid Loans, and US Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of US Committed Loans, US Bid Loans and US Swing Line Loans, as the case may be, occurring on such date; (ii) with respect to any US L/C Obligations on any date, the amount of such US L/C Obligations on such date after giving effect to any US L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the US L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any US Letters of Credit or any reductions in the maximum amount available for drawing under US Letters of Credit taking effect on such date; (iii) with respect to Canadian Committed Loans (including Bankers’ Acceptances), Canadian Bid Loans, and Canadian Swing Line Loans on any date, the aggregate outstanding principal amount (or, in the case of Bankers’ Acceptances, the aggregate outstanding face amount) thereof after giving effect to any borrowings and prepayments or repayments of Canadian Committed Loans, Canadian Bid Loans, and Canadian Swing Line Loans, as the case may be, and all acceptances, maturities and rollovers of Bankers’ Acceptances, occurring on such date; and (iv) with respect to any Canadian L/C Obligations on any date, the amount of such Canadian L/C Obligations on such date after giving effect to any Canadian L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the Canadian L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Canadian Letters of Credit or any reductions in the maximum amount available for drawing under Canadian Letters of Credit taking effect on such date.

     “Overdue Reimbursement Obligations” means, with respect to any Person, non-contingent obligations of such Person to reimburse a bank or other Person in respect of amounts paid under a letter of credit or similar instrument that are not paid on or prior to the fifth Business Day after the due date therefor.

     “Parent” has the meaning specified in the introductory paragraph hereto.

     “PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

     “Permitted Assets” means (i) hydrocarbon or other reserves (including proved, probable, possible or speculative reserves), (ii) properties, assets, rights or business related to reserves (including real property, gathering systems, plants, pipelines, equipment and processing and treatment facilities), (iii) other fixed or operating assets and (iv) Equity Interests in any and all Business Entities that are or become Subsidiaries of a Canadian Borrower or Parent owning assets referred to in any of the foregoing clauses.

     “Permitted Claims” has the meaning specified in Section 12.10.

     “Permitted Liens” means:

     (i) inchoate Liens and charges imposed by law and incidental to construction, maintenance, development or operation of properties, or the operation of business, in the ordinary course of business if payment of the obligation secured thereby is not yet overdue or if the validity or amount thereof is being contested in good faith by Parent or any of its Subsidiaries;

     (ii) Liens for taxes, assessments, obligations under workers’ compensation or other social security legislation or other governmental requirements, charges or levies, in each case not yet overdue or if the validity or amount thereof is being contested in good faith by Parent or any of its Subsidiaries;

     (iii) Liens reserved in any oil, gas or other mineral lease entered into in the ordinary course of business for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

     (iv) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions which do not materially interfere with the operation, value or use of the properties affected thereby;

     (v) conventional provisions contained in any contracts or agreements affecting properties under which Parent or any of its Subsidiaries is required immediately before the expiration, termination or abandonment of a particular property to reassign to such Person’s predecessor in title all or a portion of such Person’s rights, titles and interests in and to all or a portion of such property;

     (vi) any Lien reserved in a grant or conveyance in the nature of a farm-out or conditional assignment to Parent or any of its Subsidiaries entered into in the ordinary course of business on reasonable terms to secure undertakings of Parent or any such Subsidiary in such grant or conveyance;

     (vii) any Lien consisting of (A) statutory landlord’s liens under leases to which Parent or any of its Subsidiaries is a party or other Liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (B) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of Parent or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by Parent or any such Subsidiary, (C) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any governmental authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, and (D) zoning laws and ordinances and municipal regulations;

     (viii) Liens securing payment of the Obligations; and

     (ix) any Lien on any assets (including Equity Interests and other obligations) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, improving, installing, designing, engineering, developing (including drilling) or constructing such assets, provided that such Lien attaches to such assets concurrently with or within 360 days after the acquisition or completion of development, construction or installation thereof or improvement thereto.

     “Person” means a natural person, a Business Entity, a Governmental Authority or any other entity.

     “Plan” means a Single Employer Plan or a Multiple Employer Plan.

     “Pro Rata Share” means, (a) with respect to each Lender and the Credit Extensions at any time, a fraction (expressed as a percentage and carried to the ninth decimal place) the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the Aggregate Commitment at such time, (b) with respect to the US Credit Extensions of each US Lender at any time, a fraction (expressed as a percentage and carried to the ninth decimal place), the numerator of which is the amount of the US Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate US Commitments at such time, and (c) with respect to the Canadian Credit Extensions of each Canadian Lender at any time, a fraction (expressed as a percentage and carried to the ninth decimal place), the numerator of which is the amount of the Canadian Commitment of such Canadian Lender at such time and the denominator of which is the amount of the Aggregate Canadian Commitments at such time; provided that if the commitment of each Lender to make Loans (including the obligation to accept and purchase BAs) and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

     “Project Financing” means any indebtedness or other obligation that, but for clause (2) of the second proviso to the definition of term “Debt”, would constitute Debt and is incurred to finance or refinance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise in respect of, all or any portion of any project, or any asset related thereto, and any Guaranty with respect thereto, other than any portion of such indebtedness or other obligation, or such Guaranty, permitting or providing for recourse against Parent or any of its Subsidiaries other than (i) recourse to the Equity Interests in, Debt or other obligations of, or assets of, one or more Project Financing Subsidiaries and (ii) such recourse as exists under any Contingent Guaranty.

     “Project Financing Subsidiary” means any Subsidiary of Parent whose principal purpose is to incur Project Financing, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity with such principal purpose, and substantially all the assets of which Subsidiary or Business Entity are limited to those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by a Project Financing or to Equity Interests in, or Debt or other obligations of, one or more other such Subsidiaries or Business Entities.

     “Register” has the meaning specified in Section 12.07(c).

     “Related Person” means, with respect to any member of the group comprised of a particular Business Entity and its Affiliates and the respective directors, officers, employees or agents of such Business Entity and its Affiliates, each other member of such group.

     “Relevant Period” has the meaning specified in Section 4.01(e).

     “Request for Canadian Credit Extension” means (a) with respect to a Canadian Committed Borrowing, or conversion or continuation of Canadian Committed Loans (including Bankers’ Acceptances), a Canadian Committed Borrowing Notice, (b) with respect to a Canadian Bid Loan, a Canadian Bid Request, (c) with respect to a Canadian L/C Credit Extension, a Canadian Letter of Credit Application, and (d) with respect to a Canadian Swing Line Loan, a Canadian Swing Line Borrowing Notice.

     “Request for US Credit Extension” means (a) with respect to a US Committed Borrowing, or conversion or continuation of US Committed Loans, a US Committed Borrowing Notice, (b) with respect to a US Bid Loan, a US Bid Request, (c) with respect to a US L/C Credit Extension, a US Letter of Credit Application, and (d) with respect to a US Swing Line Loan, a US Swing Line Borrowing Notice.

     “Required Lenders” means, as of any date of determination, (i) for purposes of voting with respect to the exercise of remedies under Section 9.02(b), Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), and (ii) for all other purposes, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Committed Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, Lenders holding in the aggregate more than 50%

of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that for purposes of clauses (i) and (ii) above, the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     “Responsible Officer” means the chief executive officer, president, chief financial officer, vice president-corporate finance, vice president-finance, or treasurer of a Loan Party.

     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

     “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of Parent or an ERISA Affiliate and no Person other than Parent and its ERISA Affiliates or (ii) was so maintained and in respect of which Parent or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     “Subsidiary” means, as to any Person, any Business Entity of which shares of stock or other Equity Interests having ordinary voting power (other than stock or such other Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Business Entity are at the time owned, directly or indirectly through one or more Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Parent.

     “Swing Line Loans” means, collectively, the US Swing Line Loans and the Canadian Swing Line Loans.

     “Taxes” has the meaning specified in Section 5.01(a).

     “Termination Event” means (i) a “reportable event,” as such term is described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (ii) the withdrawal of Parent or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by Parent or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of Parent or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, or (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (vii) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     “Total Canadian Outstandings” means the aggregate Outstanding Amount of all Canadian Loans (including all Bankers’ Acceptances) and all Canadian L/C Obligations.

     “Total Outstandings” means the aggregate amount of all Total US Outstandings and all Total Canadian Outstandings.

     “Total US Outstandings” means the aggregate Outstanding Amount of all US Loans and all US L/C Obligations.

     “Transactions” means the execution, delivery and performance by the Canadian Borrowers and Parent (as applicable) of this Agreement and the other Financing Documents and the Credit Extensions contemplated hereby and the guaranties provided for under Article X.

     “Type” means (i) with respect to a US Committed Loan, its character as a US Base Rate Committed Loan or a US Eurodollar Rate Committed Loan, (ii) with respect to a US Bid Loan, its character as a US Absolute Rate Loan or a US Eurodollar Margin Bid Loan, (iii) with respect to a Canadian Committed Loan, its character as a Canadian Prime Rate Committed Loan, a Canadian Base Rate Committed Loan, a Canadian C$ Eurodollar Rate Committed Loan, a Canadian US$ Eurodollar Rate Committed Loan or a BA, (iv) with respect to a Canadian Bid Loan, its character as a Canadian C$ Absolute Rate Loan, a Canadian US$ Absolute Rate Loan, a Canadian C$ Eurodollar Margin Bid Loan or a Canadian US$ Eurodollar Margin Bid Loan.

     “United States” and “U.S.” mean the United States of America.

     “US Absolute Rate Loan” means a US Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

     “US Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 50 Basis Points and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “base rate” or “prime rate.” The “base rate” or “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     “US Base Rate Committed Loan” means a US Committed Loan that is a US Base Rate Loan.

     “US Base Rate Loan” means a US Loan that bears interest based on the US Base Rate.

     “US Bid Borrowing” means a borrowing consisting of simultaneous US Bid Loans of the same Type in US Dollars from each of the US Lenders whose offer to make one or more US Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

     “US Bid Loan” has the meaning specified in Section 2.03(a).

     “US Bid Loan Lender” means, in respect of any US Bid Loan, the US Lender making such US Bid Loan to the US Facility Borrower.

     “US Bid Request” means a written request for one or more US Bid Loans substantially in the form of Exhibit B(US)-1.

     “US Borrowing” means a US Committed Borrowing, a US Bid Borrowing or a US Swing Line Borrowing, as the context may require.

     “US Commitment” means, as to each Lender, its obligation to (a) make US Committed Loans to the US Facility Borrower pursuant to Section 2.01, (b) purchase participations in US L/C Obligations and (c) purchase participations in US Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth on Schedule 2.01 (or in the Assignment and Assumption pursuant to which such Lender assumed its US Commitment) and designated as such Lender’s “US Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement.

     “US Committed Borrowing” means a borrowing consisting of simultaneous US Committed Loans of the same Type and, in the case of US Eurodollar Rate Committed Loans, having the same Interest Period, made by each of the US Lenders pursuant to Section 2.01.

     “US Committed Borrowing Notice” means a notice of (a) a US Committed Borrowing, (b) a conversion of US Committed Loans from one Type to another, or (c) a continuation of US Eurodollar Rate Committed Loans, in each case, pursuant to Section 2.02(a), which notice, if in writing, shall be substantially in the form of Exhibit A(US).

     “US Committed Loan” has the meaning specified in Section 2.01.

     “US Competitive Bid” means a written offer by a Lender to make one or more US Bid Loans, substantially in the form of Exhibit B(US)-2, duly completed and signed by a Lender.

     “US Credit Extension” means each of the following: (a) a US Borrowing and (b) a US L/C Credit Extension.

     “US Defaulting Lender” means any US Lender that (a) has failed to fund any portion of a US Committed Loan, a participation in a US L/C Obligation or a participation in a US Swing Line Loan required to be funded or purchased by it hereunder within one Business Day of the date required to be funded or purchased by it hereunder, if such failure has not been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (unless such failure is the subject of a good faith dispute) within one Business Day of the date when due, if such failure has not been cured, or (c) has been deemed insolvent or has become the subject of a bankruptcy or insolvency proceeding.

     “US Dollar” and “US $” mean lawful money of the United States.

     “US Dollar Equivalent” means, on any date of determination, the equivalent in US Dollars of any value or sum denominated in Canadian Dollars using the rate of exchange quoted by Bank of Canada on the Business Day preceding the day as of which any determination of such rate is required to be made under the terms hereof as the noon mid-market spot rate for conversions of Canadian Dollars into US Dollars.

     “US Dollar Eurodollar Rate” means for any Interest Period with respect to a US Dollar Eurodollar Rate Loan or a Canadian US$ Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate (carried to the fifth decimal place) determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in US Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the US Dollar Eurodollar Rate Loan or Canadian US$ Eurodollar Rate Loan being made, continued or converted by the Administrative Agent (or, in the case of a US Eurodollar Margin Bid Loan, the applicable US Bid Loan Lender, or, in the case of a Canadian US$ Eurodollar Margin Bid Loan, the applicable Canadian Bid Loan Lender) and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     “US Dollar Eurodollar Rate Loan” means a US Eurodollar Rate Committed Loan or a US Eurodollar Margin Bid Loan.

     “US Eurodollar Bid Margin” means the margin above or below the US Dollar Eurodollar Rate to be added to or subtracted from the US Dollar Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one Basis Point.

     “US Eurodollar Margin Bid Loan” means a US Bid Loan that bears interest at a rate based upon the US Dollar Eurodollar Rate.

     “US Eurodollar Rate Committed Loan” means a US Committed Loan that bears interest at a rate based on the US Dollar Eurodollar Rate.

     “US Facility” means, collectively, the financing facilities provided for under Article II.

     “US Facility Borrower” has the meaning specified in the introductory paragraph hereto.

     “US Facility Fee” has the meaning specified in Section 4.02(a)(i).

     “US L/C Advance” means, with respect to each US Lender, such Lender’s funding of its participation in any US L/C Borrowing in accordance with its Pro Rata Share.

     “US L/C Borrowing” means an extension of credit resulting from a drawing under any US Letter of Credit that has not been reimbursed on the date when made or refinanced as a US Committed Borrowing.

     “US L/C Credit Extension” means, with respect to any US Letter of Credit, the issuance thereof, extension of the expiry date thereof, or the increase of the amount thereof.

     “US L/C Issuer” means any of (i) JPMCB, (ii) Bank of America and (iii) any other US Lender that may issue US Letters of Credit hereunder, as mutually agreed to by Administrative Agent, US Facility Borrower and such Lender, in such Person’s capacity as issuer of US Letters of Credit hereunder, or any successor issuer of US Letters of Credit hereunder.

     “US L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding US Letters of Credit plus, without duplication, the aggregate of all US L/C Borrowings, including all US Unreimbursed Amounts. For all purposes of this Agreement, if on any date of determination a US Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such US Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

     “US Lender” means a Lender with a US Commitment or outstanding US Loans, US L/C Advances or participations in US Swing Line Loans.

     “US Letter of Credit” means any letter of credit issued by a US L/C Issuer for the account of the US Facility Borrower under Article III hereof. A US Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     “US Letter of Credit Application” means an application and agreement for the issuance or amendment of a US Letter of Credit in the form acceptable to the US Facility Borrower and the applicable US L/C Issuer, which may be in the standard form of such US L/C Issuer, such form to be modified as agreed to by the US Facility Borrower and such US L/C Issuer to conform the nature, scope and extent of the rights and obligations of the parties thereto set forth herein (and as generally reflected in Exhibit E-1, in the case of a standby US Letter of Credit, and Exhibit E-2, in the case of a commercial US Letter of Credit) and otherwise to conform the provisions thereof to the provisions hereof. Without prejudice to Section 2.04(k), the forms of the standby and commercial Letter of Credit applications attached hereto as Exhibit E-1 and E-2, as applicable, shall be deemed to satisfy the foregoing requirements as to conformity.

     “US Letter of Credit Fee” has the meaning specified in Section 2.04(i).

     “US Letter of Credit Sublimit” means, as at any date of determination, an amount equal to US $750,000,000 (as such amount may be increased pursuant to Section 4.08 or reduced pursuant to Section 4.09) minus the aggregate amount of Canadian L/C Obligations then outstanding. The US Letter of Credit Sublimit is part of, and not in addition to, the Aggregate US Commitments.

     “US Loan” means an extension of credit by a Lender to the US Facility Borrower pursuant to Article II in the form of a US Committed Loan, a US Bid Loan or a US Swing Line Loan.

     “US Note” means a promissory note made by the US Facility Borrower in favor of any US Lender requesting such a note evidencing US Loans made by such Lender, substantially in the form of Exhibit D-1.

     “US Obligations” means all Obligations other than Canadian Obligations.

     “US Required Lenders” means, as of any date of determination, US Lenders having more than 50% of the Aggregate US Commitments or, if the commitment of each US Lender to make US Committed Loans and the obligation of each US L/C Issuer to make US L/C Credit Extensions have been terminated pursuant to Section 9.02, US Lenders holding in the aggregate more than 50% of the Total US Outstandings (with the aggregate amount of each US Lender’s risk participation and funded participation in US L/C Obligations and US Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the US Commitment of, and the portion of the Total US Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of US Required Lenders.

     “US Swing Line” means the revolving credit facility made available by the US Swing Line Lender pursuant to Section 2.05.

     “US Swing Line Borrowing” means a borrowing of a US Swing Line Loan pursuant to Section 2.05.

     “US Swing Line Borrowing Notice” means a notice of a US Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C(US).

     “US Swing Line Lender” means JPMCB or any other US Lender that may provide US Swing Line Loans hereunder, as mutually agreed to by the Administrative Agent and the US Facility Borrower, in such Person’s capacity as provider of US Swing Line Loans hereunder, or any successor swing line lender hereunder.

     “US Swing Line Loan” has the meaning specified in Section 2.05(a).

     “US Swing Line Rate” means on any day a fluctuating rate of interest per annum equal to the US Base Rate.

     “US Swing Line Sublimit” means an amount equal to US $40,000,000, as such amount may be increased pursuant to Section 4.08 or reduced pursuant to Section 4.09. The US Swing Line Sublimit is part of, and not in addition to, the Aggregate US Commitments.

     “US Unreimbursed Amount” has the meaning specified in Section 2.04(c)(ii).

     “Utilization Fee” has the meaning specified in Section 4.02(b).

     “Withdrawal Liability” shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) the term “document” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, whether in physical or electronic form, and any definition of or reference to a particular document shall be construed as referring to such document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect, (f) all references herein to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and (g) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” References herein to the taking of any action hereunder of an administrative nature by any Borrower shall be deemed to include references to Parent taking such action on such Borrower’s behalf, and the Administrative Agent and the Lenders are expressly authorized to accept any such action taken by Parent as having the same effect as if taken by such Borrower. Each reference herein to the “knowledge” of Parent or any other Borrower shall be deemed to be a reference to the knowledge of any Responsible Officer of Parent or such other Borrower.

     1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature and all financial data (including financial ratios and calculations) shall be construed in accordance with GAAP, as in effect from time to time; provided that, if any change in GAAP, or in the application thereof, occurring after December 31, 2003, would result in any provision hereof (including any covenant contained in Article VIII and related definitions) being calculated or construed in a different manner or with different results than if such provision were calculated or construed in accordance with GAAP as in effect on December 31, 2003, the Administrative Agent, the Lenders and the Borrowers agree, upon request by Parent to the Administrative Agent or by the Administrative Agent to Parent, to amend such provision (including the covenants contained in Article VIII and related definitions) so that the relative protection afforded thereby to the Lenders and the relative flexibility afforded thereby to Parent and each other Borrower will in substance be retained after such amendment; provided, however, that until such amendment becomes effective hereunder, such provision (including the covenants as set forth herein and related definitions) shall remain in full force and effect, and those terms and accounting principles applicable to Parent and its consolidated Subsidiaries in accordance with GAAP as in effect on December 31, 2003, shall be applied to determine whether or not Parent and each other Borrower and their respective Subsidiaries are in compliance with such covenants and other provisions.

     1.04 Rounding. Any financial ratios required to be maintained by Parent pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with rounding-up if there is no nearest number).

     1.05 US Dollar Equivalent. Except for the purposes of determining any amounts under Section 3.10, for the purpose of determining any amount relating to any Commitment or any Obligation or any amount referred to in any representation or warranty, covenant or Event of Default, where such amount is the result of any mathematical calculation or equation or other determination that includes amounts denominated in US Dollars, all relevant amounts included in such calculation or equation that are denominated in Canadian Dollars shall be calculated, as of such time of determination, at the US Dollar Equivalent thereof.

     1.06 Letter of Credit Amounts. Unless otherwise expressly specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

     1.07 Time of Day. Unless otherwise expressly specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

     1.08 Determinations Made in Good Faith. All determinations hereunder made by any party hereto shall be made in good faith.

ARTICLE II.
US FACILITY

     2.01 US Committed Loans. Subject to the terms and conditions set forth herein, each US Lender severally agrees to make loans to the US Facility Borrower from time to time (each such loan, a “US Committed Loan”), on any Business Day during the Availability Period, provided, however, that after giving effect to any US Committed Borrowing, (i) the Total US Outstandings shall not exceed the Aggregate US Commitments and (ii) the aggregate Outstanding Amount of the US Committed Loans of any US Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all US L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all US Swing Line Loans shall not exceed the US Commitment of such Lender. Within the limits of the US Commitment of each US Lender, and subject to the other terms and conditions hereof, the US Facility Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. US Committed Loans may be US Base Rate Committed Loans or US Eurodollar Rate Committed Loans, as further provided herein.

     2.02 US Committed Borrowings; Conversions and Continuations of US Committed Loans.

     (a) Each US Committed Borrowing, each conversion of US Committed Loans from one Type to the other, and each continuation of US Eurodollar Rate Committed Loans shall be made upon the US Facility Borrower’s irrevocable (except as provided in Section 5.03(a)) notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:00 noon on the third Business Day prior to the requested date of any borrowing of, conversion to or continuation of US Eurodollar Rate Committed Loans or of any conversion of US Eurodollar Rate Committed Loans to US Base Rate Committed Loans, and (ii) 10:00 a.m. on the requested date of any borrowing of US Base Rate Committed Loans. Each telephonic notice by the US Facility Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written US Committed Borrowing Notice, appropriately completed and signed by a Responsible Officer of the US Facility Borrower. Each borrowing of, conversion to or continuation of US Eurodollar Rate Committed Loans shall be in a principal amount of US $5,000,000 or a whole multiple of US $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each borrowing of or conversion to US Base Rate Committed Loans shall be in a principal amount of US $1,000,000 or a whole multiple of US $1,000,000 in excess thereof. Each US Committed Borrowing Notice (whether telephonic or written) shall specify (i) whether the US Facility Borrower is requesting a US Committed Borrowing, a conversion of US Committed Loans from one Type to another, or a continuation of US Eurodollar Rate Committed Loans, (ii) the requested date of the US Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of US Committed Loans to be borrowed, converted or continued, (iv) the Type of US Committed Loans to be borrowed or to which existing US Committed Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the US Facility Borrower fails to specify a Type of US Committed Loan in a US Committed Borrowing Notice or if the US Facility Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable US Committed Loans shall be made as, or converted to, US Base Rate Committed Loans. Any such automatic conversion to US Base Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable US Eurodollar Rate Committed Loans. If the US Facility Borrower requests a borrowing of, conversion to, or continuation of US Eurodollar Rate Committed Loans in any such US Committed Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a US Committed Borrowing Notice, the Administrative Agent shall promptly notify each US Lender of the amount of its Pro Rata Share of the applicable US Committed Borrowing, and if no timely notice of a conversion or continuation is provided by the US Facility Borrower, the Administrative Agent shall notify each US Lender of the details of any automatic conversion to US Base Rate Committed Loans described in the preceding subsection. In the case of a US Committed Borrowing, each US Lender shall make the amount of its US Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the requested date of the US Committed Borrowing specified in the applicable US Committed Borrowing Notice. Upon satisfaction of the conditions set forth in Section 6.02, the Administrative Agent shall make all funds so received available to the US Facility Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the US Facility Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the US Facility Borrower; provided, however, that if, on the requested or deemed requested date of any US Committed Borrowing, there are US L/C Borrowings outstanding, then the proceeds of such US Committed Borrowing shall be applied first to the payment in full of any such US L/C Borrowings, and second, shall be made available to the US Facility Borrower as provided above.

     (c) Except as otherwise provided herein, a US Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such US Eurodollar Rate Committed Loan.

     2.03 US Bid Loans.

     (a) General. Subject to the terms and conditions set forth herein, each US Lender agrees that the US Facility Borrower may from time to time request the US Lenders to submit offers to make loans in US Dollars (each such loan, a “US Bid Loan”), prior to the Maturity Date, pursuant to this Section 2.03 for requested maturities and interest periods of (i) 14 to 180 days, in the case of US Absolute Rate Loans, or (ii) 1, 2, 3 or 6 months, and to the extent available to all US Lenders, 9 or 12 months, in the case of US Eurodollar Margin Bid Loans, to the US Facility Borrower in US Dollars; provided, however, that after giving effect to any US Bid Borrowing, the Total US Outstandings shall not exceed the Aggregate US Commitments. US Bid Loans can be US Absolute Rate Loans or US Eurodollar Margin Bid Loans. There shall not be more than seven different Interest Periods in effect with respect to US Bid Loans at any time.

     (b) Requesting US Competitive Bids. The US Facility Borrower may request the submission of US Competitive Bids by delivering a US Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any US Bid Borrowing that is to consist of US Absolute Rate Loans or (ii) four Business Days prior to the requested date of any US Bid Borrowing that is to consist of US Eurodollar Margin Bid Loans. Each US Bid Request shall specify (i) the requested date of the US Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of US Bid Loans requested (which must be US $5,000,000 or a whole multiple of US $1,000,000 in excess thereof), (iii) the Type of US Bid Loans requested and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the US Facility Borrower. No US Bid Request shall contain a request for (i) more than one Type of US Bid Loan or (ii) US Bid Loans having more than three different Interest Periods.

     (c) Submitting US Competitive Bids.

          (i) The Administrative Agent shall promptly notify each US Lender of each US Bid Request received by it from the US Facility Borrower and the contents of such US Bid Request.

          (ii) Each US Lender may (but shall have no obligation to) submit a US Competitive Bid containing an offer to make one or more US Bid Loans in response to such US Bid Request. Such US Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any US Bid Borrowing that is to consist of US Absolute Rate Loans, and (B) three Business Days prior to the requested date of any US Bid Borrowing that is to consist of US Eurodollar Margin Bid Loans; provided, however, that any US Competitive Bid submitted by the Administrative Agent in its capacity as a Lender in response to any US Bid Request must be submitted directly to the US Facility Borrower not later than 10:15 a.m. on the date on which US Competitive Bids are required to be delivered by the other US Lenders in response to such US Bid Request. Each US Competitive Bid shall specify (A) the proposed date of the US Bid Borrowing; (B) the principal amount of each US Bid Loan for which such US Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the US Commitment of the bidding Lender, (y) must be US $5,000,000 or a whole multiple of US $1,000,000 in excess thereof, and (z) may not exceed the principal amount of US Bid Loans for which US Competitive Bids were requested; (C) if the proposed US Bid Borrowing is to consist of US Absolute Rate Loans, the Absolute Rate offered for each such US Bid Loan and the Interest Period applicable thereto; (D) if the proposed US Bid Borrowing is to consist of US Eurodollar Margin Bid Loans, the US Eurodollar Bid Margin with respect to each such US Eurodollar Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

          (iii) Any US Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a US Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable US Bid Request, or (E) is otherwise not responsive to such US Bid Request. Any Lender may correct its US Competitive Bid containing a manifest error by submitting a corrected US Competitive Bid (identified as such) not later than the applicable time required for submission of US Competitive Bids. Any such submission of a corrected US Competitive Bid shall constitute a revocation of the US Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s US Competitive Bid.

          (iv) Subject only to the provisions of Sections 5.02, 5.03 and 6.02 and clause (iii) above, each US Competitive Bid shall be irrevocable.

     (d) Notice to US Facility Borrower of US Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any US Bid Borrowing that is to consist of US Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any US Bid Borrowing that is to consist of US Eurodollar Margin Bid Loans, the Administrative Agent shall notify the US Facility Borrower of the identity of each Lender that has submitted a US Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such US Competitive Bid.

     (e) Acceptance of US Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any US Bid Borrowing that is to consist of US Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any US Bid Borrowing that is to consist of US Eurodollar Margin Bid Loans, the US Facility Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The US Facility Borrower shall be under no obligation to accept any US Competitive Bid and may choose to reject all US Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of US Competitive Bids for each Interest Period that is accepted. The US Facility Borrower may accept any US Competitive Bid in whole or in part; provided that:

          (i) the aggregate principal amount of each US Bid Borrowing may not exceed the applicable amount set forth in the related US Bid Request;

          (ii) the principal amount of each US Bid Loan must be US $5,000,000 or a whole multiple of US $1,000,000 in excess thereof;

          (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or US Eurodollar Bid Margins within each Interest Period; and

          (iv) the US Facility Borrower may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

     (f) Procedure for Identical US Bids. If two or more Lenders have submitted US Competitive Bids at the same Absolute Rate or US Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such US Competitive Bids in whole (together with any other US Competitive Bids at lower Absolute Rates or US Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable US Bid Borrowing to exceed the amount specified therefor in the related US Bid Request, then, unless otherwise agreed by the US Facility Borrower, the Administrative Agent and such Lenders, such US Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in its US Competitive Bid in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of US $100,000.

     (g) Notice to Lenders of Acceptance or Rejection of US Bids. The Administrative Agent shall promptly notify each Lender having submitted a US Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the US Bid Loan or US Bid Loans to be made by it on the date of the applicable US Bid Borrowing. Any US Competitive Bid or portion thereof that is not accepted by the US Facility Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.

     (h) Notice of US Dollar Eurodollar Rate. If any US Bid Borrowing is to consist of US Eurodollar Margin Bid Loans, the Administrative Agent shall determine the US Dollar Eurodollar Rate for the relevant Interest Period, and promptly after making such determination, shall notify the US Facility Borrower and the Lenders that will be participating in such US Bid Borrowing of such US Dollar Eurodollar Rate.

     (i) Funding of US Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its US Competitive Bid has been accepted by the US Facility Borrower shall make the amount of its US Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested US Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 6.02, the Administrative Agent shall make all funds so received available to the US Facility Borrower in like funds as received by the Administrative Agent.

     (j) Notice of Range of US Bids. After each US Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a US Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each US Bid Loan and the aggregate amount of each US Bid Borrowing.

     (k) For greater certainty, no Lender shall be obligated to acquire a participation or otherwise share the risk of any US Bid Loan provided by another Lender and no US Bid Loan Lender shall be obligated to share or otherwise pay to any other Lender any portion of interest or principal received in respect of any US Bid Loan made by it.

     2.04 US Letters of Credit.

     (a) The US Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) each US L/C Issuer agrees, in reliance upon the agreements of the other US Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue US Letters of Credit for the account of the US Facility Borrower, and to amend or renew US Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the US Letters of Credit issued by it; and (B) the US Lenders severally agree to participate in US Letters of Credit issued for the account of the US Facility Borrower and any drawings thereunder; provided that after giving effect to any US L/C Credit Extension with respect to any US Letter of Credit, (x) the Total US Outstandings shall not exceed the Aggregate US Commitments, (y) the aggregate Outstanding Amount of the

US Committed Loans of any US Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all US L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all US Swing Line Loans shall not exceed such Lender’s US Commitment, and (z) the Outstanding Amount of the US L/C Obligations shall not exceed the US Letter of Credit Sublimit. Each request by the US Facility Borrower for the issuance or amendment of a US Letter of Credit shall be deemed to be a representation by the US Facility Borrower that the US L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the US Facility Borrower’s ability to obtain US Letters of Credit shall be fully revolving, and accordingly the US Facility Borrower may, during the foregoing period, obtain US Letters of Credit to replace US Letters of Credit that have expired or that have been drawn upon and reimbursed.

          (ii) A US L/C Issuer shall not issue any US Letter of Credit if the expiry date of such requested US Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the US Lenders have approved such expiry date.

          (iii) A US L/C Issuer shall not be under any obligation to issue any US Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such US L/C Issuer from issuing such US Letter of Credit, or any Law applicable to such US L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such US L/C Issuer shall prohibit, or request that such US L/C Issuer refrain from, the issuance of letters of credit generally or such US Letter of Credit in particular or shall impose upon such US L/C Issuer with respect to such US Letter of Credit any restriction, reserve or capital requirement (for which such US L/C Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such US L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the date hereof and that such US L/C Issuer in good faith deems material to it, unless the US Facility Borrower confirms that it will pay the foregoing;

(B) the issuance of such US Letter of Credit would violate any Laws;

(C) except as otherwise agreed by the Administrative Agent and such US L/C Issuer, such US Letter of Credit is in an initial face amount less than US $10,000; or

(D) such US Letter of Credit is to be denominated in a currency other than US Dollars.

          (iv) A US L/C Issuer shall not amend any US Letter of Credit if such US L/C Issuer would not be permitted at such time to issue such US Letter of Credit in its amended form under the terms hereof.

          (v) A US L/C Issuer shall be under no obligation to amend any US Letter of Credit if (A) such US L/C Issuer would have no obligation at such time to issue such US Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such US Letter of Credit does not accept the proposed amendment to such US Letter of Credit.

     (b) Procedures for Issuance and Amendment of US Letters of Credit.

          (i) Each US Letter of Credit shall be issued or amended, as the case may be, upon the request of the US Facility Borrower delivered to a US L/C Issuer (with a copy to the Administrative Agent) in the form of a US Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the US Facility Borrower. Such US Letter of Credit Application must be received by the applicable US L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such US L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a US Letter of Credit, such US Letter of Credit Application shall specify in form and detail satisfactory to the applicable US L/C Issuer: (A) the proposed issuance date of the requested US Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable US L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding US Letter of Credit, such US Letter of Credit Application shall specify in form and detail satisfactory to the applicable US L/C Issuer (A) the US Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable US L/C Issuer may require. Additionally, the US Facility Borrower shall furnish to the applicable US L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested US Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable US L/C Issuer or the Administrative Agent may reasonably require.

          (ii) Promptly after receipt of any US Letter of Credit Application, the applicable US L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such US Letter of Credit Application from the US Facility Borrower and, if not, the applicable US L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable US L/C Issuer has received written notice from any

Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable US Letter of Credit, that one or more applicable conditions contained in Article VI shall not then be satisfied, then, subject to the terms and conditions hereof, such US L/C Issuer shall, on the requested date, issue a US Letter of Credit for the account of the US Facility Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such US L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each US Letter of Credit, each US Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable US L/C Issuer a risk participation in such US Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share and the amount of such US Letter of Credit.

          (iii) Promptly after its delivery of any US Letter of Credit or any amendment to a US Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable US L/C Issuer will also deliver to the US Facility Borrower and the Administrative Agent a true and complete copy of such US Letter of Credit or amendment. Upon the request of any US Lender, the Administrative Agent will notify such US Lender of the amount of the US LC Obligations as of the date of such request.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) If a US L/C Issuer shall make any payment pursuant to a Letter of Credit, it shall promptly notify the US Facility Borrower and the Administrative Agent thereof, and the US Facility Borrower shall, not later than 2:00 p.m. on the Business Day immediately following the day that the US Facility Borrower receives notice of such payment, reimburse the applicable US L/C Issuer through the Administrative Agent in an amount equal to the amount of such payment; provided that, if prior to 10:00 a.m. on the date such reimbursement is due, the Administrative Agent shall not have received notice from the US Facility Borrower that the US Facility Borrower shall reimburse such payment when due, the US Facility Borrower shall be deemed, without notice or any further action, to have irrevocably requested, at such time and in accordance with Section 2.02 (but without regard to the minimum and multiples for the principal amount of US Committed Borrowings specified therein), that, subject to the first proviso set forth in Section 2.01 and the conditions set forth in Section 6.02, the US Lenders make, on the date such reimbursement is due, US Base Rate Committed Loans in the amount of such reimbursement, and that the Administrative Agent make the proceeds thereof available to the applicable US L/C Issuer. The US Facility Borrower’s obligation to reimburse such payment shall, to the extent such reimbursement is so financed, be discharged and replaced by the resulting US Base Rate Committed Loans.

          (ii) If the US Facility Borrower fails (including as a result of the nonsatisfaction of the conditions set forth in Section 6.02) to reimburse all or any portion of the amount drawn under any US Letter of Credit when due (any such unreimbursed amount, the “US Unreimbursed Amount”), the Administrative Agent shall promptly notify each US Lender of such US Unreimbursed Amount, such Lender’s Pro Rata Share thereof and the time (which shall be reasonably proximate to the time of such notice) by which such Lender must fund such share, and each US Lender (including any Lender acting as a US L/C Issuer) shall, upon any such notice, make funds available to the Administrative Agent for the account of the applicable US L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the US Unreimbursed Amount not later than the time specified in such notice. The Administrative Agent shall remit the funds so received to the applicable US L/C Issuer. Each US Lender’s payment to the Administrative Agent for the account of the applicable US L/C Issuer pursuant to this paragraph shall be deemed payment in respect of its participation in such US L/C Borrowing and shall constitute a US L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

          (iii) Any notice given by a US L/C Issuer or the Administrative Agent pursuant to Section 2.04(c)(i) or 2.04(c)(ii) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

          (iv) Each US L/C Borrowing shall bear interest at a per annum rate equal to the US Base Rate; provided that if the US Facility Borrower fails to reimburse or otherwise discharge such US L/C Borrowing when due pursuant to Section 2.04(c)(i), then Section 4.01(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable US L/C Issuer, except that interest accrued on and after the date of funding of a US L/C Advance by any US Lender pursuant to Section 2.04(c)(ii) to reimburse the US L/C Issuer shall be for the account of such Lender to the extent of such payment.

          (v) Each US Lender’s obligation to make US L/C Advances to reimburse the applicable US L/C Issuer for amounts drawn under US Letters of Credit issued by it, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the applicable US L/C Issuer, the US Facility Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a US L/C Advance shall relieve or otherwise impair the obligation of the US Facility Borrower to reimburse the applicable US L/C Issuer for the amount of any payment made by such US L/C Issuer under any US Letter of Credit issued by it, together with interest as provided herein.

          (vi) If any US Lender fails to make available to the Administrative Agent for the account of the applicable US L/C Issuer any US L/C Advance required to be made by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the applicable US L/C Issuer shall be entitled to recover from such Lender (acting through the

Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable US L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the applicable US L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) Repayment of Participations.

          (i) At any time after a US L/C Issuer has made a payment under any US Letter of Credit issued by it and has received from any US Lender such Lender’s US L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the applicable US L/C Issuer any payment in respect of the related US Unreimbursed Amount or interest thereon (whether directly from the US Facility Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s US L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of a US L/C Issuer pursuant to Section 2.04(c)(i) is invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the applicable US L/C Issuer in its discretion) to be paid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, each US Lender shall pay to the Administrative Agent for the account of the applicable US L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is funded by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the applicable US L/C Issuer.

     (e) Obligations Absolute. The obligation of the US Facility Borrower to reimburse a US L/C Issuer for each drawing under each US Letter of Credit issued by it and to repay each US L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such US Letter of Credit, this Agreement, or any other Financing Document;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the US Facility Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such US Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such

US L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such US Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such US Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such US Letter of Credit;

          (iv) any payment by the applicable US L/C Issuer under such US Letter of Credit (A) against presentation of a draft or certificate that does not strictly comply with the terms of such US Letter of Credit provided that, notwithstanding such failure to present a draft or certificate that strictly complies with the terms of such US Letter of Credit, either (1) the amount paid under such US Letter of Credit discharges a debt or other obligation otherwise then due and payable from the US Facility Borrower or any of its Subsidiaries to the beneficiary of such US Letter of Credit or (2) the draft or certificate substantially complies with the terms of such US Letter of Credit or (B) to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such US Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the US Facility Borrower or any Subsidiary.

     The US Facility Borrower shall promptly (as provided in the applicable Issuer Document) examine a copy of each US Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the US Facility Borrower’s instructions or other irregularity, the US Facility Borrower will promptly notify the applicable US L/C Issuer. The US Facility Borrower shall be conclusively deemed to have waived any such claim against the applicable US L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of US L/C Issuer. Each Lender and the US Facility Borrower agree that, in paying any drawing under a US Letter of Credit, the applicable US L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the US Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the US L/C Issuers or any of the respective Related Persons or correspondents, participants or assignees of any of the US L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the US Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any US Letter of Credit or US Letter of Credit Application. The US Facility Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any US Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the US Facility Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the US L/C Issuers or any of the respective Related Persons or correspondents, participants or assignees of any US L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the US Facility Borrower may have a claim against a US L/C Issuer, and a US L/C Issuer may be liable to the US Facility Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the US Facility Borrower that the US Facility Borrower proves were caused by such US L/C Issuer’s willful misconduct or gross negligence or such US L/C Issuer’s willful failure to pay under any US Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s), as applicable, strictly complying with the terms and conditions of a US Letter of Credit issued by it. In furtherance and not in limitation of the foregoing, a US L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and a US L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a US Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. With respect to any Cash Collateralization of US L/C Obligations required pursuant to Section 9.02(c) or 2.06(d), the US Facility Borrower hereby grants to the Administrative Agent, for the benefit of the US L/C Issuers and the US Lenders, a security interest in all such cash, deposit accounts and balances therein constituting or containing cash delivered by the US Facility Borrower expressly in satisfaction of its obligation to Cash Collateralize pursuant hereto, and designated by the US Facility Borrower as such, and all proceeds of the foregoing. Such cash collateral shall be maintained in blocked deposit accounts at the Administrative Agent and the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Pending application thereof, such cash collateral shall be invested by the Administrative Agent, at the US Facility Borrower’s risk and expense, in such short-term interest bearing investments as the Administrative Agent may choose after consultation with the US Facility Borrower. Interest or profits, if any, on such investments shall accumulate in such account and upon request of the US Facility Borrower shall, unless an Event of Default shall have occurred and is continuing or, after giving effect to such distribution, the Outstanding Amount of US L/C Obligations shall exceed the amount of cash collateral, be distributed to the US Facility Borrower. Moneys in such account (i) prior to the acceleration of maturity of Loans, shall be applied by the Administrative Agent to reimburse the US L/C Issuers for drawings under US Letters of Credit for which such US L/C Issuers have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Facility Borrower for the drawings under the US Letters of Credit and (ii) after the acceleration of maturity of Loans, shall be applied by the Administrative Agent in accordance with Section 9.04.

     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable US L/C Issuer and the US Facility Borrower, when a US Letter of Credit is issued,

(i) the rules of the ISP shall apply to each standby US Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial US Letter of Credit.

     (i) US Letter of Credit Fees. The US Facility Borrower shall pay to the Administrative Agent for the account of each US Lender in accordance with its Pro Rata Share a US Letter of Credit fee (the “US Letter of Credit Fee”) for each US Letter of Credit equal to (i) in the case of US Letters of Credit that are Direct Credit Substitutes, 100% of the Applicable Margin times the daily maximum amount available to be drawn under such US Letter of Credit, and (ii) in the case of US Letters of Credit that are not Direct Credit Substitutes, 50% of the Applicable Margin times the daily maximum amount available to be drawn under such US Letter of Credit. US Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such US Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each standby US Letter of Credit shall be computed and multiplied by the applicable percentage specified above of the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to US L/C Issuers. The US Facility Borrower shall pay directly to each US L/C Issuer for its own account a fronting fee, with respect to each US Letter of Credit issued by it, at a rate of 12.5 Basis Points per annum, payable on the actual daily maximum amount available to be drawn under such US Letter of Credit. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such US Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the US Facility Borrower shall pay directly to each US L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such US L/C Issuer relating to letters of credit issued by it as agreed to by the US Facility Borrower and the applicable US L/C Issuer. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (l) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.04(a), a US Letter of Credit issued hereunder shall, upon the request of the US Facility Borrower, be issued for the account of any Subsidiary of the US Facility Borrower, provided that notwithstanding such request, the US Facility Borrower shall be the actual account party for all purposes of this Agreement for such US Letter of Credit, and such request shall not affect the US Facility Borrower’s reimbursement obligations hereunder with respect to such US Letter of Credit.

     2.05 US Swing Line Loans.

     (a) The US Swing Line. Subject to the terms and conditions set forth herein, the US Swing Line Lender agrees to make loans (each such loan, a “US Swing Line Loan”) to the US Facility Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the US Swing Line Sublimit, notwithstanding the fact that such US Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of US Committed Borrowings and US L/C Obligations of the Lender acting as US Swing Line Lender, may exceed the amount of such Lender’s US Commitment; provided, however, that after giving effect to any US Swing Line Loan, (i) the Total US Outstandings shall not exceed the Aggregate US Commitments and (ii) the aggregate Outstanding Amount of the US Committed Loans of any US Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all US L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all US Swing Line Loans shall not exceed such Lender’s US Commitment; and provided, further, that the US Facility Borrower shall not use the proceeds of any US Swing Line Loan to refinance any outstanding US Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the US Facility Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each US Swing Line Loan shall be a US Base Rate Loan. Immediately upon the making of a US Swing Line Loan, each US Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the US Swing Line Lender a risk participation in such US Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such US Swing Line Loan.

     (b) US Swing Line Borrowing Procedures. Each US Swing Line Borrowing shall be made upon the US Facility Borrower’s irrevocable notice to the US Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the US Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of US $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the US Swing Line Lender and the Administrative Agent of a written US Swing Line Borrowing Notice, appropriately completed and signed by a Responsible Officer of the US Facility Borrower. Promptly after receipt by the US Swing Line Lender of any telephonic US Swing Line Borrowing Notice, the US Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such US Swing Line Borrowing Notice and, if not, the US Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the US Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed US Swing Line Borrowing (A) directing the US Swing Line Lender not to make such US Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article VI is not then satisfied, then, subject to the terms and conditions hereof, the US Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such US Swing Line Borrowing Notice, make the amount of its US Swing Line Loan available to the US Facility Borrower at its office, at the option of the US Facility Borrower either by (i) crediting the account of the US Facility Borrower on the books of the US

Swing Line Lender in immediately available funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the US Swing Line Lender by the US Facility Borrower.

     (c) Refinancing of US Swing Line Loans.

     (i) The US Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the US Facility Borrower (which hereby irrevocably authorizes the US Swing Line Lender to so request on its behalf), that each US Lender make a US Base Rate Committed Loan in an amount equal to such Lender’s Pro Rata Share of the amount of the US Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a US Committed Borrowing Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of US Base Rate Committed Loans, but subject to the proviso set forth in Section 2.01 and the conditions set forth in Section 6.02. The US Swing Line Lender shall furnish the US Facility Borrower with a copy of the applicable US Committed Borrowing Notice promptly after delivering such notice to the Administrative Agent. Each US Lender shall make an amount equal to its Pro Rata Share of the amount specified in such US Committed Borrowing Notice available to the Administrative Agent in immediately available funds for the account of the US Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such US Committed Borrowing Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a US Base Rate Committed Loan to the US Facility Borrower in such amount. The Administrative Agent shall remit the funds so received to the US Swing Line Lender.

     (ii) If for any reason (including the nonsatisfaction of the conditions set forth in Section 6.02) any US Swing Line Loan cannot be refinanced by US Base Rate Committed Loans in accordance with Section 2.05(c)(i), the request for US Base Rate Committed Loans submitted by the US Swing Line Lender as set forth in such Section shall be deemed to be a request by the US Swing Line Lender that each of the US Lenders fund its risk participation in the relevant US Swing Line Loan, and each US Lender’s payment to the Administrative Agent for the account of the US Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation. No such funding of a risk participation in a US Swing Line Loan shall relieve the US Facility Borrower of any default in the payment thereof.

     (iii) If any US Lender fails to make available to the Administrative Agent for the account of the US Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the US Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the US Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the US Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

     (iv) Each US Lender’s obligation to purchase and fund risk participations in US Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the US Swing Line Lender, the US Facility Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the US Facility Borrower to repay US Swing Line Loans, together with interest thereon, as provided herein.

     (d) Repayment of Participations.

     (i) At any time after any US Lender has purchased and funded a risk participation in a US Swing Line Loan, if the US Swing Line Lender receives any payment on account of such US Swing Line Loan, the US Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the US Swing Line Lender.

     (ii) If any payment received by the US Swing Line Lender in respect of principal or interest on any US Swing Line Loan is invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the US Swing Line Lender in its discretion) to be paid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, each US Lender shall pay to the US Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is funded by such Lender, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the US Swing Line Lender.

     (e) Interest for Account of US Swing Line Lender. The US Swing Line Lender shall be responsible for invoicing the US Facility Borrower for interest on the US Swing Line Loans. Until each US Lender funds its US Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Pro Rata Share of any US Swing Line Loan, interest in respect of such Lender’s Pro Rata Share shall be solely for the account of the US Swing Line Lender.

     (f) Payments Directly to US Swing Line Lender. The US Facility Borrower shall make all payments of principal and interest in respect of the US Swing Line Loans directly to the US Swing Line Lender.

     2.06 Prepayments.

     (a) The US Facility Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay US Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of US Eurodollar Rate Committed Loans and (B) on the date of prepayment of US Base Rate Committed Loans; (ii) any prepayment of US Eurodollar Rate Committed Loans shall be in a principal amount of US $5,000,000 or a whole multiple of US $1,000,000 in excess thereof; and (iii) any prepayment of US Base Rate Committed Loans shall be in a principal amount of US $1,000,000 or a whole multiple of US $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of US Committed Loans to be prepaid, and the payment amount specified in such notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each US Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Any prepayment of a US Committed Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 5.05. Each such prepayment shall be applied to the US Committed Loans of the US Lenders in accordance with their respective Pro Rata Shares.

     (b) No US Bid Loan may be prepaid without the prior consent of the applicable US Bid Loan Lender.

     (c) The US Facility Borrower may, upon notice to the US Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay US Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the US Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of US $ 1,000,000. Each such notice shall specify the date and amount of such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (d) If for any reason the Total US Outstandings (other than any portion thereof that is Cash Collateralized) at any time exceed the Aggregate US Commitments then in effect, the US Facility Borrower shall immediately prepay US Committed Loans and/or Cash Collateralize the US L/C Obligations in an aggregate amount equal to such excess; provided, however, that the US Facility Borrower shall not be required to Cash Collateralize the US L/C Obligations pursuant to this Section 2.06(d) unless, after the prepayment in full of the US Committed Loans and US Swing Line Loans, the Total US Outstandings exceed the Aggregate US Commitments then in effect.

     2.07 Repayment of US Loans.

     (a) The US Facility Borrower shall repay to each US Lender on the Maturity Date the aggregate principal amount of its US Committed Loans and all other US Obligations owing to such Lender outstanding on such date.

     (b) The US Facility Borrower shall repay each US Bid Loan on the last day of the Interest Period in respect thereof.

ARTICLE III.
CANADIAN FACILITY

     3.01 Canadian Committed Loans. Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees to make loans to, and accept or purchase Bankers’ Acceptances from, each Canadian Facility Borrower from time to time (each such loan, acceptance or purchase, a “Canadian Committed Loan”) on any Business Day during the Availability Period, provided, however, that after giving effect to any Canadian Committed Borrowing, (i) the Total Canadian Outstandings (calculated, as necessary, at the US Dollar Equivalent thereof) shall not exceed the Aggregate Canadian Commitments and (ii) the aggregate Outstanding Amount of the Canadian Committed Loans of any Canadian Lender, plus such Canadian Lender’s Pro Rata Share of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Lender’s Pro Rata Share of the Outstanding Amount of all Canadian Swing Line Loans (in each case, calculated, as necessary, at the US Dollar Equivalent thereof) shall not exceed the Canadian Commitment of such Canadian Lender. Within the limits of the Canadian Commitment of each Canadian Lender, and subject to the other terms and conditions hereof, each Canadian Facility Borrower may borrow under this Section 3.01, prepay under Section 3.06, and reborrow under this Section 3.01. Canadian Committed Loans may be (i) Canadian Prime Rate Committed Loans, Canadian C$ Eurodollar Rate Committed Loans or Bankers’ Acceptances, in each case available to either Canadian Borrower, or (ii) Canadian Base Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans, in each case available to Parent and funded in the United States by Affiliate of the Canadian Lenders in the United States, as further provided herein.

     3.02 Canadian Committed Borrowings; Conversions and Continuations of Canadian Committed Loans.

     (a) Each Canadian Committed Borrowing, each conversion of Canadian Committed Loans from one Type to another, and each continuation of Canadian C$ Eurodollar Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans shall be made upon the applicable Canadian Facility Borrower’s irrevocable (except as provided in Section 5.03(a)) notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:00 noon on the third Business Day prior to the requested date of any borrowing of, conversion to or continuation of Canadian C$ Eurodollar Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans or of any conversion of Canadian C$ Eurodollar Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans to Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans, as applicable, (ii) 1:00 p.m. one Business Day prior to the requested date of any borrowing of Canadian Prime Rate Committed Loans, (iii) 11:00 a.m. on the requested date of any borrowing of Canadian Base Rate Committed Loans and (iv) the time specified in Section 3.08(c)(i), in the case of borrowing by way of Bankers’ Acceptances. Each telephonic notice by a Canadian Facility Borrower pursuant to this Section 3.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Canadian Committed Borrowing Notice, appropriately completed and signed by a Responsible Officer of the applicable Canadian Facility Borrower. Each borrowing of, conversion to or continuation of Canadian C$ Eurodollar Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 in the Applicable Currency or a whole multiple of $1,000,000 in the Applicable Currency in excess thereof. Except as provided in Sections 3.04(c) and 3.05(c), each borrowing of or conversion to Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans shall be in a principal amount of $1,000,000 in the Applicable Currency or a whole multiple of $1,000,000 in the Applicable Currency in excess thereof. Each borrowing of, conversion to or continuation of Bankers’ Acceptances of the same term shall be in an aggregate principal amount of C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof, and the face amount of any Bankers’ Acceptance shall be C$100,000 or any whole multiple thereof. Each Canadian Committed Borrowing Notice (whether telephonic or written) shall specify (i) whether the applicable Canadian Facility Borrower is requesting a Canadian Committed Borrowing, a conversion of Canadian Committed Loans from one Type to another or a continuation of Canadian C$ Eurodollar Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans, (ii) the requested date of the Canadian Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Canadian Committed Loans to be borrowed, converted or continued, (iv) the Type of Canadian Committed Loans to be borrowed or to which existing Canadian Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) in the case of Bankers’ Acceptances, the term applicable thereto. If the applicable Canadian Facility Borrower fails to specify a Type of Canadian Committed Loan in a Canadian Committed Borrowing Notice or if the applicable Canadian Facility Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Canadian Committed Loans (including Bankers’ Acceptances) denominated in Canadian Dollars shall be made as, or converted to, Canadian Prime Rate Committed Loans and the applicable Canadian Committed Loans denominated in US Dollars shall be made as, or converted to, Canadian Base Rate Committed Loans. Any such automatic conversion shall be effective, with respect to the applicable Canadian C$ Eurodollar Rate Committed Loans or the applicable Canadian US$ Eurodollar Rate Committed Loans, as of the last day of the Interest Period then in effect and, with respect to the applicable Bankers’ Acceptances, as of the last day of the term thereof. If a Canadian Facility Borrower requests a Canadian Committed Borrowing of, conversion to, or continuation of Canadian Eurodollar Rate Committed Loans in any such Canadian Committed Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If a Canadian Borrower requests a borrowing of, conversion to or continuation of Bankers’ Acceptances in any such Canadian Committed Borrowing Notice, but fails to specify a term therefor, it will be deemed to have specified a term of 30 days. A Canadian Borrowing in one currency may not be converted into a Canadian Borrowing in another currency.

     (b) Following receipt of a Canadian Committed Borrowing Notice, the Administrative Agent shall promptly notify each Canadian Lender of the amount of its Pro Rata

Share of the applicable Canadian Committed Borrowing, and if no timely notice of a conversion or continuation is provided by the applicable Canadian Facility Borrower, the Administrative Agent shall notify each Canadian Lender of the details of any automatic conversion to Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans described in the preceding subsection. In the case of a Canadian Committed Borrowing, each Canadian Lender shall make the amount of its Canadian Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the requested date of the Canadian Committed Borrowing specified in the applicable Canadian Committed Borrowing Notice. Upon satisfaction of the conditions set forth in Section 6.02, the Administrative Agent shall make all funds so received available to the applicable Canadian Facility Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Canadian Facility Borrower; provided, however, that if, on the requested or deemed requested date of any Canadian Committed Borrowing, there are Canadian L/C Borrowings by such Canadian Facility Borrower outstanding, then the proceeds of such Canadian Borrowing shall be applied first to the payment in full of any such Canadian L/C Borrowings by such Canadian Facility Borrower, and second, shall be made available to the applicable Canadian Facility Borrower as provided above.

     (c) Except as otherwise provided herein, a Canadian Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Canadian Eurodollar Rate Committed Loan.

     (d) Except as otherwise provided herein, a Bankers’ Acceptance may be converted or continued only on the last day of the term thereof. During the existence of a Default, no Canadian Committed Borrowings may be requested as, converted to or continued as Bankers’ Acceptances without the consent of the Canadian Required Lenders.

     3.03 Canadian Bid Loans.

     (a) General. Subject to the terms and conditions set forth herein, each Canadian Lender agrees that each Canadian Facility Borrower may from time to time request the Canadian Lenders to submit offers to make or, in the case of Canadian Bid Loans to Parent, request their respective Lender Funding Affiliates to submit offers to make, loans (each such loan, a “Canadian Bid Loan”), prior to the Maturity Date, pursuant to this Section 3.03 for requested maturities and interest periods of (i) 14 to 180 days, in the case of Canadian Absolute Rate Loans, or (ii) 1, 2, 3 or 6 months, and to the extent available to all Canadian Lenders, 9 or 12 months, in the case of Canadian Eurodollar Margin Bid Loans, to (x) the Canadian Borrowers in Canadian Dollars or (y) Parent in US Dollars (funded in the United States through a Lender Funding Affiliate in a manner not subject to withholding taxes); provided, however, that after giving effect to any Canadian Bid Borrowing, the Total Canadian Outstandings shall not exceed the Aggregate Canadian Commitments. Canadian Bid Loans can be (i) in the case of Canadian Bid Loans made to the Canadian Borrowers, Canadian C$ Absolute Rate Loans or Canadian C$ Eurodollar Margin Bid Loans, and (ii) in the case of Canadian Bid Loans made to Parent, Canadian US$ Absolute Rate Loans or Canadian US$ Eurodollar Margin Bid Loans. There shall not be more than seven different Interest Periods in effect with respect to Canadian Bid Loans at any time.

     (b) Requesting Canadian Competitive Bids. A Canadian Facility Borrower may request the submission of Canadian Competitive Bids by delivering a Canadian Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Absolute Rate Loans or (ii) four Business Days prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Eurodollar Margin Bid Loans. Each Canadian Bid Request shall specify (i) the requested date of the Canadian Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Canadian Bid Loans requested in the Applicable Currency (which must be $5,000,000 in the Applicable Currency or a whole multiple of $1,000,000 in the Applicable Currency in excess thereof), (iii) the Type of Canadian Bid Loans requested and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the applicable Canadian Facility Borrower. No Canadian Bid Request shall contain a request for (i) more than one Type of Canadian Bid Loan or (ii) Canadian Bid Loans having more than three different Interest Periods.

     (c) Submitting Canadian Competitive Bids.

     (i) The Administrative Agent shall promptly notify each Canadian Lender of each Canadian Bid Request received by it from a Canadian Facility Borrower and the contents of such Canadian Bid Request.

     (ii) Each Canadian Lender may (but shall have no obligation to) submit a Canadian Competitive Bid containing an offer to make one or more Canadian Bid Loans in response to such Canadian Bid Request. Such Canadian Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Canadian Bid Borrowing that is to consist of Canadian Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Eurodollar Margin Bid Loans; provided, however, that any Canadian Competitive Bid submitted by the Administrative Agent (or its Lender Funding Affiliate) in its capacity as a Canadian Lender in response to any Canadian Bid Request must be submitted directly to the applicable Canadian Facility Borrower not later than 10:15 a.m. on the date on which Canadian Competitive Bids are required to be delivered by the other Canadian Lenders in response to such Canadian Bid Request. Each Canadian Competitive Bid shall specify (A) the proposed date of the Canadian Bid Borrowing; (B) the principal amount of each Canadian Bid Loan for which such Canadian Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Canadian Commitment of the bidding Canadian Lender, (y) must be $5,000,000 in the Applicable Currency or a whole multiple of $1,000,000 in the Applicable Currency in excess thereof, and (z) may not exceed the principal amount of Canadian Bid Loans for which Canadian Competitive Bids were requested; (C) if the proposed Canadian Bid Borrowing is to consist of Canadian Absolute Rate Loans, the Absolute Rate offered for each such Canadian Bid Loan and the Interest Period applicable thereto; (D) if the proposed Canadian Bid Borrowing is to consist of Canadian Eurodollar Margin Bid Loans, the Canadian Eurodollar Bid Margin with respect to each such Canadian Eurodollar Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Canadian Lender.

     (iii) Any Canadian Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Canadian Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Canadian Bid Request, or (E) is otherwise not responsive to such Canadian Bid Request. Any Canadian Lender may correct its Canadian Competitive Bid containing a manifest error by submitting a corrected Canadian Competitive Bid (identified as such) not later than the applicable time required for submission of Canadian Competitive Bids. Any such submission of a corrected Canadian Competitive Bid shall constitute a revocation of the Canadian Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Canadian Lender of any manifest error it detects in such Canadian Lender’s Canadian Competitive Bid.

     (iv) Subject only to the provisions of Sections 5.02, 5.03 and 6.02 and clause (iii) above, each Canadian Competitive Bid shall be irrevocable.

     (d) Notice to Canadian Facility Borrowers of Canadian Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Canadian Bid Borrowing that is to consist of Canadian Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Eurodollar Margin Bid Loans, the Administrative Agent shall notify the applicable Canadian Facility Borrower of the identity of each Canadian Lender that has submitted a Canadian Competitive Bid that complies with Section 3.03(c) and of the terms of the offers contained in each such Canadian Competitive Bid.

     (e) Acceptance of Canadian Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Canadian Bid Borrowing that is to consist of Canadian Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Eurodollar Margin Bid Loans, the applicable Canadian Facility Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 3.03(d). The applicable Canadian Facility Borrower shall be under no obligation to accept any Canadian Competitive Bid and may choose to reject all Canadian Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Canadian Competitive Bids for each Interest Period that is accepted. The applicable Canadian Facility Borrower may accept any Canadian Competitive Bid in whole or in part; provided that:

     (i) the aggregate principal amount of each Canadian Bid Borrowing may not exceed the applicable amount set forth in the related Canadian Bid Request;

     (ii) the principal amount of each Canadian Bid Loan must be $5,000,000 in the Applicable Currency or a whole multiple of $1,000,000 in the Applicable Currency in excess thereof;

     (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Canadian Eurodollar Bid Margins within each Interest Period; and

     (iv) the applicable Canadian Facility Borrower may not accept any offer that is described in Section 3.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

     (f) Procedure for Identical Canadian Bids. If two or more Canadian Lenders have submitted Canadian Competitive Bids at the same Absolute Rate or Canadian Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Canadian Competitive Bids in whole (together with any other Canadian Competitive Bids at lower Absolute Rates or Canadian Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 3.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Canadian Bid Borrowing to exceed the amount specified therefor in the related Canadian Bid Request, then, unless otherwise agreed by the applicable Canadian Facility Borrower, the Administrative Agent and such Canadian Lenders, such Canadian Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Canadian Lender in its Canadian Competitive Bid in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $100,000 in the Applicable Currency.

     (g) Notice to Canadian Lenders of Acceptance or Rejection of Canadian Bids. The Administrative Agent shall promptly notify each Canadian Lender having submitted a Canadian Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Canadian Bid Loan or Canadian Bid Loans to be made by it on the date of the applicable Canadian Bid Borrowing. Any Canadian Competitive Bid or portion thereof that is not accepted by the applicable Canadian Facility Borrower by the applicable time specified in Section 3.03(e) shall be deemed rejected.

     (h) Notice of Canadian Dollar Eurodollar Rate. If any Canadian Bid Borrowing is to consist of Canadian Eurodollar Margin Bid Loans, the Administrative Agent shall determine the Canadian Dollar Eurodollar Rate or US Dollar Eurodollar Rate, as applicable, for the relevant Interest Period, and promptly after making such determination, shall notify the applicable Canadian Facility Borrower and the Canadian Lenders that will be participating in such Canadian Bid Borrowing of such Canadian Dollar Eurodollar Rate or US Dollar Eurodollar Rate, as applicable.

     (i) Funding of Canadian Bid Loans. Each Canadian Lender that has received notice pursuant to Section 3.03(g) that all or a portion of its Canadian Competitive Bid has been accepted by the applicable Canadian Facility Borrower shall make the amount of its Canadian Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Canadian Bid

Borrowing. Upon satisfaction of the applicable conditions set forth in Section 6.02, the Administrative Agent shall make all funds so received available to the applicable Canadian Facility Borrower in like funds as received by the Administrative Agent.

     (j) Notice of Range of Canadian Bids. After each Canadian Competitive Bid auction pursuant to this Section 3.03, the Administrative Agent shall notify each Canadian Lender that submitted a Canadian Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Canadian Bid Loan and the aggregate amount of each Canadian Bid Borrowing.

     (k) For greater certainty, no Lender shall be obligated to acquire a participation or otherwise share the risk of any Canadian Bid Loan provided by another Lender and no Canadian Bid Loan Lender shall be obligated to share or otherwise pay to any other Lender any portion of interest or principal received in respect of any Canadian Bid Loan made by it.

     3.04 Canadian Letters of Credit.

     (a) The Letter of Credit Commitment.

     (i) Subject to the terms and conditions set forth herein, (A) each Canadian L/C Issuer agrees, in reliance upon the agreements of the other Canadian Lenders set forth in this Section 3.04, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Canadian Letters of Credit for the account of the applicable Canadian Borrower, and to amend or renew Canadian Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Canadian Letters of Credit issued by it; and (B) the Canadian Lenders severally agree to participate in Canadian Letters of Credit issued for the account of a Canadian Borrower and any drawings thereunder; provided that after giving effect to any Canadian L/C Credit Extension with respect to any Canadian Letter of Credit, (x) the Total Canadian Outstandings shall not exceed the Aggregate Canadian Commitments, (y) the aggregate Outstanding Amount of the Canadian Committed Borrowings of any Canadian Lender, plus such Canadian Lender’s Pro Rata Share of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Lender’s Pro Rata Share of the Outstanding Amount of all Canadian Swing Line Loans shall not exceed such Canadian Lender’s Canadian Commitment, and (z) the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Canadian Letter of Credit Sublimit. Each request by a Canadian Borrower for the issuance or amendment of a Canadian Letter of Credit shall be deemed to be a representation by such Canadian Borrower that the Canadian L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Canadian Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly each Canadian Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.

     (ii) A Canadian L/C Issuer shall not issue any Canadian Letter of Credit if the expiry date of such requested Canadian Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Canadian Lenders have approved such expiry date.

     (iii) A Canadian L/C Issuer shall not be under any obligation to issue any Canadian Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Canadian L/C Issuer from issuing such Letter of Credit, or any Law applicable to such Canadian L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Canadian L/C Issuer shall prohibit, or request that such Canadian L/C Issuer refrain from, the issuance of letters of credit generally or such Canadian Letter of Credit in particular or shall impose upon such Canadian L/C Issuer with respect to such Canadian Letter of Credit any restriction, reserve or capital requirement (for which such Canadian L/C Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Canadian L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the date hereof and that such Canadian L/C Issuer in good faith deems material to it, unless the applicable Canadian Borrower confirms that it will pay the foregoing;

(B) the issuance of such Letter of Credit would violate any Laws;

(C) except as otherwise agreed by the Administrative Agent and such Canadian L/C Issuer, such Canadian Letter of Credit is in an initial face amount less than C$10,000; or

(D) such Canadian Letter of Credit is to be denominated in a currency other than Canadian Dollars.

     (iv) A Canadian L/C Issuer shall not amend any Canadian Letter of Credit if such Canadian L/C Issuer would not be permitted at such time to issue such Canadian Letter of Credit in its amended form under the terms hereof.

     (v) A Canadian L/C Issuer shall be under no obligation to amend any Canadian Letter of Credit if (A) such Canadian L/C Issuer would have no obligation at such time to issue such Canadian Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Canadian Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) Procedures for Issuance and Amendment of Canadian Letters of Credit.

     (i) Each Canadian Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Canadian Borrower delivered to a Canadian L/C Issuer (with a copy to the Administrative Agent) in the form of a

Canadian Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Canadian Borrower. Such Canadian Letter of Credit Application must be received by the applicable Canadian L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such Canadian L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Canadian Letter of Credit, such Canadian Letter of Credit Application shall specify in form and detail satisfactory to the applicable Canadian L/C Issuer: (A) the proposed issuance date of the requested Canadian Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable Canadian L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Canadian Letter of Credit, such Canadian Letter of Credit Application shall specify in form and detail satisfactory to the applicable Canadian L/C Issuer (A) the Canadian Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Canadian L/C Issuer may require. Additionally, the applicable Canadian Borrower shall furnish to the applicable Canadian L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Canadian Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable Canadian L/C Issuer or the Administrative Agent may reasonably require.

     (ii) Promptly after receipt of any Canadian Letter of Credit Application, the applicable Canadian L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Canadian Letter of Credit Application from the applicable Canadian Borrower and, if not, the applicable Canadian L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable Canadian L/C Issuer has received written notice from any Canadian Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Canadian Letter of Credit, that one or more applicable conditions contained in Article VI shall not then be satisfied, then, subject to the terms and conditions hereof, such Canadian L/C Issuer shall, on the requested date, issue a Canadian Letter of Credit for the account of the applicable Canadian Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Canadian L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Canadian Letter of Credit, each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Canadian L/C Issuer a risk participation in such Canadian Letter of

Credit in an amount equal to the product of such Canadian Lender’s Pro Rata Share and the amount of such Canadian Letter of Credit.

     (iii) Promptly after its delivery of any Canadian Letter of Credit or any amendment to a Canadian Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Canadian L/C Issuer will also deliver to the applicable Canadian Borrower and the Administrative Agent a true and complete copy of such Canadian Letter of Credit or amendment. Upon the request of any Canadian Lender, the Administrative Agent will notify such Canadian Lender of the amount of the Canadian LC Obligations as of the date of such request.

     (c) Drawings and Reimbursements; Funding of Participations.

     (i) If a Canadian L/C Issuer shall make any payment pursuant to a Letter of Credit, it shall promptly notify the applicable Canadian Borrower and the Administrative Agent thereof, and the applicable Canadian Borrower shall, not later than 2:00 p.m. on the Business Day immediately following the day that such Canadian Borrower receives notice of such payment, reimburse the applicable Canadian L/C Issuer through the Administrative Agent in an amount equal to the amount of such payment; provided that, if prior to 10:00 a.m. on the date such reimbursement is due, the Administrative Agent shall not have received notice from the applicable Canadian Borrower that such Canadian Borrower shall reimburse such payment when due, such Canadian Borrower shall be deemed, without notice or any further action, to have irrevocably requested, at such time and in accordance with Section 3.02 (but without regard to the minimum and multiples for the principal amount of Canadian Committed Borrowings specified therein), that, subject to the first proviso set forth in Section 3.01 and the conditions set forth in Section 6.02, the Canadian Lenders make, on the date such reimbursement is due, Canadian Prime Rate Committed Loans in the amount of such reimbursement, and that the Administrative Agent make the proceeds thereof available to the applicable Canadian L/C Issuer. The applicable Canadian Borrower’s obligation to reimburse such payment shall, to the extent such reimbursement is so financed, be discharged and replaced by the resulting Canadian Prime Rate Committed Loans.

     (ii) If the applicable Canadian Borrower fails (including as a result of the nonsatisfaction of the conditions set forth in Section 6.02) to reimburse all or any portion of the amount drawn under any Canadian Letter of Credit when due (any such unreimbursed amount, the “Canadian Unreimbursed Amount”), the Administrative Agent shall promptly notify each Canadian Lender of such Canadian Unreimbursed Amount, such Lender’s Pro Rata Share thereof and the time (which shall be reasonably proximate to the time of such notice) by which such Lender must fund such share, and each Canadian Lender (including any Lender acting as a Canadian L/C Issuer) shall, upon any such notice, make funds available to the Administrative Agent for the account of the applicable Canadian L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata

Share of the Canadian Unreimbursed Amount not later than the time specified in such notice. The Administrative Agent shall remit the funds so received to the applicable Canadian L/C Issuer. Each Canadian Lender’s payment to the Administrative Agent for the account of the applicable Canadian L/C Issuer pursuant to this paragraph shall be deemed payment in respect of its participation in such Canadian L/C Borrowing and shall constitute a Canadian L/C Advance from such Canadian Lender in satisfaction of its participation obligation under this Section 3.04.

     (iii) Any notice given by a Canadian L/C Issuer or the Administrative Agent pursuant to Section 3.04(c)(i) or 3.04(c)(ii) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

     (iv) Each Canadian L/C Borrowing shall bear interest at a per annum rate equal to the Canadian Prime Rate; provided that if the applicable Canadian Borrower fails to reimburse or otherwise discharge such Canadian L/C Borrowing when due pursuant to Section 3.04(c)(i), then Section 4.01(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Canadian L/C Issuer, except that interest accrued on and after the date of funding of a Canadian L/C Advance by any Canadian Lender pursuant to Section 3.04(c)(ii) to reimburse the Canadian L/C Issuer shall be for the account of such Lender to the extent of such payment.

     (v) Each Canadian Lender’s obligation to make Canadian L/C Advances to reimburse the applicable Canadian L/C Issuer for amounts drawn under Canadian Letters of Credit issued by it, as contemplated by this Section 3.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Canadian Lender may have against the applicable Canadian L/C Issuer, the applicable Canadian Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a Canadian L/C Advance shall relieve or otherwise impair the obligation of the applicable Canadian Borrower to reimburse the applicable Canadian L/C Issuer for the amount of any payment made by such Canadian L/C Issuer under any Canadian Letter of Credit issued by it, together with interest as provided herein.

     (vi) If any Canadian Lender fails to make available to the Administrative Agent for the account of the applicable Canadian L/C Issuer any Canadian L/C Advance required to be made by such Canadian Lender pursuant to the foregoing provisions of this Section 3.04(c) by the time specified in Section 3.04(c)(ii), the applicable Canadian L/C Issuer shall be entitled to recover from such Canadian Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Canadian L/C Issuer at a rate per annum reasonably determined by such Canadian L/C Issuer to be the cost to it of funding the applicable Canadian L/C Borrowing. A certificate of the applicable Canadian L/C Issuer submitted to any Canadian Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) Repayment of Participations.

     (i) At any time after a Canadian L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Canadian Lender such Canadian Lender’s Canadian L/C Advance in respect of such payment in accordance with Section 3.04(c), if the Administrative Agent receives for the account of the applicable Canadian L/C Issuer any payment in respect of the related Canadian Unreimbursed Amount or interest thereon (whether directly from the applicable Canadian Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Canadian Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Lender’s Canadian L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

     (ii) If any payment received by the Administrative Agent for the account of a Canadian L/C Issuer pursuant to Section 3.04(c)(i) is invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the applicable Canadian L/C Issuer in its discretion) to be paid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, each Canadian Lender shall pay to the Administrative Agent for the account of the applicable Canadian L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is funded by such Canadian Lender, at a rate per annum reasonably determined by the applicable Canadian L/C Issuer to be the cost to it of funding the applicable Canadian L/C Borrowing. The Administrative Agent will make such demand upon the request of the applicable Canadian L/C Issuer.

     (e) Obligations Absolute. The obligation of the applicable Canadian Borrower to reimburse a Canadian L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each Canadian L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

     (i) any lack of validity or enforceability of such Canadian Letter of Credit, this Agreement, or any other Financing Document;

     (ii) the existence of any claim, counterclaim, set-off, defense or other right that the applicable Canadian Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Canadian Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Canadian L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Canadian Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

     (iii) any draft, demand, certificate or other document presented under such Canadian Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Canadian Letter of Credit;

     (iv) any payment by the applicable Canadian L/C Issuer under such Letter of Credit (A) against presentation of a draft or certificate that does not strictly comply with the terms of such Canadian Letter of Credit provided that, notwithstanding such failure to present a draft or certificate that strictly complies with the terms of such Canadian Letter of Credit, either (1) the amount paid under such Canadian Letter of Credit discharges a debt or other obligation otherwise then due and payable from a Canadian Borrower or any of its Subsidiaries to the beneficiary of such Canadian Letter of Credit or (2) the draft or certificate substantially complies with the terms of such Canadian Letter of Credit or (B) to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Parent, any Canadian Borrower or any Subsidiary.

     The applicable Canadian Borrower shall promptly (as provided in the applicable Issuer Document) examine a copy of each Canadian Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Canadian Borrower’s instructions or other irregularity, the applicable Canadian Borrower will promptly notify the applicable Canadian L/C Issuer. Such Canadian Borrower shall be conclusively deemed to have waived any such claim against the applicable Canadian L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of Canadian L/C Issuer. Each Canadian Lender and each Canadian Borrower agree that, in paying any drawing under a Canadian Letter of Credit, the applicable Canadian L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Canadian Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Canadian L/C Issuers or any of the respective Related Persons or correspondents, participants or assignees of any of the Canadian L/C Issuers shall be liable to any Canadian Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Canadian Lenders or the Canadian Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Canadian Letter of Credit or Canadian Letter of Credit Application. Each Canadian Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Canadian Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Canadian Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Canadian L/C Issuers or any of the respective Related Persons or correspondents, participants or assignees of any Canadian L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 3.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Canadian Borrower may have a claim against a Canadian L/C Issuer, and a Canadian L/C Issuer may be liable to such Canadian Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the applicable Canadian Borrower that such Canadian Borrower proves were caused by such Canadian L/C Issuer’s willful misconduct or gross negligence or such Canadian L/C Issuer’s willful failure to pay under any Canadian Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Canadian Letter of Credit issued by it. In furtherance and not in limitation of the foregoing, a Canadian L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, and a Canadian L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Canadian Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) With respect to any Cash Collateralization of Canadian L/C Obligations required pursuant to Section 9.02(c) or 3.06(d), each Canadian Borrower hereby grants to the Administrative Agent, for the benefit of the Canadian L/C Issuers and the Canadian Lenders, a security interest in all such cash, deposit accounts and balances therein constituting or containing cash delivered by the Canadian Borrowers expressly in satisfaction of their obligation to Cash Collateralize pursuant hereto, and designated by the Canadian Borrowers as such, and all proceeds of the foregoing. Such cash collateral shall be maintained in blocked deposit accounts over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Pending application thereof, such cash collateral shall be invested by the Administrative Agent, at the Canadian Borrowers’ risk and expense, in such short-term interest bearing investments as the Administrative Agent may choose after consultation with the applicable Canadian Borrower. Interest or profits, if any, on such investments shall accumulate in such account and upon request of the applicable Canadian Borrower shall, unless an Event of Default shall have occurred and is continuing or, after giving effect to such distribution, the Outstanding Amount of Canadian L/C Obligations shall exceed the amount of cash collateral, be distributed to such Canadian Borrower. Moneys in such account (i) prior to the acceleration of maturity of Loans, shall be applied by the Administrative Agent to reimburse the Canadian L/C Issuers for drawings under Canadian Letters of Credit for which such Canadian L/C Issuers have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Canadian Borrowers for the drawings under the Canadian Letters of Credit and (ii) after the acceleration of maturity of Loans, shall be applied by the Administrative Agent in accordance with Section 9.03.

     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Canadian L/C Issuer and the applicable Canadian Borrower, when a Canadian Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Canadian Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Canadian Letter of Credit.

     (i) Canadian Letter of Credit Fees. The applicable Canadian Borrower shall pay to the Administrative Agent for the account of each Canadian Lender in accordance with its Pro Rata Share a Canadian Letter of Credit fee (the "Canadian Letter of Credit Fee”) for each Canadian Letter of Credit equal to (i) in the case of Canadian Letters of Credit that are Direct Credit Substitutes, 100% of the Applicable Margin times the daily maximum amount available to be drawn under such Canadian Letter of Credit, and (ii) in the case of Canadian Letters of Credit that are not Direct Credit Substitutes, 50% of the Applicable Margin times the daily maximum amount available to be drawn under such Canadian Letter of Credit. Canadian Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each standby Canadian Letter of Credit shall be computed and multiplied by the applicable percentage specified above of the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to Canadian L/C Issuers. The applicable Canadian Borrower shall pay directly to each Canadian L/C Issuer for its own account a fronting fee, with respect to each Canadian Letter of Credit issued by it, at a rate of 12.5 Basis Points per annum, payable on the actual daily maximum amount available to be drawn under such Letter of Credit. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Canadian Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the applicable Canadian Borrower shall pay directly to each Canadian L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Canadian L/C Issuer relating to letters of credit issued by it as agreed to by the Canadian Borrowers and the applicable Canadian L/C Issuer. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (l) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 3.04(a), a Canadian

Letter of Credit issued hereunder shall, upon the request of either Canadian Borrower, be issued for the account of any Subsidiary of such Canadian Borrower or any Subsidiary of Parent organized in Canada or a province thereof, provided that notwithstanding such request, the applicable Canadian Borrower shall be the actual account party for all purposes of this Agreement for such Canadian Letter of Credit and such request shall not affect the applicable Canadian Borrower’s reimbursement obligations hereunder with respect to such Canadian Letter of Credit.

     3.05 Canadian Swing Line Loans.

     (a) The Canadian Swing Line. Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender agrees to make loans (each such loan, a “Canadian Swing Line Loan”) to each Canadian Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Canadian Committed Borrowings and Canadian L/C Obligations of the Canadian Lender acting as Canadian Swing Line Lender, may exceed the amount of such Canadian Lender’s Canadian Commitment; provided, however, that after giving effect to any Canadian Swing Line Loan, (i) the Total Canadian Outstandings shall not exceed the Aggregate Canadian Commitments and (ii) the aggregate Outstanding Amount of the Canadian Committed Loans of any Canadian Lender, plus such Canadian Lender’s Pro Rata Share of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Lender’s Pro Rata Share of the Outstanding Amount of all Canadian Swing Line Loans shall not exceed such Canadian Lender’s Canadian Commitment; and provided, further, that the applicable Canadian Borrower shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the applicable Canadian Borrower may borrow under this Section 3.05, prepay under Section 3.06, and reborrow under this Section 3.05. Each Canadian Swing Line Loan shall be a Canadian Prime Rate Loan. Immediately upon the making of a Canadian Swing Line Loan, each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Canadian Lender’s Pro Rata Share times the amount of such Canadian Swing Line Loan.

     (b) Canadian Swing Line Borrowing Procedures. Each Canadian Swing Line Borrowing shall be made upon the applicable Canadian Borrower’s irrevocable notice to the Canadian Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Canadian Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of C$1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Canadian Swing Line Lender and the Administrative Agent of a written Canadian Swing Line Borrowing Notice, appropriately completed and signed by a Responsible Officer of the applicable Canadian Borrower. Promptly after receipt by the Canadian Swing Line Lender of any telephonic Canadian Swing Line Borrowing Notice, the Canadian Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Canadian Swing Line Borrowing Notice and, if not, the Canadian Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Canadian Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Canadian Lender) prior to 12:00 noon on the date of the proposed Canadian Swing Line Borrowing (A) directing the Canadian Swing Line Lender not to make such Canadian Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 3.05(a), or (B) that one or more of the applicable conditions specified in Article VI is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such Canadian Swing Line Borrowing Notice, make the amount of its Canadian Swing Line Loan available to the applicable Canadian Borrower wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Canadian Swing Line Lender by the applicable Canadian Borrower.

     (c) Refinancing of Canadian Swing Line Loans.

     (i) The Canadian Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Canadian Borrower (which hereby irrevocably authorizes the Canadian Swing Line Lender to so request on its behalf), that each Canadian Lender make a Canadian Prime Rate Committed Loan in an amount equal to such Canadian Lender’s Pro Rata Share of the amount of the Canadian Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Canadian Committed Borrowing Notice for purposes hereof) and in accordance with the requirements of Section 3.02, without regard to the multiples specified therein for the principal amount of Canadian Prime Rate Committed Loans, but subject to the first proviso set forth in Section 3.01 and the conditions set forth in Section 6.02. The Canadian Swing Line Lender shall furnish the applicable Canadian Borrower with a copy of the applicable Canadian Committed Borrowing Notice promptly after delivering such notice to the Administrative Agent. Each Canadian Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Canadian Committed Borrowing Notice available to the Administrative Agent in immediately available funds for the account of the Canadian Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Canadian Committed Borrowing Notice, whereupon, subject to Section 3.05(c)(ii), each Canadian Lender that so makes funds available shall be deemed to have made a Canadian Prime Rate Committed Loan to the applicable Canadian Borrower in such amount. The Administrative Agent shall remit the funds so received to the Canadian Swing Line Lender.

     (ii) If for any reason (including the nonsatisfaction of the conditions set forth in Section 6.02) any Canadian Swing Line Loan cannot be refinanced by Canadian Prime Rate Committed Loans in accordance with Section 3.05(c)(i), the request for Canadian Prime Rate Committed Loans submitted by the Canadian Swing Line Lender as set forth in such Section shall be deemed to be a request by the Canadian Swing Line Lender that each of the Canadian Lenders fund its risk participation in the relevant Canadian Swing Line Loan, and each Canadian Lender’s payment to the Administrative Agent for the account of the Canadian Swing Line Lender pursuant to Section 3.05(c)(i) shall be deemed payment in respect of such participation. No such funding of a risk participation in a Canadian Swing Line Loan shall relieve the applicable Canadian Borrower of any default in the payment thereof.

     (iii) If any Canadian Lender fails to make available to the Administrative Agent for the account of the Canadian Swing Line Lender any amount required to be paid by such Canadian Lender pursuant to the foregoing provisions of this Section 3.05(c) by the time specified in Section 3.05(c)(i), the Canadian Swing Line Lender shall be entitled to recover from such Canadian Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Swing Line Lender at a rate per annum reasonably determined by the Canadian Swing Line Lender to be the cost to it of funding such amount. A certificate of the Canadian Swing Line Lender submitted to any Canadian Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

     (iv) Each Canadian Lender’s obligation to purchase and fund risk participations in Canadian Swing Line Loans pursuant to this Section 3.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Canadian Lender may have against the Canadian Swing Line Lender, the applicable Canadian Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Canadian Borrower to repay Canadian Swing Line Loans, together with interest thereon as provided herein.

     (d) Repayment of Participations.

     (i) At any time after any Canadian Lender has purchased and funded a risk participation in a Canadian Swing Line Loan, if the Canadian Swing Line Lender receives any payment on account of such Canadian Swing Line Loan, the Canadian Swing Line Lender will distribute to such Canadian Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Lender’s risk participation was funded) in the same funds as those received by the Canadian Swing Line Lender.

     (ii) If any payment received by the Canadian Swing Line Lender in respect of principal or interest on any Canadian Swing Line Loan is invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Canadian Swing Line Lender in its discretion) to be paid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, each Canadian Lender shall pay to the Canadian Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is funded by such Lender, at a rate per annum equal to the Canadian Prime Rate. The Administrative Agent will make such demand upon the request of the Canadian Swing Line Lender.

     (e) Interest for Account of Canadian Swing Line Lender. The Canadian Swing Line Lender shall be responsible for invoicing the applicable Canadian Borrower for interest on the Canadian Swing Line Loans. Until each Canadian Lender funds its Canadian Prime Rate Committed Loan or its risk participation pursuant to this Section 3.05 to refinance such Canadian Lender’s Pro Rata Share of any Canadian Swing Line Loan, interest in respect of such Lender’s Pro Rata Share shall be solely for the account of the Canadian Swing Line Lender.

     (f) Payments Directly to Canadian Swing Line Lender. The applicable Canadian Borrower shall make all payments of principal and interest in respect of the Canadian Swing Line Loans directly to the Canadian Swing Line Lender.

     3.06 Prepayments.

     (a) Each Canadian Facility Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Canadian Committed Loans (other than, prior to the end of the term thereof, Canadian Committed Loans by way of Bankers’ Acceptances) in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Canadian C$ Eurodollar Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans and (B) on the date of prepayment of Canadian Prime Rate Committed Loans and Canadian Base Rate Committed Loans, (ii) any prepayment of Canadian C$ Eurodollar Rate Committed Loans shall be in a principal amount of C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof, and any prepayment of Canadian US$ Eurodollar Rate Committed Loans shall be in a principal amount of US $5,000,000 or a whole multiple of US $1,000,000 in excess thereof; (iii) any prepayment of Canadian Prime Rate Committed Loans shall be in a principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof, and any prepayment of Canadian Base Rate Committed Loans shall be in a principal amount of US $1,000,000 or a whole multiple of US $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Canadian Committed Loans to be prepaid, and the payment amount specified in such notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Canadian Lender of its receipt of each such notice, and of the amount of such Canadian Lender’s Pro Rata Share of such prepayment. Any prepayment of a Canadian Committed Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 5.05. Each such prepayment shall be applied to the Canadian Committed Loans of the Canadian Lenders in accordance with their respective Pro Rata Shares.

     (b) No Canadian Bid Loan may be prepaid without the prior consent of the applicable Canadian Bid Loan Lender.

     (c) Each Canadian Borrower may, upon notice to the Canadian Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Canadian Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Canadian Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of C $1,000,000. Each such notice shall specify the date and amount of such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (d) Except as otherwise provided in Section 3.09 in the circumstances contemplated thereby, if for any reason the Total Canadian Outstandings (other than any portion thereof that is Cash Collateralized) at any time exceed the Aggregate Canadian Commitments then in effect, the Canadian Facility Borrowers shall immediately prepay Canadian Committed Loans and/or Cash Collateralize the Canadian L/C Obligations in an aggregate amount equal to such excess (on a proportionate basis having regard to the Canadian Committed Loans and Canadian L/C Obligations of each Canadian Facility Borrower); provided, however, that the Canadian Facility Borrowers shall not be required to Cash Collateralize the Canadian L/C Obligations pursuant to this Section 3.06(d) unless, after the prepayment in full of the Canadian Committed Loans and Canadian Swing Line Loans, the Total Canadian Outstandings exceed the Aggregate Canadian Commitments then in effect.

     3.07 Repayment of Canadian Loans.

     (a) Each Canadian Facility Borrower shall repay to each Canadian Lender on the Maturity Date the aggregate principal amount of its Canadian Committed Loans (or, in the case of Bankers’ Acceptances, the face amount thereof) and all other Canadian Obligations owing by such Canadian Facility Borrower to such Lender outstanding on such date.

     (b) The applicable Canadian Facility Borrower shall repay each Canadian Bid Loan made to it on the last day of the Interest Period in respect thereof.

     3.08 Bankers’ Acceptances.

     (a) Creation of Bankers’ Acceptances. Upon receipt of a Canadian Committed Borrowing Notice requesting purchase or acceptance of Bankers’ Acceptances, and subject to the provisions of this Agreement, each Canadian Lender shall accept, in accordance with its Pro Rata Share of the requested Canadian Committed Borrowing, such Bankers’ Acceptances as the applicable Canadian Borrower shall request.

     (b) Terms of Acceptance by the Canadian Lenders.

     (i) Delivery and Payment. Subject to Sections 3.08(c) and 3.08(d) and only if a valid appointment pursuant to Section 3.08(b)(v) is not in place, the Canadian Borrowers shall pre-sign and deliver to each Canadian Lender bankers’ acceptance drafts in sufficient quantity to meet the requirements for anticipated

Canadian Committed Borrowings by way of Bankers’ Acceptances. Each Canadian Borrower shall, at its option, provide for payment to the Administrative Agent, for the benefit of the Canadian Lenders, of each Bankers’ Acceptance on the date on which a Bankers’ Acceptance matures, either by payment of the full face amount thereof or through utilization of a conversion to another Type of Canadian Committed Borrowing in accordance with this Agreement, or through a combination thereof. Each Canadian Borrower waives presentment for payment of Bankers’ Acceptances by the Canadian Lenders and shall not claim from the Canadian Lenders any days of grace for the payment at maturity of Bankers’ Acceptances. Any amount owing by a Canadian Borrower in respect of any Bankers’ Acceptance that is not paid in accordance with the foregoing, shall, as and from the date on which such Bankers’ Acceptance matures, be deemed to be outstanding hereunder as a Canadian Prime Rate Committed Loan owing by such Canadian Borrower.

     (ii) No Liability. The Administrative Agent and the Canadian Lenders shall not be liable for any damage, loss or improper use of any bankers’ acceptance draft endorsed in blank except for any loss arising by reason of the Administrative Agent or a Canadian Lender failing to use the same standard of care in the custody of such bankers’ acceptance drafts as the Administrative Agent or such Canadian Lender use in the custody of their own property of a similar nature or by reason of the gross negligence or willful misconduct of such Person or any of its Related Persons.

     (iii) Bankers’ Acceptances Purchased by Canadian Lenders. Where a Canadian Borrower so elects in the Canadian Committed Borrowing Notice, each Canadian Lender shall purchase Bankers’ Acceptances accepted by it for an amount equal to the Canadian Discount Proceeds.

     (iv) Marketing. Where a Canadian Borrower so elects in the Canadian Committed Borrowing Notice, it shall be responsible for, and shall make its own arrangements with respect to, the marketing of Bankers’ Acceptances, except for Bankers’ Acceptances accepted by Canadian Lenders (“Old System Issuers”) who are not able to issue Bankers’ Acceptances as depository bills under the Depository Bills and Notes Act (Canada), which Bankers’ Acceptances shall in all instances be purchased by such Old System Issuer.

     (v) Power of Attorney. To facilitate the procedures contemplated in this Agreement, each Canadian Borrower appoints each Canadian Lender from time to time as the attorney-in-fact of such Canadian Borrower to execute, endorse and deliver on behalf of such Canadian Borrower drafts or depository bills in the form or forms prescribed by such Canadian Lender for Bankers’ Acceptances denominated in Canadian Dollars. Each Bankers’ Acceptance executed and delivered by a Canadian Lender on behalf of a Canadian Borrower shall be as binding upon such Canadian Borrower as if it had been executed and delivered by a Responsible Officer of such Canadian Borrower. In this respect, it is each Canadian Lender’s responsibility to maintain an adequate supply of blank forms of Bankers’ Acceptances for acceptance under this Agreement. The foregoing appointment shall cease to be effective, in respect of any Canadian Lender regarding such Canadian Borrower, three Business Days following receipt by such Canadian Lender of a written notice from such Canadian Borrower revoking such appointment (which notice shall be copied to the Administrative Agent); provided that any such revocation shall not affect Bankers’ Acceptances previously executed and delivered by such Canadian Lender pursuant to such appointment. Each Canadian Lender shall maintain a record with respect to Bankers’ Acceptances (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and (iv) canceled at their respective maturities. On request by or on behalf of either Canadian Borrower, a Canadian Lender shall cancel all forms of Bankers’ Acceptances that have been pre-signed or pre-endorsed on behalf of such Canadian Borrower and that are held by such Canadian Lender and are not required to be issued in accordance with such Canadian Borrower’s irrevocable notice.

     (vi) Pro-Rata Treatment of Canadian Borrowings.

(A) In the event it is not practicable to allocate Bankers’ Acceptances to each Canadian Lender such that the aggregate amount of Bankers’ Acceptances required to be purchased by such Canadian Lender hereunder is in a whole multiple of C$100,000, the Administrative Agent is authorized by each Canadian Borrower and each Canadian Lender to make such allocation as the Administrative Agent determines in its sole discretion may be equitable in the circumstances and, if the aggregate amount of such Bankers’ Acceptances is not a whole multiple of C$100,000, then the Administrative Agent may allocate (on a basis considered by it to be equitable) the excess of such Bankers’ Acceptances over the next lowest whole multiple of C$100,000 to one Canadian Lender, which shall purchase a Bankers’ Acceptance with a face amount equal to the excess and having the same term as the corresponding Bankers’ Acceptances. In no event shall the portion of the outstanding Canadian Committed Borrowings by way of Bankers’ Acceptances of a Canadian Lender exceed such Canadian Lender’s Pro Rata Share of the aggregate Canadian Committed Borrowings by way of Bankers’ Acceptances by more than C$100,000 as a result of such exercise of discretion by the Administrative Agent.

(B) If during the term of any Bankers’ Acceptance accepted by a Canadian Lender hereunder the Canadian Stamping Fee Rate changes as a result of a change in the Applicable Margin or an Event of Default occurs and is continuing, the fee paid to such Canadian Lender by the applicable Canadian Borrower pursuant to Section 4.02 (in this paragraph called the “Initial Fee”) with respect to such Bankers’ Acceptance shall be recalculated based upon such change in the Canadian Stamping Fee Rate or the existence of such Event of Default for the number of days during the term of such Bankers’ Acceptance that such change is applicable or such Event of Default exists. If such recalculated amount is in excess of the Initial Fee then the applicable Canadian Borrower shall pay to such Canadian Lender the amount of such excess, and if such recalculated amount is less than the Initial Fee, then the amount of such reduction shall be credited to other amounts payable by the applicable Canadian Borrower to such Canadian Lender.

     (c) General Procedures for Bankers’ Acceptances.

     (i) Notice. Each Canadian Borrower may in a Canadian Committed Borrowing Notice (which notice must be received by the Administrative Agent not later than 11:00 a.m. one Business Day prior to the date of the requested Canadian Borrowing by way of Bankers’ Acceptances) request a Canadian Borrowing by way of Bankers’ Acceptances. If such Canadian Borrower is responsible for marketing of such Bankers’ Acceptances under Section 3.08(b)(iv), such Canadian Borrower by subsequent notice to the Administrative Agent by 11:00 a.m. on the day of the requested Canadian Borrowing by way of Bankers’ Acceptances shall provide Administrative Agent (which shall in turn promptly notify each Canadian Lender) with information as to the discount proceeds payable by the purchasers of the Bankers’ Acceptances and the party to whom delivery of the Bankers’ Acceptances by each Canadian Lender is to be made against delivery to each Canadian Lender of the applicable discount proceeds. Such discount proceeds less the fee calculated in accordance with Section 4.02(c) shall promptly be delivered to the Administrative Agent. Any telephone advice given under this Section shall be subject to Section 3.02 and shall be confirmed by a written notice of the applicable Canadian Borrower to Administrative Agent prior to 11:30 a.m. on the same day.

     (ii) Continuation. In the case of a continuation of maturing Bankers’ Acceptances issued by a Canadian Lender, such Canadian Lender, in order to satisfy the continuing liability of the applicable Canadian Borrower to the Canadian Lender for the face amount of the maturing Bankers’ Acceptances issued by the applicable Canadian Borrower, shall retain for its own account the Canadian Net Proceeds of each new Bankers’ Acceptance issued by it in connection with such continuation; and the applicable Canadian Borrower shall, on the maturity date of the maturing Bankers’ Acceptances issued by the applicable Canadian Borrower, pay to Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the aggregate Canadian Net Proceeds of the new Bankers’ Acceptances.

     (iii) Conversion from Canadian Prime Rate Committed Loans. In the case of a conversion from a Canadian Prime Rate Committed Loan into a Canadian Committed Borrowing by way of Bankers’ Acceptances to be accepted by a Canadian Lender pursuant to Sections 3.08(a), (b) and (c), such Canadian Lender, in order to satisfy the continuing liability of the applicable Canadian Borrower to it for the principal amount of the Canadian Prime Rate Committed

Loans owing by such Canadian Borrower being converted, shall retain for its own account the Canadian Discount Proceeds of each new Bankers’ Acceptance issued by it in connection with such conversion; and the applicable Canadian Borrower shall, on the date of issuance of the Bankers’ Acceptances, pay to the Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the aggregate principal amount of the Canadian Prime Rate Committed Loans owing by the applicable Canadian Borrower being converted to the Canadian Lenders and the aggregate Canadian Discount Proceeds of such Bankers’ Acceptances.

     (iv) Conversions to Canadian Prime Rate Committed Loans. In the case of a conversion of a Canadian Committed Borrowing by way of Bankers’ Acceptances into Canadian Prime Rate Committed Loan, each Canadian Lender, in order to satisfy the liability of the applicable Canadian Borrower to it for the face amount of the maturing Bankers’ Acceptances, shall record the obligation of the applicable Canadian Borrower to it as a Canadian Prime Rate Committed Loan, unless such Canadian Borrower provides for payment to Administrative Agent for the benefit of Canadian Lenders of the face amount of the maturing Bankers’ Acceptance in some other manner acceptable to Canadian Lenders, including conversion to another Type of Canadian Borrowing.

     (v) Authorization. Each Canadian Borrower hereby authorizes each Canadian Lender to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers’ Acceptances accepted by it pursuant to this Section in accordance with the instructions provided by the applicable Canadian Borrower pursuant to Sections 3.01 and 3.02, as applicable.

     (vi) Depository Notes. The parties agree that in the administering of Bankers’ Acceptances, each Canadian Lender may avail itself of the debt clearing services offered by a clearing house for depository notes pursuant to the Depository Bills and Notes Act (Canada) and that the procedures set forth in Section 3.02 be deemed amended to the extent necessary to comply with the requirements of such debt clearing services.

     (d) Execution of Bankers’ Acceptances. The signatures of any authorized signatory on Bankers’ Acceptances may, at the option of the applicable Canadian Borrower, be reproduced in facsimile and such Bankers’ Acceptances bearing such facsimile signatures shall be binding on the applicable Canadian Borrower as if they had been manually signed by such authorized signatory. Notwithstanding that any person whose signature appears on any Bankers’ Acceptance as a signatory may no longer be an authorized signatory of the applicable Canadian Borrower at the date of issuance of a Bankers’ Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Bankers’ Acceptance so signed shall be binding on such Canadian Borrower.

     (e) Escrowed Funds. Upon the occurrence of an Event of Default and an acceleration of the Canadian Committed Loans under Section 9.02, each Canadian Borrower shall forthwith pay to the Administrative Agent for deposit into an escrow account maintained by and in the name of Administrative Agent for the benefit of Canadian Lenders in accordance with their Pro Rata Shares an amount equal to the Canadian Lenders’ maximum potential liability (as determined by Administrative Agent) under then outstanding Bankers’ Acceptances for such Canadian Borrower (together with amounts paid pursuant to the following sentence, the “Canadian Escrow Funds”). If such Event of Default is either waived or cured in compliance with the terms of this Agreement, then the Canadian Escrow Funds, together with any accrued interest to the date of release, shall be forthwith released to the applicable Canadian Borrower. Upon a prepayment permitted under Section 3.06 in respect of outstanding Bankers’ Acceptances for a Canadian Borrower, such Canadian Borrower shall pay the amount of such prepayment to the Administrative Agent for deposit into an escrow account maintained by and in the name of Administrative Agent for the benefit of Canadian Lenders in accordance with their Pro Rata Shares of such Bankers’ Acceptances. The Canadian Escrow Funds shall be held by Administrative Agent for set-off against future amounts owing by such Canadian Borrower in respect of such Bankers’ Acceptances and pending such application shall bear interest at the rate declared by Administrative Agent from time to time as that payable by it in respect of deposits for such amount and for such period relative to the maturity date of the Bankers’ Acceptances, as applicable.

     3.09 Currency Fluctuations. Notwithstanding any other provision of this Agreement, the Administrative Agent shall have the right at any time and from time to time to calculate the Total Canadian Outstandings at the US Dollar Equivalent thereof in US Dollars for any purposes, including making a determination from time to time of the available undrawn portion of the Aggregate Canadian Commitments. If, following such calculation, the Administrative Agent determines that the Total Canadian Outstandings have been greater than 105% of the Aggregate Canadian Commitments at such time for a period of three consecutive Business Days, then the Administrative Agent shall so advise each Canadian Facility Borrower and one or more of such Canadian Facility Borrowers shall, no later than the seventh Business Day following such advice, repay outstanding Loans and Cash Collateralize Canadian Letters of Credit or Bankers’ Acceptances, in an amount equal to the amount by which the Total Canadian Outstandings then exceeds the Aggregate Canadian Commitments, together with all accrued interest on the amount so prepaid in respect of any Loan. Such cash collateral shall be released to the applicable Canadian Borrower from time to time in minimum amounts of US $100,000 to the extent such releases will not result in the non-Cash Collateralized Total Canadian Outstandings exceeding the Aggregate Canadian Commitments.

     3.10 Currency Conversion and Currency Indemnity.

     (a) Each applicable Canadian Facility Borrower shall make payment relative to any Canadian Borrowings (other than Canadian Base Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans) or Canadian Letters of Credit in Canadian Dollars and shall make payment relative to Canadian US Base Rate Committed Loans and Canadian US$ Eurodollar Rate Committed Loans in US Dollars. If any payment is received on account of any such Canadian Borrowings or Letter of Credit in any currency (the “Other Currency”) other than the Applicable Currency (whether voluntarily, pursuant to any conversion of a Canadian

Borrowing or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of a Canadian Facility Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of such Canadian Facility Borrower hereunder and under the other Financing Documents in respect thereof only to the extent of the amount of the Applicable Currency that the Administrative Agent or relevant Canadian Lenders are able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

     (b) If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in Canadian Dollars, then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event each Canadian Facility Borrower obligated in respect of the amount due and payable shall be obligated to pay the Administrative Agent or Canadian Lenders any deficiency in accordance with Section 3.10(a). For the foregoing purposes “rate of exchange” means the rate at which the Administrative Agent or relevant Canadian Lenders, as applicable, in accordance with their normal banking procedures are able on the relevant date to purchase Canadian Dollars with the Judgment Currency after deducting any premium and costs of exchange.

     (c) If the Administrative Agent or any Canadian Lender receives any payment or payments on account of the liability of a Canadian Facility Borrower hereunder pursuant to any judgment or order in any Other Currency, and the amount of Canadian Dollars that the Administrative Agent or relevant Canadian Lender is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of Canadian Dollars due in respect of such liabilities immediately prior to such judgment or order, then such Canadian Facility Borrower shall, within five Business Days after demand, and such Canadian Facility Borrower hereby agrees to, indemnify and save Administrative Agent or such Canadian Lender harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 3.10(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent or the Lenders or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

ARTICLE IV.
GENERAL PROVISIONS APPLICABLE TO BOTH FACILITIES

     4.01 Interest on Loans.

     (a) Subject to the provisions of subsection (c) below, until paid in full (i) each US Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the US Dollar Eurodollar Rate for such

Interest Period plus the Applicable Margin; (ii) each US Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the US Base Rate; (iii) each US Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the US Dollar Eurodollar Rate for such Interest Period plus (or minus) the US Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (iv) each US Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the US Swing Line Rate.

     (b) Subject to the provisions of subsection (c) below, until paid in full (i) each Canadian C$ Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Canadian Dollar Eurodollar Rate for such Interest Period plus the Applicable Margin; (ii) each Canadian US$ Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the US Dollar Eurodollar Rate for such Interest Period plus the Applicable Margin; (iii) each Canadian Prime Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate; (iv) each Canadian Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the US Base Rate; (v) each Canadian Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Canadian Dollar Eurodollar Rate or US Dollar Eurodollar Rate, as applicable, for such Interest Period plus (or minus) the Canadian Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (vi) each Canadian Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Swing Line Rate.

     (c) Interest on past due amounts shall be payable as follows:

     (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the rate one percent (1%) above the rate that was applicable to such Loan before a principal payment on such Loan became past due (provided that, in the case of a Loan that bears interest at a rate based on the US Dollar Eurodollar Rate or Canadian Dollar Eurodollar Rate, from and after the last day of the then existing Interest Period therefor, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to, in the case of US Loans, the US Base Rate plus one percent (1%) and, in the case of Canadian Loans, the lesser of (A) the Canadian Prime Rate plus two percent (2%) and (B) the rate reasonably determined by the Administrative Agent to be the Canadian Lenders’ average cost of funds for such amount), to the fullest extent permitted by applicable Laws.

     (ii) In the case of any other past due US Obligation or Canadian Obligation, such past due amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to, in the case of a past due US

Obligation, the US Base Rate plus one percent (1%), and, in the case of a past due Canadian Obligation, the lesser of (A) the Canadian Prime Rate plus two percent (2%) and (B) the rate reasonably determined by the Administrative Agent to be the Canadian Lenders’ average cost of funds for such amount, to the fullest extent permitted by applicable Laws.

     (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (d) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     (e) For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement with respect to the Canadian Borrowings, Canadian L/C Obligations and other amounts payable hereunder or under the other Financing Documents with respect thereto is calculated on the basis of a period other than a calendar year (the “Relevant Period”), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Relevant Period.

     (f) To the extent permitted by law, the provisions of the Judgment Interest Act (Alberta) R.S.A. 2000 C.J-1 shall not apply to the Financing Documents and are hereby expressly waived by Canadian Facility Borrowers.

     (g) The principle of deemed reinvestment of interest shall not apply to any interest calculation under the Financing Documents with respect to the Canadian Borrowings, Canadian L/C Obligations, Bankers’ Acceptances and other amounts payable hereunder or under the other Financing Documents with respect thereto, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

     4.02 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.04 and subsections (i) and (j) of Section 3.04:

     (a) Facility Fees.

     (i) The US Facility Borrower shall pay to the Administrative Agent, for the account of each US Lender in accordance with its Pro Rata Share, a facility fee (the “US Facility Fee”) at a rate per annum, calculated on the daily aggregate amount of the US Commitments, irrespective of usage, and after termination of the US Commitments on the daily aggregate Outstanding Amount of US Loans and US L/C Obligations (without duplication), until paid in full, equal to the number of Basis Points per annum based upon the applicable Debt Rating set forth on the row designated “Facility Fee Percentage” on Schedule 1.01.

     (ii) The Canadian Facility Borrowers shall pay, or cause to be paid, (based upon allocations among themselves determined by them in their sole discretion) to the Administrative Agent (in the US, in the case of Parent, and in Canada, in the case of the Canadian Borrowers), for the account of each Canadian Lender in accordance with its Pro Rata Share, a facility fee (the “Canadian Facility Fee”) at a rate per annum, calculated on the daily aggregate amount of the Canadian Commitments, irrespective of usage, and after termination of the Canadian Commitments on the daily aggregate Outstanding Amount of Canadian Loans and Canadian L/C Obligations (without duplication), until paid in full, equal to the number of Basis Points per annum based upon the applicable Debt Rating set forth on the row designated “Facility Fee Percentage” on Schedule 1.01.

     (iii) The Facility Fees shall accrue at all times during the Availability Period (and thereafter so long as any applicable Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article VI is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the Maturity Date (and, if applicable, thereafter on demand). The Facility Fees shall be calculated quarterly in arrears, and if there is any change in the applicable rate for determining Facility Fees as a result of a change in the Debt Rating during any quarter, the actual daily amount shall be computed and multiplied by the applicable rate separately for each period during such quarter, determined with reference to the applicable Debt Rating in effect for such period.

     (b) Utilization Fees.

     (i) The Borrowers shall pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, a utilization fee (the “Utilization Fee”) equal to 12.5 Basis Points times the Total Outstandings (A) on each day that the Total Outstandings exceed 50% of the actual daily amount of the Aggregate Commitments then in effect and (B) on each day after the termination of the Commitments. It is agreed that (i) payments being made to the Canadian Lenders in respect of Canadian Credit Extensions made to the Canadian Borrowers will be made from an establishment within Canada and (ii) payments being made to the US Lenders in respect of US Credit Extensions to the US Facility Borrower, and payments being made to US branches or US Affiliates of the Canadian Lenders in respect of Canadian Credit Extensions to the Parent, will be made from an establishment within the United States; provided that the foregoing shall not affect or limit the Borrowers’ ability to allocate the Utilization Fee among themselves in their sole discretion.

     (ii) The Utilization Fees shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article VI is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the Maturity Date (and, if applicable, thereafter on demand). The Utilization Fee shall be calculated quarterly in arrears.

     (c) Canadian Stamping Fee. In consideration of each Canadian Lender’s commitment to accept Bankers’ Acceptances under this Agreement, the applicable Canadian Borrower will pay to Administrative Agent for the account of each Canadian Lender a stamping fee in an amount equal to the Canadian Stamping Fee Rate multiplied by the face amount of each Bankers’ Acceptance accepted by such Canadian Lender under this Agreement calculated for the number of days in the term of such Bankers’ Acceptance. Such fee shall be due and payable on the date on which such Bankers’ Acceptances are accepted and if such Canadian Lender is purchasing such Bankers’ Acceptance, such fee shall be deducted from the Canadian Discount Proceeds paid to the applicable Canadian Borrower.

     (d) Other Fees. The Borrowers shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts (based upon allocations among themselves determined by them in their sole discretion) fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     4.03 Computation of Interest and Fees. All computations of interest for Loans interest on which is determined by reference to the Canadian Dollar Eurodollar Rate or the US Dollar Eurodollar Rate shall be made on the basis of a year of 360 days and actual days elapsed. All other computations of interest on Loans and all computations of stamping fees for Bankers’ Acceptances, Facility Fees, Utilization Fees and other fees, and of all other amounts computed based on a per annum rate, payable under this Agreement or the Fee Letter, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 4.05(a), bear interest for one day. Fees shall accrue from the first day of the applicable computation period to the last day of such period.

     4.04 Evidence of Debt.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained with respect to each applicable Borrower by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing by it with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     4.05 Payments Generally.

     (a) All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in the Applicable Currency, and in immediately available funds, not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each applicable Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

     (i) if any Borrower failed to make such payment, each applicable Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate (or in the case of the

Canadian Loans or Canadian Letters of Credit, the rate per annum reasonably determined by the Administrative Agent to be the cost to it of funding such amount); and

     (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to (A) in the case of payments under the US Facility, the Federal Funds Rate from time to time in effect and (B) in the case of payments under the Canadian Facility, the rate per annum reasonably determined by the Administrative Agent to be the cost to it of funding such amount. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Committed Loan or Bid Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article IV, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article VI are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the US Lenders hereunder to make US Committed Loans and to fund participations in US Letters of Credit and US Swing Line Loans are several and not joint. The failure of any Lender to make any US Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its US Committed Loan or purchase its participation.

     (f) The obligations of the Canadian Lenders hereunder to make Canadian Committed Loans (including the obligations to accept or purchase Bankers’ Acceptances) and to fund participations in Canadian Letters of Credit and Canadian Swing Line Loans are several and not joint. The failure of any Canadian Lender to make any Canadian Committed Loan (including by accepting or purchasing any Bankers’ Acceptance) or to fund any such participation on any date required hereunder shall not relieve any other Canadian Lender of its corresponding obligation to do so on such date, and no Canadian Lender shall be responsible for the failure of any other Canadian Lender to so make its Canadian Committed Loan or purchase its participation.

     (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     4.06 Sharing of Payments.

     (a) If, other than as expressly provided elsewhere herein, any US Lender shall obtain on account of the US Committed Loans made by it, or the participations in US L/C Obligations or in US Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the other US Lenders such participations in the US Committed Loans made by them and/or such subparticipations in the participations in US L/C Obligations or US Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such US Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the applicable purchasing Lender under any of the circumstances described in Section 12.07 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other applicable Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The US Facility Borrower agrees that any US Lender so purchasing a participation from the other US Lenders may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.05) with respect to such participation as fully as if such Lender were the direct creditor of the US Facility Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this subsection and will in each case notify the applicable Lenders following any such purchases or repayments. Each US Lender that purchases a participation pursuant to this subsection shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the US Obligations purchased to the same extent as though the purchasing Lender were the original owner of the US Obligations purchased.

     (b) If, other than as expressly provided elsewhere herein, any Canadian Lender shall obtain on account of the Canadian Committed Loans (including Canadian Committed Loans by way of Bankers’ Acceptances) made by it or the participations in Canadian L/C Obligations or in Canadian Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Canadian Lender shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the other Canadian Lenders such participations in the Canadian Committed Loans (including Bankers Acceptances) made by them and/or such subparticipations in the participations in Canadian L/C Obligations or Canadian Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Canadian Lender to share the excess payment in respect of such Canadian Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the applicable purchasing Canadian Lender under any of the circumstances described in Section 12.07 (including pursuant to any settlement entered into by the purchasing Canadian Lender in its discretion), such purchase shall to that extent be rescinded and each other applicable Canadian Lender shall repay to the purchasing Canadian Lender the purchase price paid therefor, together with an amount equal to such paying Canadian Lender’s ratable share (according to the proportion of (i) the amount of such paying Canadian Lender’s required repayment to (ii) the total amount so recovered from the purchasing Canadian Lender) of any interest or other amount paid or payable by the purchasing Canadian Lender in respect of the total amount so recovered, without further interest thereon. The Canadian Facility Borrowers agree that any Canadian Lender so purchasing a participation from another Canadian Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.05) with respect to such participation as fully as if such Canadian Lender were the direct creditor of the applicable Canadian Facility Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this subsection and will in each case notify the applicable Canadian Lenders following any such purchases or repayments. Each Canadian Lender that purchases a participation pursuant to this subsection shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Canadian Obligations purchased to the same extent as though the purchasing Canadian Lender were the original owner of the Canadian Obligations purchased.

     4.07 Extension of Maturity Date.

     (a) The US Facility Borrower may, at any time and from time to time, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request, for itself and the Canadian Borrowers, a one-year extension of the Maturity Date then in effect. Within 30 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). The US Facility Borrower may not request more than two such extensions. Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the US Facility Borrower and the Lenders of the Lenders’ responses.

     (b) The Maturity Date shall be extended only if Lenders constituting the Extension Required Lenders (the “Consenting Lenders”) have consented thereto. If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the following year, effective as of the Maturity Date then in effect (such existing Maturity Date being the “Extension Effective Date”). The Administrative Agent and the US Facility Borrower shall promptly confirm to the Lenders such extension and the Extension Effective Date. As a condition precedent to such extension, the US Facility Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Extension Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party certifying that, (A) before and after giving effect to such extension, any representations and warranties contained in Article VII made by it are true and correct in all material respects on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, (B) immediately before and immediately after giving effect to such extension no Default will exist, and (C) from the date of the most recent financial statements of Parent delivered pursuant to Section 8.03 to and including the proposed Extension Effective Date there has been no material adverse change in the consolidated financial condition, or in the consolidated results of operations, of Parent and its consolidated Subsidiaries from that shown on such most recent financial statements. The US Facility Borrower shall prepay any US Committed Loans outstanding on the Extension Effective Date (and pay any additional amounts required pursuant to Section 5.05) to the extent necessary to keep outstanding US Committed Loans ratable with any revised and new Pro Rata Shares of all the US Lenders effective as of the Extension Effective Date. Each Canadian Facility Borrower shall prepay any Canadian Committed Loans owing by it outstanding on the Extension Effective Date (and pay any additional amounts required pursuant to Section 5.05) to the extent necessary to keep outstanding Canadian Committed Loans ratable with any revised and new Pro Rata Shares of all the Canadian Lenders effective as of the Extension Effective Date.

     (c) If any Lender does not consent to the extension of the Maturity Date as provided in this Section 4.07, the US Facility Borrower shall have the right to replace such Lender in accordance with Section 12.11.

     (d) This Section shall supersede any provisions in Section 4.06 or 12.01 to the contrary.

     4.08 Increase in Commitments.

     (a)      (i) So long as at the time such notice is given there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), Parent may, from time to time, request of the Lenders generally an increase in the US Commitments and/or the Canadian Commitments, provided that (A) the Aggregate Commitments shall not exceed US $2,250,000,000 and (B) unless otherwise agreed to by Parent and the Administrative Agent, any such request for an increase shall be in a minimum aggregate amount of US $50,000,000. In connection therewith, Parent may, from time to time, request an increase in any of the US Letter of Credit Sublimit, the US Swing Line Sublimit, the Canadian Letter of Credit Sublimit and the Canadian Swing Line Sublimit. At the time of sending such notice, the US Facility Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Any increase in the US Letter of Credit Sublimit or the Canadian Letter of Credit Sublimit shall require the prior written consent of each US L/C Issuer and each Canadian L/C Issuer, respectively, and any increase in the US Swing Line Sublimit or the Canadian Swing Line Sublimit shall require the prior written consent of the US Swing Line Lender and the Canadian Swing Line Lender, respectively. Each Lender shall notify the Administrative Agent within the time period specified by the US Facility Borrower whether or not it agrees (i) to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase and (ii) if applicable, to increase the US Letter of Credit Sublimit, the US Swing Line Sublimit, the Canadian Letter of Credit Sublimit and the Canadian Swing Line Sublimit. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment (or, if applicable, to increase the US Letter of Credit Sublimit, the US Swing Line Sublimit, the Canadian Letter of Credit Sublimit and the Canadian Swing Line Sublimit, as the case may be). The Administrative Agent shall notify the US Facility Borrower and each Lender of the Lenders’ responses to each request made hereunder.

            (ii) As an alternative to the procedure set forth in paragraph (i) above, but subject to the proviso set forth therein, to achieve the desired increase in the US Commitments and/or the Canadian Commitments, Parent may invite one or more existing Lenders and/or one or more Eligible Assignees (who will become Lenders pursuant to a joinder agreement (a “Joinder Agreement”) in form and substance reasonably satisfactory to the Administrative Agent and its counsel) to increase their existing, or provide new, US Commitments or Canadian Commitments, as applicable, all without the consent of any Person other than the existing Lender or Eligible Assignee that is the recipient of such invitation (and each Lender hereby agrees, subject to satisfaction of the conditions set forth in Section 4.08(b), to execute and deliver to the Administrative Agent and each Borrower and each other party hereto an amendment to this Agreement giving effect to any increase in the US Commitments and/or the Canadian Commitments in accordance with this Section 4.08).

     (b) If the US Commitments or the Canadian Commitments (and, if applicable, the US Letter of Credit Sublimit, the US Swing Line Sublimit, the Canadian Letter of Credit Sublimit and the Canadian Swing Line Sublimit) are increased in accordance with this Section, the Administrative Agent and Parent shall determine, and the Administrative Agent shall promptly notify the Lenders of, the effective date (the “Increase Effective Date”) of such increase and, with respect to any increase in the Commitments, the final allocation of such increase. As a condition precedent to any increase pursuant to this Section, the US Facility Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of each Borrower, certifying that, immediately before and immediately after giving effect to such increase, (A) the representations and warranties contained in Article VII and the other Financing Documents made by it are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (B) no Default exists. The US Facility Borrower shall prepay any US Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 5.05) to the extent necessary to keep the outstanding US Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the US Commitments under this Section. Each Canadian

Borrower shall prepay any Canadian Committed Loans owing by it and outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 5.05) to the extent necessary to keep the outstanding Canadian Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Canadian Commitments under this Section.

     (c) This Section shall supersede any provisions in Sections 4.06 or 12.01 to the contrary.

     4.09 Termination or Reduction of Commitments. The US Facility Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments (including the Aggregate Canadian Commitments), or from time to time permanently reduce the Aggregate Commitments (and to the extent specified in such notice reduce the Aggregate Canadian Commitments); provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. two Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of US $10,000,000 or any whole multiple of US $1,000,000 in excess thereof, (iii) the US Facility Borrower shall not terminate or reduce the Aggregate Commitments (and the Aggregate Canadian Commitments, if applicable) if, after giving effect thereto and to any concurrent prepayments hereunder, (1) the Total Outstandings would exceed the Aggregate Commitments, (2) the Total US Outstandings would exceed the Aggregate US Commitments, or (3) the Total Canadian Outstandings would exceed the Aggregate Canadian Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the US Letter of Credit Sublimit or the US Swing Line Sublimit exceeds the amount of the Aggregate US Commitments or the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit exceeds the Aggregate Canadian Commitments, such Sublimits shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the US Commitment of each Lender according to such Lender’s Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

ARTICLE V.
TAXES, YIELD PROTECTION AND ILLEGALITY

     5.01 Taxes.

     (a) Subject to Section 5.01(f), any and all payments by any Borrower to or for the account of the Administrative Agent or any Lender under any Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (“Charges”), excluding, in the case of the Administrative Agent and each Lender, (i) Charges imposed on or measured by its net income or profits, and franchise taxes imposed on it (in lieu of net income or profits taxes), and any other Charges, in each case imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized, domiciled, resident, doing business, maintains a lending office or otherwise extends credit from and (ii) any other

Charges in effect at the time such Administrative Agent or Lender executed or otherwise first became entitled to the benefits of this Agreement (all such non-excluded Charges being hereinafter referred to as “Taxes”). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Financing Document to the Administrative Agent or any Lender, (i) subject to compliance in full by such Lender with Sections 5.01(f) and 5.01(g), as applicable, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrowers agree to pay any and all present or future stamp, or documentary taxes and any other excise or property taxes or similar levies which arise from any payment made under any Financing Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Financing Document (hereinafter referred to as "Other Taxes”).

     (c) Subject to compliance in full by such Lender with Sections 5.01(f) and 5.01(g), as applicable, each Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrowers shall not be obligated to indemnify the Administrative Agent or any Lender pursuant to this Section 5.01(c) in respect of penalties, interest or expenses arising from or with respect to such Taxes or Other Taxes if such penalties, interest or expenses are attributable to the gross negligence or willful misconduct of the Person seeking indemnification. Any payment required to be made under this Section 5.01(c) shall be made within 30 days after the date such Lender or the Administrative Agent makes a demand therefor.

     (d) In the event that any Lender or the Administrative Agent receives a refund in respect of Taxes or Other Taxes as to which it has been paid additional amounts by any Borrower pursuant to clause (a) or (b) above or indemnified by any Borrower pursuant to clause (c) and such refund is attributable to such additional amounts or indemnification, then such Lender or Administrative Agent, as applicable, shall promptly notify the Administrative Agent and the applicable Borrower and shall within 30 Business Days remit to such Borrower an amount as such Lender or Administrative Agent, as applicable, reasonably determines, in good faith, to be the proportion of the refunded amount as will leave it, after such remittance, in no better or worse position than it would have been if the Taxes or Other Taxes had not been imposed and the corresponding additional amounts or indemnification payment not been made; provided, that such Borrower, upon request by the Administrative Agent or such Lender, shall promptly return such refund to the Administrative Agent or such Lender, as the case may be, in the event that the Administrative Agent or such Lender is required to repay such refund to the relevant Governmental Authority. Nothing contained in this Section 5.01(d) shall require the Administrative Agent or any Lender to make available to any Borrower any of its tax returns or any other information relating to its taxes that it deems to be confidential.

     (e) If requested by any Borrower, any Lender claiming any indemnity or additional amounts payable pursuant to this Section 5.01 shall use its best reasonable efforts (consistent with its reasonable internal policy and legal and regulatory restrictions) to change the jurisdiction of its designated Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such indemnity or additional amounts which would be payable or may thereafter accrue; provided, that such designation would not, in the sole judgment of such Lender exercised in good faith, be otherwise disadvantageous to such Lender; provided, further, that nothing in this Section 5.01(e) shall adversely affect or postpone any of the obligations of any Borrower or the rights of any Lender under this Agreement.

     (f) Each Canadian Lender that is not a Canadian Resident Lender shall deliver, or have its applicable lending office deliver, to the Canadian Borrowers and the Administrative Agent on the date on which such Canadian Lender or such applicable lending office becomes a Canadian Lender hereunder (whether by way of becoming a successor Canadian Lender or otherwise), notice that the Canadian Lender is not a Canadian Resident Lender. In addition, if there is any change in such status, the applicable Canadian Lender shall provide notice of such change promptly to the Canadian Borrowers and the Administrative Agent. Notwithstanding any provision hereof to the contrary and for the avoidance of doubt, it is acknowledged by the parties that there may be Canadian tax imposed under Part XIII of the Income Tax Act (Canada) (“Canadian Withholding Tax”) on any payments as, on account or in lieu of payment of, or in satisfaction of, interest and other fees paid by the Canadian Borrowers or the Administrative Agent under the Canadian Facility (but, for greater certainty, excluding any payments under the Guaranties) to persons who are not Canadian Resident Lenders (such payments a “Taxable Payment”). The Canadian Borrowers shall have no obligation to make any additional or increased payment under clause (a) or clause (b) above, or to indemnify the Administrative Agent or a Canadian Lender under clause (c) above, in respect of any Canadian Withholding Tax on a Taxable Payment, and the Canadian Borrowers shall be entitled to deduct and remit to the proper Canadian taxing authorities any such Canadian Withholding Tax from any such Taxable Payments.

     (g) On or prior to the date on which the Administrative Agent and each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) executes this Agreement or otherwise first becomes entitled to the benefits of this Agreement, such party shall provide the US Facility Borrower and the Administrative Agent with U.S. Internal Revenue Service form W-8BEN, W-8IMY or W-8ECI, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such party is fully exempt from United States withholding taxes with respect to all payments to be made to such party hereunder, or other documents satisfactory to the US Facility Borrower indicating that all payments to be made to such party hereunder are fully exempt from such taxes. Thereafter and from time to time, each such party shall submit to the US Facility Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United

States taxing authorities) as may be (i) notified by the US Facility Borrower to such party and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such party pursuant to this Agreement, including fees. Upon the request of the US Facility Borrower from time to time, the Administrative Agent and each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) shall submit to the US Facility Borrower a certificate to the effect that it is such a United States person, in such form as the US Facility Borrower shall reasonably request. If any of the Administrative Agent or any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the US Facility Borrower any form or certificate that such party is obligated to submit pursuant to this subsection (g), or that such party is required to withdraw or cancel any such form or certificate previously submitted, such party shall promptly notify the US Facility Borrower and the Administrative Agent of such fact. With respect to the Administrative Agent and any Lender, other than as a result of any change in applicable law which first becomes effective after the Administrative Agent or such Lender executes or otherwise first becomes entitled to the benefits of this Agreement, no Borrower shall have any obligation to make any additional payment under clause (a) or clause (b) above, or to indemnify the Administrative Agent or any such Lender under clause (c) above, to the extent that such Administrative Agent or Lender is not entitled under applicable law to provide the US Facility Borrower with the forms required by this Section 5.01(g), and in any such case the Borrower shall be entitled to deduct and remit to the applicable Tax authorities any Taxes required to be so deducted and remitted under applicable law. If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     5.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund US Dollar Eurodollar Rate Loans, Canadian C$ Eurodollar Rate Loans or Canadian US$ Eurodollar Rate Loans, as applicable, or to determine or charge interest rates based upon the US Dollar Eurodollar Rate or the Canadian Dollar Eurodollar Rate, then, on notice thereof by such Lender to each applicable Borrower through the Administrative Agent, any obligation of such Lender (a) to make or continue US Dollar Eurodollar Rate Loans, Canadian C$ Eurodollar Rate Loans or Canadian US$ Eurodollar Rate Loans, as applicable, or (b) to convert (i) US Base Rate Committed Loans to US Eurodollar Rate Committed Loans or (ii) Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans to Canadian C$ Eurodollar Rate Committed Loans or Canadian US$ Eurodollar Rate Committed Loans, as applicable, shall be suspended until such Lender notifies the Administrative Agent and each applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, each applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, (a) convert all US Dollar Eurodollar Rate Loans or Canadian US$ Eurodollar Rate

Loans of such Lender to US Base Rate Loans or Canadian Base Rate Committed Loans, as the case may be, and (b) convert all Canadian C$ Eurodollar Rate Loans of such Lender to Canadian Prime Rate Committed Loans, either on the last day of the Interest Period therefor or, if later, the first day on which such affected Loans can be prepaid without any requirement for payment of amounts pursuant to Section 5.05, if such Lender may lawfully continue to maintain such US Dollar Eurodollar Rate Loans, Canadian C$ Eurodollar Rate Loans or Canadian US$ Eurodollar Rate Loans, as the case may be, to such day, or immediately, if such Lender may not lawfully continue to maintain such US Dollar Eurodollar Rate Loans, Canadian C$ Eurodollar Rate Loans or Canadian US$ Eurodollar Rate Loans, as the case may be. Upon any such prepayment or conversion, each applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

     5.03 Inability to Determine Rates.

     (a) If the US Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the US Dollar Eurodollar Rate for any requested Interest Period with respect to a proposed US Eurodollar Rate Committed Loan, or that the US Dollar Eurodollar Rate for any requested Interest Period with respect to a proposed US Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the US Facility Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain US Dollar Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the US Required Lenders) revokes such notice. Upon receipt of such notice, the US Facility Borrower may revoke any pending request for a US Borrowing of, conversion to or continuation of US Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a US Committed Borrowing of US Base Rate Loans in the amount specified therein.

     (b) If the Canadian Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the US Dollar Eurodollar Rate or the Canadian Dollar Eurodollar Rate for any requested Interest Period with respect to a proposed Canadian Eurodollar Rate Committed Loan, or that the US Dollar Eurodollar Rate or the Canadian Dollar Eurodollar Rate for any requested Interest Period with respect to a proposed Canadian Committed Loan does not adequately and fairly reflect the cost to such Canadian Lenders of funding such Loan, the Administrative Agent will promptly so notify each Canadian Borrower and each Canadian Lender. Thereafter, the obligation of the Canadian Lenders to make or maintain Canadian C$ Eurodollar Rate Committed Loans and Canadian US$ Eurodollar Rate Committed Loans shall be suspended until the Administrative Agent (upon the instruction of the Canadian Required Lenders) revokes such notice. Upon receipt of such notice, any Canadian Borrower may revoke any pending request for a Canadian Borrowing of, conversion to or continuation of such Canadian Committed Loans or, failing that, will be deemed to have converted such request into a request for a Canadian Committed Borrowing of Canadian Base Rate Committed Loans or Canadian Prime Rate Committed Loans in the amount specified therein.

     5.04 Increased Cost And Reduced Return; Capital Adequacy; Reserves On US Dollar Eurodollar Rate Loans, Canadian C$ Eurodollar Rate Loans, and Canadian US$ Eurodollar Rate Committed Loans.

     (a) If any Lender determines that as a result of a Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining US Dollar Eurodollar Rate Loans, Canadian C$ Eurodollar Rate Loans or Canadian US$ Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or accepting or purchasing Bankers’ Acceptances, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 5.01 shall govern), (ii) changes in the basis of taxation of, or in the rate or amount of taxes imposed on or measured by reference to, net or gross income or profits or franchise taxes (in lieu of net income taxes), by the United States or Canada or any other foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender (or its Lender Funding Affiliate) is organized, domiciled, resident or doing business or maintains a Lending Office or effects any Credit Extension hereunder, and (iii) reserve requirements contemplated by Section 5.04(c)), then from time to time within 20 days following delivery by such Lender (or its Lender Funding Affiliate) of a certificate described in Section 5.06 (with a copy of such demand to the Administrative Agent), each applicable Borrower shall pay to such Lender (or its Lender Funding Affiliate) such additional amounts as will compensate such Lender (or its Lender Funding Affiliate) for such increased cost or reduction.

     (b) If any Lender determines that a Change in Law regarding capital adequacy or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), each applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) The US Facility Borrower shall pay to each US Lender, and the applicable Canadian Facility Borrower shall pay to each Canadian Lender (or its Lender Funding Affiliate, if applicable), as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each US Dollar Eurodollar Rate Loan, Canadian C$ Eurodollar Rate Loan or Canadian US$ Eurodollar Rate Loan, as applicable, equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the applicable Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     5.05 Compensation for Losses. Within 20 days following delivery by any Lender of a certificate described in Section 5.06, upon demand of such Lender (with a copy to the Administrative Agent) from time to time, each applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan (other than a US Base Rate Loan, a Canadian Prime Rate Committed Loan, a Canadian Base Rate Committed Loan or a Swing Line Loan) on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan or in the circumstances contemplated by Section 5.03(a) or(b)) to prepay, borrow, continue or convert any Loan other than a US Base Rate Loan, a Canadian Prime Rate Committed Loan or a Canadian Base Rate Committed Loan, as the case may be, on the date or in the amount notified by the applicable Borrower; or

     (c) any assignment of a US Dollar Eurodollar Rate Loan or a Canadian C$ Eurodollar Rate Loan or a Canadian US$ Eurodollar Rate Loan, as the case may be, on a day other than the last day of the Interest Period therefor as a result of a request by the applicable Borrower pursuant to Section 12.11;

excluding any loss of anticipated profits but including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

     5.06 Matters Applicable to All Requests for Compensation.

     A certificate of the Administrative Agent or any Lender claiming compensation under this Article V and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. The applicable Borrower may reasonably request copies of documentation supporting such methods.

     Upon any Lender’s making a claim for compensation under Section 5.01 or 5.04, the US Facility Borrower may replace such Lender in accordance with Section 12.11.

     Notwithstanding any other provision of this Agreement to the contrary, no Borrower shall be under any obligation to compensate the Administrative Agent or any Lender under Sections 5.01, 5.04 or 5.05 with respect to any request to be compensated for any losses, costs, expenses or other amounts relating or attributable to any period prior to the date that is 90 days prior to such request if such Lender or the Administrative Agent, as the case may be, knew of the circumstances giving rise to such losses, costs, expenses or amounts.

     5.07 Survival. All of the Borrowers’ obligations under this Article V shall survive termination of this Agreement and the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE VI.
CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS

     6.01 Conditions Precedent to Effectiveness of this Agreement. This Agreement, and the amendment and restatement of the Existing US Short-Term Revolving Credit Agreement by this Agreement, and termination of commitments under the Existing US Long-Term Revolving Credit Agreement and the Existing Canadian Credit Agreement, shall become effective as of the Effective Date when (i) this Agreement shall have been executed by each Loan Party and the Administrative Agent, (ii) the Administrative Agent and the Borrowers shall have received a counterpart of this Agreement executed by each Lender or written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such Lender has signed a counterpart of this Agreement, (iii) the Administrative Agent, the Lenders and the Joint Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all legal fees and other out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder, and (iv) the Administrative Agent shall have received the following, each dated the date of delivery thereof unless otherwise specified below (which date shall be selected by the US Facility Borrower and be the same for all documents and all Lenders), in form and substance satisfactory to the Administrative Agent and (except for the Notes, if any) in sufficient copies for each Lender:

     (a) [Reserved];

     (b) Certified copies of (i) the resolutions of the directors of the Borrowers, approving (as appropriate) the Borrowings contemplated hereby and authorizing the execution of this Agreement and the other Financing Documents, including the Notes, if any, (ii) all documents evidencing other necessary Business Entity action and governmental approvals, if any, with respect to this Agreement and any other Financing Documents and (iii) the Organizational Documents of each Borrower;

     (c) A certificate of the Secretary or an Assistant Secretary of the Borrowers (i) certifying names and true signatures of officers of such Person authorized to sign this Agreement, the Notes, if any, and any other Financing Documents to which it is a party and (ii) certifying that the representations and warranties contained in Section 7.01 are true and correct as of the Effective Date;

     (d) Notice from Parent terminating the commitments under the Existing US Long-Term Revolving Credit Agreement and from Parent and the Canadian Borrowers terminating the commitments under the Existing Canadian Credit Agreement, and evidence of payment of all loans, interest, fees and other amounts outstanding, if any, under the Existing US Long-Term Revolving Credit Agreement, the Existing US Short-Term Revolving Credit Agreement and the Existing Canadian Credit Agreement immediately prior to the effectiveness of the amendment and restatement of the Existing Short-Term Revolving Credit Agreement by this Agreement;

     (e) A favorable opinion of Parent’s Vice President and General Counsel, in substantially the form of Exhibit G-1;

     (f) A favorable opinion of Joanne Alexander, counsel for BRCL and Canadian Hunter, in substantially the form of Exhibit G-2;

     (g) A favorable opinion of Jones Day, New York counsel to the Borrowers, in substantially the form of Exhibit G-3; and

     (h) A favorable opinion of Bennett Jones LLP, Alberta counsel to the Canadian Facility Borrowers, in substantially the form of Exhibit G-4.

     Notwithstanding anything else herein to the contrary, the Commitment of each Lender and the obligation of each L/C Issuer to issue Letters of Credit hereunder shall automatically terminate at 5:00 p.m. on August 31, 2004, if the amendment and restatement of the Existing US Short-Term Revolving Credit Agreement by this Agreement shall not have become effective by such time.

     6.02 Conditions Precedent to Each Credit Extension. The obligations of each Lender to honor any Request for Credit Extension (other than a Committed Borrowing Notice requesting only a conversion of Committed Loans to another Type or a continuation of Loans) shall be subject to the conditions precedent that on or before the date of such Credit Extension this Agreement shall have become effective pursuant to Section 6.01 and that on the date of such Credit Extension, before and immediately after giving effect to such Credit Extension and to the application of any proceeds therefrom, the following statements shall be true and correct:

     (a) each representation and warranty contained in Section 7.01 is correct in all material respects as though made on and as of such date (or, if such representation and warranty is stated to be made as at a specific date or for a specific period, as at the original specified date or with respect to the original specified period);

     (b) no Default has occurred and is continuing, or would result from such Credit Extension;

     (c) the Administrative Agent and the applicable L/C Issuer or US Swing Line Lender or Canadian Swing Line Lender (as applicable) shall have received a Request for US Credit Extension or Request for Canadian Credit Extension, as the case may be, in accordance with the requirements hereof; and

     (d) the aggregate amount of Credit Extensions under this Agreement (including such Credit Extension) and of borrowings under other agreements or facilities or evidenced by other instruments or documents is not in excess of the aggregate amount of such Credit Extensions and other borrowings approved as of such date (to the extent any such limit on aggregate borrowings exists from time to time) by the Boards of Directors of Parent and of each Canadian Borrower.

     Each Request for US Credit Extension and Request for Canadian Credit Extension (other than (i) a US Committed Borrowing Notice requesting only a conversion of US Committed Loans to another Type or a continuation of US Eurodollar Rate Committed Loans or (ii) a Canadian Committed Borrowing Notice requesting only a conversion of Canadian Committed Loans to another Type or a continuation of Canadian Eurodollar Rate Committed Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 6.02(a), (b) and (d) have been satisfied on the date of the applicable Credit Extension.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES

     7.01 Representations and Warranties of the Borrowers. Each of Parent and the other Borrowers represents and warrants as follows:

     (a) Each Loan Party is a Business Entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Material Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation. Each Loan Party and each Material Subsidiary possess all applicable Business Entity powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect. Each Subsidiary of Parent that is, on and as of the Effective Date, a Material Subsidiary is listed on Schedule 7.01 hereto.

     (b) The Transactions are within the Business Entity powers of each applicable Loan Party, have been duly authorized by all necessary applicable Business Entity action on the part of each applicable Loan Party, and do not contravene (i) the Organization Documents of any applicable Loan Party or (ii) any Laws or any contractual restriction binding on or affecting any applicable Loan Party. This Agreement, the Notes, if any, and the other Financing Documents have been duly executed and delivered by each Loan Party party thereto.

     (c) The Transactions do not require any authorization or approval or other action by, nor any notice to or filing with, any Governmental Authority for the due execution, delivery and performance by each Loan Party party thereto of this Agreement, the Notes, if any, or the other Financing Documents, as applicable, that has not been duly made or obtained, except those (i) required in the ordinary course to comply with ongoing covenant obligations of the Borrowers hereunder, the performance of which is not yet due, and (ii) that will, in the ordinary course of business in accordance with this Agreement, be duly made or obtained on or prior to the time or times the performance of such obligations shall be due.

     (d) This Agreement constitutes, and the Notes (if and when delivered hereunder) and the other Financing Documents, when delivered hereunder shall constitute, legal, valid and binding obligations of the Loan Parties party thereto, enforceable against each such Person in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity.

     (e) The consolidated balance sheet of Parent and its consolidated Subsidiaries as at December 31, 2003, and the related consolidated statements of income and cash flow for the fiscal year then ended, reported on by PricewaterhouseCoopers LLC, independent public accountants, and the consolidated balance sheet of Parent and its consolidated subsidiaries as at March 31, 2004, and the related consolidated statements of income and cash flow for the three-month period then ended, certified by the chief financial officer of Parent, copies of each of which have been furnished to the Administrative Agent and the initial Lenders, fairly present the consolidated financial condition of Parent and such Subsidiaries as at December 31, 2003, and March 31, 2004, respectively, and the consolidated results of their operations for such fiscal periods, subject in the case of the March 31, 2004 statements, to normal year-end adjustments, all in accordance with GAAP consistently applied (except as disclosed therein). From March 31, 2004 to and including the Effective Date there has been no material adverse change in such condition or results of operations.

     (f) As at the Effective Date, there is no action, suit or proceeding pending, or to the knowledge of Parent and the other Borrowers overtly threatened, against or involving Parent or any Material Subsidiary in any court, or before any arbitrator of any kind, or before or by any Governmental Authority, that in the reasonable judgment of Parent (taking into account the exhaustion of all appeals) would have a material adverse effect on the consolidated financial condition of Parent and its consolidated Subsidiaries taken as a whole, or that purports to affect the legality, validity, binding effect or enforceability of this Agreement, the Notes, if any, or the other Financing Documents.

     (g) Parent and each of its consolidated Subsidiaries has duly filed all tax returns required to be filed, and duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, would have a Material Adverse Effect, unless and to the extent only that the same is being contested in good faith and by appropriate proceedings by Parent or the appropriate Subsidiary.

     (h) Except to the extent permitted pursuant to Section 8.02(e), neither Parent nor any Material Subsidiary is subject to any Contractual Obligations that limit the amount of dividends payable by any Subsidiary.

     (i) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan that, with the giving of notice or lapse of time, or both, would constitute an Event of Default under Section 9.01(g).

     (j) Neither Parent nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan that, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), exceeds 5% of the Consolidated Tangible Net Worth of Parent.

     (k) Neither Parent nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA the effect of which reorganization or termination would be the occurrence of an Event of Default under Section 9.01(i).

     (l) No Borrower is an “investment company” or a “company” controlled by an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

     (m) No Borrower is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, or a “public utility” within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.

     (n) The proceeds of the Credit Extensions will be used for general corporate purposes of Parent, Canadian Borrowers and the other Subsidiaries of Parent, including acquisitions and payment of commercial paper, and will not be used in any way that would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

     All representations and warranties made by the Canadian Borrowers and/or Parent herein or made in any certificate delivered pursuant hereto shall survive the making of the Credit Extensions and the execution and delivery to the Lenders of this Agreement, the Notes and each other Financing Document.

ARTICLE VIII.
COVENANTS

     8.01 Affirmative Covenants. So long as any Obligation payable by any Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, Parent will, unless the Required Lenders shall otherwise consent in writing:

     (a) Preservation of Existence, Etc. Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its existence, rights (organizational and statutory) and material franchises, except as otherwise contemplated or permitted by Section 8.02(c) or 8.02(d); provided, that any Material Subsidiary may change its form of organization to a partnership or other form of Business Entity and may change its jurisdiction of organization; provided further that in the case of any such change by a Canadian Borrower, its jurisdiction of organization remains in Canada, and in connection with any such change by a Canadian Borrower, the Parent shall cause such Canadian Borrower to cause to be delivered to the Administrative Agent a legal opinion of counsel acceptable to the Administrative Agent to the effect that the successor entity to such Canadian Borrower continues to be bound by, or has assumed by instrument or by operation of law, all of such Canadian Borrower’s obligations under this Agreement and the Notes.

     (b) Compliance with Laws, Etc. Comply, and cause each Subsidiary to comply, in all material respects, with all applicable Laws (including all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

     (c) Visitation Rights. At such reasonable times and intervals as the Administrative Agent or any of the Lenders may desire, permit the Administrative Agent or any of the Lenders to visit each Borrower and to discuss the affairs, finances, accounts and mineral or hydrocarbon reserve performance of Parent and any of its Subsidiaries with officers of Parent and the other Borrowers and the independent certified public accountants of Parent and any of its Subsidiaries, provided that if a Default or an Event of Default has occurred and is continuing, the

Administrative Agent or any Lender may, in addition to the other provisions of this subsection (c) and at such reasonable times and intervals as the Administrative Agent or any of the Lenders may desire, visit and inspect, under guidance of officers of Parent (or, in the case of properties of the Canadian Borrowers or their Subsidiaries, of the Canadian Borrowers), as the case may be, any properties significant to the consolidated operations of Parent and its Subsidiaries, and to examine the books and records of account (other than with respect to any mineral or hydrocarbon reserve information that Parent determines to be confidential, except, during the continuation of an Event of Default, if such Lenders shall have entered into a confidentiality agreement with respect to such information satisfactory in form and substance to Parent) of Parent and any of its Subsidiaries and to discuss the affairs, finances and accounts of any of the Subsidiaries of Parent with any of the officers of such Subsidiary.

     (d) Books and Records. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Parent and each Subsidiary of Parent in accordance with GAAP.

     (e) Maintenance of Properties, Etc. Maintain and preserve, and cause each Material Subsidiary to maintain and preserve, all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect.

     (f) Maintenance of Insurance. Maintain, and cause each Material Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Parent or such Subsidiary operates.

     8.02 Negative Covenants. So long as any Obligation payable by any Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, Parent will not, unless the Required Lenders shall otherwise consent in writing:

     (a) Liens, Etc. (i) Create, assume or suffer to exist, or permit any Material Subsidiary to create, assume or suffer to exist, any Liens upon or with respect to any of the Equity Interests in any Material Subsidiary, whether now owned or hereafter acquired, or (ii) create or assume, or permit any Material Subsidiary to create or assume, any Liens upon or with respect to any other assets material to the consolidated operations of Parent and its consolidated Subsidiaries, taken as a whole, securing the payment of Debt and Guaranties in an aggregate amount (determined without duplication of amount (so that the amount of a Guaranty will be excluded to the extent the Debt Guaranteed thereby is included in computing such aggregate amount)) exceeding the greater of (x) US $250,000,000 and (y) 10% of Consolidated Tangible Net Worth, determined based on the most recent consolidated balance sheet of Parent delivered prior to such creation or assumption pursuant to Section 8.03 (or, prior to the first delivery of any consolidated balance sheet of Parent pursuant to Section 8.03, based on the most recent consolidated balance sheet of Parent referred to in Section 7.01(e)); provided, however, that this subsection (a) shall not apply to:

(A) Liens on assets acquired by Parent or any of its Subsidiaries after the Original Effective Date to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of Parent in contemplation of such acquisition;

(B) Liens on Equity Interests acquired after the Original Effective Date in a Business Entity that has become or becomes a Subsidiary of Parent, or on assets of any such Business Entity, to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of Parent in contemplation of such acquisition;

(C) Liens on Margin Stock;

(D) Liens on the Equity Interests in, or Debt or other obligations of, or assets of, any Project Financing Subsidiary (or any Equity Interests in, or Debt or other obligations of, any Business Entity that are owned by any Project Financing Subsidiary) securing the payment of a Project Financing and related obligations;

(E) Permitted Liens;

(F) Liens arising out of the refinancing, extension, renewal or refunding of any Debt or Guaranty secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt or Guaranty is not increased (except by the amount of costs reasonably incurred in connection with the issuance thereof) and such Debt or Guaranty is not secured by any additional assets that would not have been permitted by this subsection (a) to secure the Debt or Guaranty refinanced, extended, renewed or refunded; and

(G) Liens on products and proceeds (including dividend, interest and like payments on, and insurance and condemnation proceeds and rental, lease, licensing and similar proceeds) of, and property evidencing or embodying, or constituting rights or other general intangibles relating to, and accessions and improvements to, collateral subject to Liens permitted by this subsection (a).

     (b) Debt, Etc. Create, assume or suffer to exist, or permit any of its consolidated Subsidiaries to create, assume or suffer to exist, any Debt or any Guaranty unless, immediately after giving effect to such Debt or Guaranty and the receipt and application of any proceeds thereof or value received in connection therewith,

     (1) the sum (without duplication) of (i) consolidated Debt of Parent and its consolidated Subsidiaries plus (ii) the aggregate amount (determined on a consolidated basis) of Guaranties by Parent and its consolidated Subsidiaries is less than 60% of Capitalization, provided that Debt for borrowed money maturing within one year and evidenced by instruments commonly known as commercial paper or Canadian variable demand notes (other than Debt incurred pursuant to this Agreement or any other liquidity, working capital or acquisition financing facility with banks or other financial institutions or any replacement therefor), shall not exceed the sum of unused Commitments under this Agreement and the aggregate of Parent’s and the other Borrowers’ respective unused bank lines of credit and unused credit available to Parent or any other Borrower under financing arrangements with banks or other financial institutions; and

     (2) with respect to any such Debt created or assumed by a consolidated Subsidiary that is either a Subsidiary of Parent as of the Original Effective Date or a Subsidiary of Parent acquired or created after the Original Effective Date and owning a material portion of the consolidated operating assets existing at the Original Effective Date of Parent and its Subsidiaries, the aggregate amount of Debt of the consolidated Subsidiaries of Parent referred to above in this paragraph (2) owing to Persons other than Parent and its consolidated Subsidiaries is less than the greater of (A) US $500,000,000 (exclusive of public Debt of LL&E existing at the time LL&E became a Subsidiary, the principal amount of which at such time was approximately US $400,000,000, and any refinancing of such Debt, in a principal amount not to exceed the principal amount refinanced) and (B) 30% of Consolidated Tangible Net Worth, determined based on the most recent consolidated balance sheet of Parent delivered prior to such creation or assumption pursuant to Section 8.03 (or, prior to the first delivery of any consolidated balance sheet of Parent pursuant to Section 8.03, based on the most recent consolidated balance sheet of Parent referred to in Section 7.01(e)).

     (c) Sale, Etc. of Assets. Sell, lease or otherwise transfer, or permit any Material Subsidiary to sell, lease or otherwise transfer (in either case, whether in one transaction or in a series of transactions, and except, in either case, to Parent or any other Borrower or an entity that after giving effect to such transfer will be or become a Material Subsidiary in which Parent’s direct or indirect Equity Interests will be at least as great as its direct or indirect Equity Interests in the transferor immediately prior thereto, and except as permitted by Section 8.02(d)), assets constituting all or substantially all of the consolidated assets of Parent and its Material Subsidiaries; provided that, notwithstanding the foregoing, Parent or any Material Subsidiary may sell, lease or otherwise transfer any Permitted Assets constituting all or substantially all of the consolidated assets of Parent and its Material Subsidiaries, so long as (A) such Permitted Assets are sold, leased or otherwise transferred in exchange for other Permitted Assets and/or (B) the proceeds from such sale, lease or other transfer, or an amount equal to the proceeds thereof, are (x) reinvested within one year from the date of receipt thereof in Permitted Assets and/or the development of Permitted Assets and/or (y) used to repay Debt the proceeds of which were or are being used for investment in, and/or the development of, Permitted Assets; provided further that, no such sale, lease or other transfer shall be permitted by the foregoing proviso unless either (1) after giving effect to such sale, lease or other transfer, no Default or Event of Default shall have occurred and be continuing or (2) Parent or the relevant Material Subsidiary, as the case may be, was contractually obligated, prior to the occurrence of such Default or Event of Default, to consummate such sale, lease or other transfer.

     (d) Mergers, Etc. Merge, amalgamate or consolidate with any Person, or permit any Material Subsidiary to merge, amalgamate or consolidate with any Person, except that:

     (i) any Subsidiary may merge, amalgamate or consolidate with (or liquidate into) any other Subsidiary or may merge, amalgamate or consolidate with (or liquidate into) Parent, provided that (A) if such Subsidiary merges, amalgamates or consolidates with (or liquidates into) Parent or any other Borrower, either (i) the survivor or successor is Parent or any other Borrower, as applicable, or (ii) in the case of any of the foregoing actions involving either Canadian Borrower under the laws of Canada or any province thereof, the continuing Business Entity resulting therefrom is organized and existing under the laws of Canada or a province thereof and continues by operation of law to be liable for all obligations of such Canadian Borrower under this Agreement and under the other Financing Documents to which it is a party, and provided that notice thereof and a copy of the merger, amalgamation, consolidation or liquidation documents are provided to the Administrative Agent, or (iii) each successor or surviving Business Entity is organized and existing under the laws of Canada or a province thereof or the United States or a state thereof, and, to the extent not already a party thereto, expressly assumes the obligations of such Borrower or Parent, as applicable, hereunder and under the other Financing Documents to which such Borrower or Parent, as applicable, is a party, (B) if any such Subsidiary merges, amalgamates or consolidates with (or liquidates into) any other Subsidiary of Parent, one or more Business Entities that are Subsidiaries of Parent are the surviving or successor Business Entity(ies) and, if either such Subsidiary is not directly or indirectly wholly-owned by Parent or any other Borrower, such merger, amalgamation or consolidation is on an arm’s length basis and (C) as a result of such merger, amalgamation or consolidation (or liquidation), no Default or Event of Default shall have occurred and be continuing, and

     (ii) Parent or any other Borrower or any Material Subsidiary may merge, amalgamate or consolidate with any other Business Entity (that is, in addition to Parent or any other Borrower or any other Subsidiary of Parent), provided that (A) if either Canadian Borrower or Parent merges, amalgamates or consolidates with any such other Business Entity(ies), either the survivor or successor Business Entity is a Canadian Borrower or Parent, as applicable, (B) if any Material Subsidiary merges, amalgamates or consolidates with any such other Business Entity, each surviving or successor Business Entity is a directly or indirectly wholly-owned Subsidiary of Parent, and (C) if a Canadian Borrower, Parent or any Material Subsidiary merges, amalgamates or consolidates with any such other Business Entity, after giving effect to such merger, amalgamation or consolidation no Default or Event of Default shall have occurred and be continuing.

     (e) Dividend Restrictions. Create, or consent or agree to, or permit any of its Material Subsidiaries existing on the Original Effective Date or any of its Subsidiaries thereafter created or acquired and owning a material portion of the consolidated operating assets existing at the Original Effective Date of Parent and its Subsidiaries, to create, or consent or agree to, any restrictions, contained in any agreement or instrument relating to or evidencing Debt, on any such Subsidiary’s ability to pay dividends or to make advances to Parent or any Subsidiary of Parent; provided, however, that this subsection (e) shall not apply to any such restrictions (including any extensions of the term of any thereof (by amendment, or continuation thereof in any refinancing of the Debt to which such restriction relates, or otherwise)) applicable to the

Equity Interests in any Subsidiary of Parent, the Equity Interests in which are acquired by Parent after the Original Effective Date and which restrictions are existing at the time such Subsidiary first becomes a Subsidiary of Parent and are not placed thereon by or with the consent of Parent in contemplation of such acquisition by Parent.

     8.03 Reporting Requirements. So long as any Credit Extension shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will furnish to each Lender in such reasonable quantities as shall from time to time be requested by such Lender:

     (a) within 60 days after the end of each of the first three quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its consolidated Subsidiaries as of the end of such quarter, consolidated statements of income of Parent and its consolidated subsidiaries for such quarter and the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and consolidated statements of cash flow of Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) as to fairness and utilization of GAAP then in effect by the chief financial officer of Parent and accompanied by a certificate of such officer stating (i) that such statements of income and cash flow and such balance sheet have been prepared in accordance with GAAP then in effect, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default that is continuing hereunder and, if so, stating in reasonable detail the facts with respect thereto, (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Parent is in compliance with the requirements set forth in subsection (b) of Section 8.02, (iv) a listing of all Material Subsidiaries and consolidated Subsidiaries of Parent showing the extent of its direct and indirect holdings of their Equity Interests and (v) if the financial statements for such quarter shall reflect any change in GAAP from GAAP as in effect at December 31, 2003, which changes have the effect of changing the information presented in the financial statements accompanying such certificate from what such information would have been if presented in accordance with GAAP as in effect at December 31, 2003, a statement describing the nature of such change, provided that, in the case of this clause (v), no such statement shall be required to the extent (A) such description is set forth in such financial statements or the notes thereto or (B) a statement with respect to such change shall have been delivered in connection with the delivery of, or disclosed in, financial statements under Section 8.03 (a), (b) or (e) for any prior fiscal period;

     (b) within 120 days after the end of each fiscal year of Parent, a copy of the annual report for such year for Parent and its consolidated Subsidiaries containing financial statements for such year reported on by nationally recognized independent public accountants acceptable to the Lenders, accompanied by (i) a report signed by said accountants stating that such financial statements have been prepared in accordance with GAAP then in effect and (ii) a letter from such accountants stating that in making the investigations necessary for such report they obtained no knowledge, except as specifically stated therein, of any Default or Event of Default that is continuing hereunder (which letter may be limited in form, scope and substance to the extent required by applicable accounting rules or guidelines in effect from time to time);

     (c) within 120 days after the end of each fiscal year of Parent, a certificate of the chief financial officer of Parent stating (i) whether or not such officer has knowledge of the occurrence of any Default or Event of Default that is continuing hereunder and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Parent is in compliance with the requirements set forth in subsection (b) of Section 8.02, (iii) a listing of all Material Subsidiaries and consolidated Subsidiaries of Parent showing the extent of its direct and indirect holdings of their Equity Interests and (iv) if the financial statements for such fiscal year shall reflect any change in GAAP from GAAP as in effect at December 31, 2003, which changes have the effect of changing the information presented in the financial statements accompanying such certificate from what such information would have been if presented in accordance with GAAP as in effect at December 31, 2003, a statement describing the nature of such change, provided that, in the case of this clause (iv), no such statement shall be required to the extent (A) such description is set forth in such financial statements or the notes thereto or (B) a statement with respect to such change shall have been delivered in connection with the delivery of, or disclosed in, financial statements under Section 8.03 (a), (b) or (e) for any prior fiscal period;

     (d) promptly upon their distribution, copies of all financial statements, reports and proxy statements which Parent or any Material Subsidiary shall have sent to its public Equity Interest holders;

     (e) promptly upon their becoming publicly available, all regular and periodic financial reports and registration statements which Parent or any Material Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange, other than registration statements relating to employee benefit plans and to registration statements of securities for selling security holders;

     (f) promptly after Parent has had a reasonable opportunity to preliminarily evaluate the same, written notice of all litigation and of all proceedings before any Governmental Authority against or involving Parent or any Material Subsidiary, except any litigation or proceeding that in the reasonable judgment of Parent (taking into account the exhaustion of all appeals) is not likely to have a material adverse effect on the consolidated financial condition of Parent and its consolidated Subsidiaries taken as a whole, which notice may be effected by delivery, in accordance with applicable securities laws, of reports and statements referred to in clause (a), (b) or (e) above;

     (g) within three Business Days after a Responsible Officer of either Canadian Borrower or Parent obtains knowledge of the occurrence of any Default or Event of Default that is continuing, notice of such occurrence together with a detailed statement by a Responsible Officer of such Canadian Borrower or Parent of the steps being taken by such Canadian Borrower, Parent or the appropriate Subsidiary to cure the effect of such event;

     (h) as soon as practicable and in any event (i) within 30 days after Parent or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (ii) within 10 days after Parent or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of Parent describing such Termination Event and the action, if any, which Parent or such ERISA Affiliate proposes to take with respect thereto;

     (i) promptly and in any event within two Business Days after receipt thereof by Parent or any ERISA Affiliate, copies of each notice received by Parent or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (j) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

     (k) promptly and in any event within five Business Days after receipt thereof by Parent or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Parent or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by Parent or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above; and

     (l) as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of Parent or any Subsidiary as any Lender through the Administrative Agent may from time to time reasonably request.

     8.04 Financial Statement Comparative Information. Each balance sheet and other financial statement furnished pursuant to subsections (a) and (b) of Section 8.03 shall contain comparative information which conforms to the presentation required in Form 10-Q and Form 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.

ARTICLE IX.
EVENTS OF DEFAULT

     9.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

     (a) Any Borrower shall fail to pay any principal of any Loan within two Business Days after the same shall be due, or any interest on any Loan or any other amount payable hereunder within five Business Days after the same shall be due; or

     (b) Any representation or warranty made or deemed made by Parent or any other Borrower herein or by Parent or any other Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) Parent or any other Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Parent and the other Borrowers by the Administrative Agent or by any Lender with a copy to the Administrative Agent; or

     (d) Parent or any Material Subsidiary shall fail to pay any Debt or Guaranty (excluding any Loans) of Parent or such Material Subsidiary (as the case may be) in an aggregate principal amount in excess of the greater of (i) US $100,000,000 and (ii) 3% of Consolidated Tangible Net Worth, determined based on the most recent consolidated balance sheet of Parent delivered prior to such failure to pay pursuant to Section 8.03 (or, prior to the first delivery of any consolidated balance sheet of Parent pursuant to Section 8.03, based on the most recent consolidated balance sheet of Parent referred to in Section 7.01(e)), or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Guaranty; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Debt; provided that, notwithstanding any provision contained in this subsection (d) to the contrary, to the extent that pursuant to the terms of any agreement or instrument relating to any Debt referred to in this subsection (d), any sale, pledge or disposal of Margin Stock, or utilization of the proceeds thereof, would result in a breach of any covenant contained therein or otherwise give rise to a default or event of default thereunder and/or acceleration of the maturity of the Debt extended pursuant thereto and as a result of such terms or of such sale, pledge, disposal, utilization, breach, default, event of default or acceleration, or the provisions hereof relating thereto, this Agreement or any Loan hereunder would violate Regulation U issued by the Board of Governors of the United States Federal Reserve System, then such breach, default, event of default or acceleration shall not constitute a Default or Event of Default under this subsection (d); or

     (e) (i) Parent or any Material Subsidiary shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by Parent or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law Debtor Relief Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property under any Debtor Relief Laws; or (iii) any such proceeding shall have been instituted against Parent or any Material Subsidiary and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (iv) Parent or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of the greater of (i) US $100,000,000 and (ii) 3% of Consolidated Tangible Net Worth, determined based on the most recent consolidated balance sheet of Parent delivered prior to such judgment or order pursuant to Section 8.03 (or, prior to the first delivery of any consolidated balance sheet of Parent pursuant to Section 8.03, based on the most recent consolidated balance sheet of Parent referred to in Section 7.01(e)), shall be rendered against Parent or any Material Subsidiary and either (i) enforcement proceedings shall have been commenced and are continuing or have been completed by any creditor upon such judgment or order (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such lien, or payment over in respect of such garnishment or similar order, has commenced and is continuing or has been completed) or (ii) there shall be any period of 30 consecutive days during which a stay of execution or enforcement proceedings (other than those referred to in the parenthesis in clause (i) above) in respect of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect; or

     (g) Any Termination Event with respect to a Material Plan shall have occurred and, 30 days after notice thereof shall have been given to Parent by the Administrative Agent or any Lender, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto), in each case in respect of which Parent or any ERISA Affiliate has liability, is equal to or greater than US$100,000,000; or

     (h) Parent or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds US$100,000,000; or

     (i) Parent or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Parent and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years that include the Original Effective Date by an amount exceeding US$100,000,000; or

     (j) Upon completion of, and pursuant to, a transaction, or a series of transactions (which may include prior acquisitions of capital stock of Parent in the open market or otherwise), involving a tender offer (i) a “person” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) other than Parent, a Subsidiary of Parent or any employee benefit plan maintained for employees of Parent and/or any of its respective Subsidiaries or the trustee therefor, shall have acquired direct or indirect ownership of and paid for in excess of 50% of the outstanding capital stock of Parent entitled to vote in elections for directors of Parent and (ii) at any time before the later of (x) six months after the completion of such tender offer and (y) the next annual meeting of the shareholders of Parent following the completion of such tender offer more than half of the directors of Parent consists of individuals who (a) were not directors before the completion of such tender offer and (b) were not appointed, elected or nominated by the Board of Directors in office prior to the completion of such tender offer (other than any such appointment, election or nomination required or agreed to in connection with, or as a result of, the completion of such tender offer); or

     (k) Either Canadian Borrower ceases to be a direct or indirect wholly-owned Subsidiary of Parent; or

     (l) The guarantee of Parent or a Canadian Borrower under Article X shall not be (or shall be claimed by Parent, either Canadian Borrower or any Subsidiary of Parent not to be) valid or in full force and effect; provided that if within one Business Day after the Canadian Borrowers or Parent receive notice from the Administrative Agent or otherwise becomes aware that such guarantee is not valid or in full force and effect, Parent or the applicable Canadian Borrower, as the case may be, delivers written notice to the Administrative Agent that it intends to deliver a valid and effective guarantee, or to reinstate such guarantee, as soon as possible, then neither a Default nor an Event of Default shall exist pursuant this Section 9.01(l) unless Parent or the applicable Canadian Borrower, as the case may be, shall fail to deliver or reinstate a guarantee having substantially the same effect as the guarantee set forth in Article X within four Business Days after the delivery of such written notice of intent.

     9.02 Remedies Upon an Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans or accept Bankers’ Acceptances and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Financing Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

     (c) require that the applicable Borrower Cash Collateralize the L/C Obligations owing by it and Bankers’ Acceptances issued by it (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Financing Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the US Facility Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans or accept Bankers’ Acceptances and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the applicable Borrower to Cash Collateralize the L/C Obligations and Bankers’ Acceptances issued or owing by it as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender; and provided further that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Canadian Borrower under the applicable Debtor Relief Laws, the obligation of each Canadian Lender to make Canadian Loans to such Canadian Borrower (including by way of accepting Bankers’ Acceptances in respect of such Canadian

Borrower) and any obligation of the Canadian L/C Issuers to make Canadian L/C Credit Extensions to such Canadian Borrower shall automatically terminate, the unpaid principal amount of all outstanding Canadian Borrowings owing by such Canadian Borrower and all interest and other amounts as aforesaid owing by such Canadian Borrower shall automatically become due and payable, and the obligation of such Canadian Borrower to Cash Collateralize the Canadian L/C Obligations and Bankers’ Acceptances issued or owing by it as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Canadian Lender.

     9.03 Application of Funds Received from the Canadian Facility Borrowers on Account of Canadian Obligations. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the Canadian L/C Obligations and Bankers’ Acceptances have automatically been required to be Cash Collateralized as set forth in the second proviso to Section 9.02), any amounts received on account of the Canadian Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Canadian Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article V) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Canadian Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Canadian Lenders (including Attorney Costs and amounts payable under Article V), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Canadian Obligations constituting accrued and unpaid interest on the Canadian Loans and Canadian L/C Borrowings, ratably among the Canadian Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, (a) to payment of that portion of the Canadian Obligations constituting unpaid principal of the Canadian Loans and Canadian L/C Borrowings, (b) to Cash Collateralize the outstanding Bankers’ Acceptances and (c) to Cash Collateralize that portion of Canadian L/C Obligations comprised of the aggregate undrawn amount of Canadian Letters of Credit ratably among the Canadian Lenders and the Canadian L/C Issuers in accordance with their respective portions of the Canadian Obligations described in this clause Fourth;

     Last, the balance, if any, after all of the Canadian Obligations have been paid in full, to the Canadian Facility Borrowers as their interests may appear or as otherwise required by Law, provided that to the extent any portion of such balance is repayable to, and constitutes property of, the US Facility Borrower and at such time any US Obligations are due and payable, such portion shall be applied as provided in Section 9.04.

     Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Canadian Letters of Credit and the outstanding Bankers’ Acceptances pursuant to clause Fifth and Sixth above shall be applied to satisfy drawings under such Canadian Letters of

Credit and payments made upon presentation of Bankers’ Acceptances as they occur. If any amount remains on deposit as cash collateral after all Canadian Letters of Credit and Bankers’ Acceptances have been paid, fully drawn or expired, such remaining amount shall be applied to the other Canadian Obligations, if any, in the order set forth above, and thereafter as provided in clause Last above.

     9.04 Application of Funds Received from the US Facility Borrower. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the US L/C Obligations have automatically been required to be Cash Collateralized as set forth in the first proviso to Section 9.02), any amounts received from the US Facility Borrower or pursuant to Section 9.03 for application on account of the US Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the US Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article V) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the US Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article V), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the US Obligations constituting accrued and unpaid interest on the US Loans and US L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the US Obligations constituting unpaid principal of the US Loans and US L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the ratable account of the US L/C Issuers, to Cash Collateralize that portion of US L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

     Sixth, to amounts payable by Parent as Guarantor of the Obligations of the Canadian Borrowers pursuant to Article X to be applied as provided in Section 9.03; and

     Last, the balance, if any, after all of the US Obligations and all obligations of Parent under Article X have been paid in full, to the US Facility Borrower or as otherwise required by Law.

     Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of US Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such US Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all US Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other US Obligations, if any, in the order set forth above, and thereafter as provided in clause Last above.

     9.05 Separate Obligations. Except as expressly set forth in Section 4.02 and in Article X, (i) all obligations of BRCL and Canadian Hunter under this Agreement and the other Financing Documents are separate and individual obligations of BRCL and Canadian Hunter, respectively, and (ii) BRCL and Canadian Hunter shall not have any liabilities in respect of US Obligations or Canadian Obligations owing by Parent.

ARTICLE X.
GUARANTEE

     In order to induce the Lenders to extend credit hereunder, (i) each of Parent and BRCL hereby irrevocably and unconditionally guarantees the Obligations of Canadian Hunter, and (ii) each of Parent and Canadian Hunter hereby irrevocably and unconditionally guarantees the Obligations of BRCL. Each Guarantor agrees that the Guaranteed Parties may make a claim under its guarantee hereunder immediately upon the occurrence of an Event of Default or at any time thereafter, but (other than in the case of an Event of Default in respect of either Canadian Borrower under Section 9.01(e) (except clause (i)(A) thereof)) following the making of a demand on the applicable Canadian Borrower for payment or performance, as applicable, without any obligation to first seek any other remedy or take any other action against such Canadian Borrower. Each Guarantor further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Each and every default in payment of the principal of or interest on any Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

     Each Guarantor waives presentment to, demand of payment from and protest to the applicable Canadian Borrower of any of the Obligations of such Canadian Borrower, and also waives notice of acceptance of its obligations and notice of protest for nonpayment, subject to the requirement for demand upon a defaulting Canadian Borrower as provided in the preceding paragraph. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Guaranteed Party to assert any claim or demand or to enforce any right or remedy against any Canadian Borrower or Parent under the provisions of this Agreement, any other Financing Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Financing Document or agreement; (d) the failure or delay of any Guaranteed Party to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Guaranteed Party to assert any claim or demand or to enforce any remedy under any Financing Document, any guarantee or any other agreement or instrument; (f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity or which would impair or eliminate any right of any Guarantor to subrogation.

     Each Guarantor further agrees that its agreement hereunder constitutes a promise of payment when due (including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding) and not merely of collection, and waives any right to require that any resort be had by any Guaranteed Party to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of the applicable Canadian Borrower or any other Person.

     The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

     Each Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization of the applicable Canadian Borrower or otherwise.

     In furtherance of the foregoing and not in limitation of any other right that any Guaranteed Party may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the applicable Canadian Borrower to pay any Obligation owing by it when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, subject to the provisions of the first paragraph of this Article, Parent and (a) BRCL (in the event such Obligation is due and payable by Canadian Hunter) or (b) Canadian Hunter (in the event such Obligation is due and payable by BRCL), hereby, in their respective capacity as Guarantor, promise to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Guaranteed Parties in cash an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due, (ii) accrued and unpaid interest and fees on such Obligations and (iii) all other monetary Obligations then due and payable from the defaulting Canadian Borrower.

     Upon payment in full by a Guarantor of any Obligation of the applicable Canadian Borrower, each Lender shall, in a reasonable manner, assign the amount of such Obligation owed to it and so paid to such Guarantor, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by such Guarantor, or make such disposition thereof as such Guarantor, as applicable, shall direct (all without recourse to any Guaranteed Party and without any representation or warranty by any Guaranteed Party).

     Upon payment by any Guarantor of any sums as provided above, all rights of such Guarantor against the applicable Canadian Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Canadian Borrower to the Guaranteed Parties.

     Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full performance and payment of the Obligations guaranteed by this guarantee.

     Each reference herein to any Guaranteed Party shall be deemed to include their or its successors and assigns, in whose favor the provisions of this Guaranty shall also inure.

ARTICLE XI.
ADMINISTRATIVE AGENT

     11.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement of this Agreement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Parent, a Canadian Borrower or a Lender, and, in the absence of its gross negligence or wilful misconduct, shall not be responsible for making funds relating to any Credit Extension available to any Borrower during the continuance of a Default or despite failure of any of the conditions precedent to such Credit Extension. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement. Nothing in this Agreement shall impose upon any Person named as co-syndication agent or co-documentation agent in connection with the syndication of the Facilities, in its capacity as such, any duty or liability whatsoever.

     11.02 Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its Related Persons shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Assumption entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 12.07; (ii) may consult with legal counsel (including counsel for Parent and the other Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Parent and the other Borrowers or to inspect the property (including the books and records) of Parent and the other Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, electronic mail, telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     11.03 Administrative Agent and Affiliates; Agents. (a) With respect to its Commitments, the Credit Extensions made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Parent, the other Borrowers, any of their Subsidiaries, and any Person who may do business with or own securities of Parent, the other Borrowers or any of their Subsidiaries, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the other Lenders.

     (b) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, including, with respect to Canadian Credit Extensions, JPMCB Canada, so long as JPMCB is the Administrative Agent, and with respect to any successor Administrative Agent, such Administrative Agent’s Canadian Affiliate or branch. The exculpatory provisions of this Article shall apply to any such sub-agent and to its activities as Administrative Agent.

     11.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     11.05 Indemnification. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY PARENT OR THE OTHER BORROWERS), RATABLY ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES (DETERMINED AS OF THE TIME THAT THE APPLICABLE UNREIMBURSED EXPENSE OR INDEMNITY IS SOUGHT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OF THE NOTES OR ANY OTHER FINANCING DOCUMENT OR OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH, OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, OR ANY OF THE NOTES OR ANY OTHER FINANCING DOCUMENT OR OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

     Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender’s ratable share (determined as provided above) of any reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any of the Notes or any other Financing Document or other instrument or document furnished pursuant hereto or in connection herewith to the extent that the Administrative Agent acts in its capacity as Administrative Agent and is not reimbursed for such expenses by Parent or the other Borrowers.

     11.06 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrowers; provided that any such resignation by JPMCB shall also constitute its resignation as US Swing Line Lender and Canadian Swing Line Lender. If the Administrative Agent resigns under this Agreement, (a) the Required Lenders shall appoint from among the Lenders a successor administrative agent (the “successor Administrative Agent”) for the Lenders, appointment of such successor Administrative Agent being subject to the prior written consent of the US Facility Borrower at all times other than during the existence of an Event of Default (which consent of the US Facility Borrower shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed, prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the US Facility Borrower, a successor Administrative Agent from among the Lenders (that are also Canadian Lenders). Upon the acceptance of its appointment as successor Administrative Agent hereunder, the Persons acting as such successor Administrative Agent shall succeed to all the respective rights, powers and duties of the retiring Person acting as Administrative Agent, the US Swing Line Lender and the Canadian Swing Line Lender and the respective terms “Administrative Agent,” “US Swing Line Lender,” and “Canadian Swing Line Lender,” shall mean such successor as the Administrative Agent, the US Swing Line Lender and the Canadian Swing Line Lender, as applicable, the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated, and the retiring Person’s rights, powers and duties as the US Swing Line Lender and the Canadian Swing Line Lender shall be terminated, except with respect to Swing Line Loans made by it as US Swing Line Lender or Canadian Swing Line Lender prior to the effective date of its resignation. All of the provisions of this Agreement that apply to such Swing Line Loans shall continue in full force and effect, without any other or further act or deed on the part of such retiring Person as a Swing Line Lender or on the part of the successor Administrative Agent or any other Lender. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and Section 12.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

ARTICLE XII.
MISCELLANEOUS

     12.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Financing Document (other than the Fee Letters and the Issuer Documents), and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or with respect to Article II of this Agreement and the definitions in Section 1.01 relating only to Article II, by the US Required Lenders, or with respect to Article III of this Agreement and the definitions in Section 1.01 relating only to Article III, by the Canadian Required Lenders) and the Borrowers and acknowledged by the Administrative Agent. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Article VI without the written consent of each Lender directly affected thereby;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to Section 9.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Financing Document for any payment or mandatory prepayment of principal, interest or fees due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Financing Document without the written consent of each Lender directly affected thereby, except as contemplated by, and subject to the limitations set forth in, Section 4.07;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 12.01) any fees payable hereunder or under any other Financing Document without the written consent of each Lender or L/C Issuer affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to waive or amend any obligation of any Borrower to pay interest at the rate provided herein for past due Obligations;

     (e) change Section 4.06, Section 9.03 or Section 9.04 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of “Required Lenders”, “US Required Lenders” or “Canadian Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or in the case of the definition of “US Required Lenders”, all US Lenders; or in the case of the definition of “Canadian Required Lenders”, all Canadian Lenders; or

     (g) change any provision of Article X without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by any applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the US Swing Line Lender or Canadian Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the US Swing Line Lender or Canadian Swing Line Lender, as applicable, under this Agreement relating to US Swing Line Loans or Canadian Swing Line Loans, respectively; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Financing Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except any amendment, waiver or consent affecting such Lender described in clause (b), (c), (d), (e) or (g) of the first proviso to this Section 12.01.

     12.02 Notices, Etc.

     (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed by certified or registered mail, return receipt requested and postage prepaid, or telecopied, sent by facsimile or otherwise teletransmitted, or delivered: if to any Loan Party, any initial Lender, the Administrative Agent, or any other party hereto, at its address or office specified on Schedule 12.02; if to any Person becoming a Lender, an L/C Issuer, the US Swing Line Lender, the Canadian Swing Line Lender or the Administrative Agent after the Effective Date, at its Applicable Lending Office specified in the Assignment and Assumption or the Joinder Agreement pursuant to which it became a Lender or as otherwise specified by it by written notice to the other parties; and as to each party from time to time, at such other address as shall be designated by such party in a written notice to the other parties (or in the case of a Lender, to the Parent and the Administrative Agent).

     (b) All such notices and communications shall be effective, (i) in the case of any notice or communication given by certified mail, when receipted for, (ii) in the case of any notice or communication given by telecopy, telefax or other teletransmission, when confirmed by appropriate answerback, in each case addressed as aforesaid, (iii) in the case of any notice or communication delivered by hand or courier, when so delivered and (iv) in the case of any report, notice or information referred to in Section 12.02(c), when posted with posting confirmed by electronic correspondence, or otherwise deemed delivered pursuant to procedures approved by the Administrative Agent, except that notices and communications to the Administrative Agent pursuant to Article II, III, or XI shall not be effective until received by the Administrative Agent. A notice received by the Administrative Agent or a Lender by telephone pursuant to and in accordance with this Agreement shall be effective if the Administrative Agent or Lender believes in good faith that it was given by an authorized representative of the Borrower and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

     (c) Reports, notices, and information required to be delivered pursuant to Section 8.03 shall be deemed to have been delivered if such reports, notices, and information (or,

in the case of any information, one or more annual or quarterly reports containing such information) shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov (and, in each case, a confirming electronic correspondence shall have been delivered or caused to be delivered providing notice of such posting or availability); provided that Parent or the other Borrowers shall deliver paper copies of such information to any Lender that requests such delivery. Reports, notices and information required to be delivered pursuant to Section 8.03 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Categories of reports, notices and information approved by the Administrative Agent may be given by e-mail pursuant to procedures approved by the Administrative Agent.

     12.03 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     12.04 Costs and Expenses; Indemnity.

     (a) Each Borrower agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Joint Lead Arrangers in connection with the preparation, execution and delivery of this Agreement, the Notes and the other Financing Documents to be delivered hereunder and with respect to advising the Administrative Agent and the Joint Lead Arrangers as to their respective rights and responsibilities under this Agreement, (ii) all reasonable costs and expenses incurred by the Administrative Agent and its Affiliates and the Joint Lead Arrangers and their respective Affiliates in initially syndicating all or any portion of the Commitments hereunder, including the related reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent or its Affiliates and the Joint Lead Arrangers and their respective Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, of the Administrative Agent and the Joint Lead Arrangers and the Lenders (including reasonable counsel fees and expenses and the allocated costs of in-house counsel), in connection with the enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the Notes and the other Financing Documents to be delivered hereunder and thereunder.

     (b) EACH OF BRCL, CANADIAN HUNTER AND PARENT AGREES TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH LENDER AND THEIR RESPECTIVE RELATED PERSONS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES AND EXPENSES (INCLUDING FEES AND DISBURSEMENTS OF COUNSEL) THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTY IN CONNECTION WITH OR ARISING OUT OF ANY INVESTIGATION, LITIGATION, OR PROCEEDING (WHETHER OR NOT SUCH

INDEMNIFIED PARTY IS PARTY THERETO) RELATED TO ANY ACQUISITION OR PROPOSED ACQUISITION BY ANY BORROWER, OR BY ANY SUBSIDIARY OF ANY BORROWER, OF ALL OR ANY PORTION OF THE EQUITY INTERESTS IN, OR SUBSTANTIALLY ALL THE ASSETS OF, ANY PERSON OR ANY USE OR PROPOSED USE OF THE LOANS OR OTHER EXTENSIONS OF CREDIT BY ANY BORROWER (EXCEPT TO THE EXTENT SUCH CLAIMS, DAMAGES, LIABILITIES OR EXPENSES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR ANY OF ITS RELATED PERSONS OR FROM ANY USE OR DISCLOSURE BY SUCH INDEMNIFIED PARTY OR ANY OF ITS RELATED PERSONS OF INFORMATION RELATING TO ANY SUCH ACQUISITION OR PROPOSED ACQUISITION OR ANY SUCH USE OR PROPOSED USE OF THE LOANS).

     12.05 Right of Set-off. Upon the Loans becoming due and payable pursuant to the provisions of Section 9.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and any other Financing Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Financing Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.05 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

     12.06 Binding Effect. This Agreement shall become effective in accordance with the provisions of Section 6.01, and thereafter shall be binding upon and inure to the benefit of Parent, the other Borrowers, the Administrative Agent and each Lender, and their respective successors and assigns, except that none of Parent or the other Borrowers shall have the right to assign their rights and obligations hereunder or any interest herein without the prior written consent of all of the Lenders; provided that notwithstanding the foregoing either Canadian Borrower shall be permitted to transfer its rights and obligations hereunder to a wholly-owned Subsidiary of Parent (i) if such Subsidiary is organized and existing under the laws of Canada or any political subdivision thereof and (ii) the Borrowers guarantee the obligations of any new Borrower on substantially the terms set forth in Article X, at which time BRCL and/or Canadian Hunter, as applicable, shall cease to be a Borrower hereunder and shall cease to have any liability under this Agreement, the Notes, if any, or any other Financing Document except under such guarantee and Article X. Any merger, amalgamation or consolidation in compliance with Section 8.02(d) of (i) either Canadian Borrower with Parent or a wholly-owned Subsidiary of Parent organized under the laws of Canada or any political subdivision thereof, or (ii) Parent shall not constitute an assignment for purposes of this Section 12.06.

     12.07 Assignments and Participations.

     (a) Each Lender may (or in the circumstances specified in Section 12.11 shall) assign to one or more banks or other entities all or a portion of its rights and obligations under this

Agreement (including all or a portion of its US Commitment, its Canadian Commitment, the Obligations owing to it and the Note or Notes, if any, held by it); provided, however, that each such assignment shall be to an Eligible Assignee and the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with any Note or Notes subject to such assignment and, except in the case of an assignment to a Lender Affiliate, a processing and recordation fee of US$3,500 and shall send to the Borrowers an executed counterpart of such Assignment and Assumption, and provided further, however, that (i) except in the case of an assignment to a Lender Affiliate, each such assignment shall be of a constant, and not a varying, percentage of all such Lender’s rights and obligations under this Agreement, (ii) the amount of the US Commitment and Canadian Commitment, if applicable, of the assigning Lender being assigned to the assignee pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) must be equal to or greater than US $25,000,000, or if less, the entire amount of such assigning Lender’s US Commitment or Canadian Commitment, as applicable, (unless the Borrowers and the Administrative Agent shall otherwise consent, which consent may be withheld for any reason) and must be an integral multiple of US $1,000,000, and (iii) except in the case of an assignment by a Lender that is a Schedule II chartered bank under the Bank Act (Canada) to a Lender Affiliate thereof that is a bank listed on Schedule III under the Bank Act (Canada), any assignment to a Lender Affiliate will not relieve the assigning Lender of its obligation to make Credit Extensions hereunder timely in accordance with the terms hereof in the event such Lender Affiliate shall fail to do so. Upon the execution, delivery, acceptance and recording of each Assignment and Assumption by the parties thereto, from and after the effective date specified in such Assignment and Assumption, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (y) except in the circumstances contemplated in clause (iii) above, the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall relinquish its rights and be released from its obligations hereunder, provided, however, such assigning Lender shall retain any claim with respect to any fee, interest, cost, expense or indemnity that accrues, or relates to an event that occurs, prior to the date of such assignments pursuant to Section 2.04(i) or (j), 3.04(i) or (j), 4.01, 4.02, 5.01, 5.04, 5.05, or 12.04.

     (b) By executing and delivering an Assignment and Assumption, each Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Financing Document or other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Canadian Borrowers or Parent or the performance or observance by the Canadian Borrowers or Parent of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is (subject to obtaining requisite approvals to the extent required in the definition of such term) an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in Section 12.02 a copy of each Assignment and Assumption, and each document relevant to an increase in Commitments, or admission of a new Lender, pursuant to Section 4.08 delivered to and accepted by it and a register (which register may be in electronic form) for the recordation of the names and addresses of the Lenders and the Commitment and Canadian Commitment, if applicable, of, and principal amount of the Loans and L/C Obligations owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Assumption, the applicable Borrower, at its own expense, shall, if requested by the applicable Eligible Assignee, execute and deliver to the Administrative Agent in exchange for any surrendered Note or Notes new Notes evidencing Loans made to such Borrower to the order of such Eligible Assignee and, if the assigning Lender has retained a Commitment hereunder, new Notes to the order of the assigning Lender. Any such new Note or Notes shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit D-1 or D-2, as applicable.

     (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Canadian Commitment, if applicable, and the Obligations owing to it and the Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment and Canadian Commitment, if applicable, to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) Parent, the other Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers that (A) postpone any date fixed for any payment of, or reduce any payment of, principal of or interest on such Lender’s Loans or other Credit Extensions hereunder or any Facility Fees or Utilization Fees payable under this Agreement, or (B) increase the amount of such Lender’s Commitment or Canadian Commitment, if applicable, in a manner which would have the effect of increasing the amount of a participant’s participation, or (C) reduce the interest rate or other applicable rate payable under this Agreement in connection with such Lender’s Loans and other Credit Extensions hereunder, or (D) consent to the assignment or the transfer by the Borrowers or Parent of their respective rights and obligations under the Agreement, and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a “Lender” hereunder.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to Parent or the other Borrowers furnished to such Lender by or on behalf of Parent or the other Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Parent and the other Borrowers to preserve the confidentiality of any confidential information relating to Parent and the other Borrowers received by it from such Lender in a manner consistent with Section 12.08.

     (g) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Loans and other Credit Extensions repayment of which is owing to it) and the Notes, if any, issued to it hereunder in favor of any United States Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System of the United States (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

     (h) Notwithstanding anything to the contrary contained herein, if at any time JPMCB assigns all of its Commitment and Loans pursuant to subsection (a) above, JPMCB may, (i) upon 30 days’ notice to the Borrowers and the Lenders, and, so long as one or more financial institutions reasonably acceptable to the Borrowers have accepted their appointment as a successor L/C Issuer, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as US Swing Line Lender and Canadian Swing Line Lender. In the event of any such resignation as an L/C Issuer, or as US Swing Line Lender or Canadian Swing Line Lender, the US Facility Borrower shall be entitled to appoint from among the Lenders a successor US L/C Issuer or US Swing Line Lender, as applicable, hereunder, and the Canadian Facility Borrowers shall be entitled to appoint from among the Canadian Lenders a successor Canadian L/C Issuer or Canadian Swing Line Lender, as applicable, hereunder, in each case with the consent of the Lender so appointed; provided, however, that no failure by any Borrower to appoint any such successor shall affect the resignation of JPMCB as (except as provided above) an L/C Issuer, or as US Swing Line Lender or Canadian Swing Line Lender, as the case may be. If JPMCB resigns as an L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make US Base Rate Committed Loans or fund risk participations in US Unreimbursed Amounts pursuant to Section 2.04(c) and to require the Canadian Lenders to make Canadian Prime Rate Committed Loans or fund risk participations in Canadian Unreimbursed Amounts pursuant to Section 3.04(c). If JPMCB resigns as US Swing Line Lender or Canadian Swing Line Lender, it shall retain all the rights of the US Swing Line Lender or Canadian Swing Line Lender, as applicable, provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation (including the right to require the Lenders to make US Base Rate Committed Loans or fund risk participations in outstanding US Swing Line Loans pursuant to Section 2.05(c) or to make Canadian Prime Rate Committed Loans or fund risk participations in outstanding Canadian Swing Line Loans pursuant to Section 3.05(c)).

     12.08 Confidentiality. Each Lender and the Administrative Agent (each, a “party”) agrees that it will use its best reasonable efforts not to disclose, without the prior consent of the Loan Parties (other than to its, or its Affiliates, employees, auditors, accountants, counsel or other representatives, whether existing at the Effective Date or any subsequent time), any information with respect to the Loan Parties that is furnished pursuant to this Agreement, provided that any party may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to, or as may be requested by, any Governmental Authority having or claiming to have jurisdiction over such party or any self-regulatory body having or claiming to have authority to regulate or oversee any aspect of such party’s or its Affiliates’ businesses, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any Law applicable to such party, or (v) to any prospective assignee or participant in connection with any contemplated assignment of any rights or obligations hereunder or any sale of any participation therein, by such party pursuant to Section 12.07, if such prospective assignee or participant, as the case may be, executes an agreement with the Loan Parties containing provisions substantially similar to those contained in this Section 12.08; provided, however, that the Loan Parties acknowledge that the Administrative Agent has disclosed and may continue to disclose such information as the Administrative Agent in its sole discretion determines is appropriate to the Lenders from time to time.

     12.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. In no event shall the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable with respect to any Canadian Obligations exceed the maximum effective annual rate of interest on the “credit advanced” (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Canadian Facility Borrowers, the Administrative Agent and Lenders and the amount of such excess payment or collection shall be refunded to the applicable Canadian Facility Borrowers. For purposes of the Canadian Obligations, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term applicable to the Canadian Obligations on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be prima facie evidence, for the purposes of such determination.

     12.10 Consent to Jurisdiction.

     (a) Each Loan Party hereby irrevocably and unconditionally submit itself and its property to the non-exclusive jurisdiction of the Courts of the State of New York and of the United States District Court of the Southern District of New York and any appellate court from any thereof in any action or proceeding by the Administrative Agent, the Joint Lead Arrangers, any Lender or the holder of any Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement, the Notes or the other Financing Documents (such claims and causes of action, collectively, being “Permitted Claims”), and each Loan Party hereby irrevocably agrees that all Permitted Claims may be heard and determined in the State of New York or, to the extent permitted by law, in such Federal Court. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. Service of the statement of claim and any other process which may be served by the Administrative Agent, the Joint Lead Arrangers, any Lender or the holder of any Note on any Loan Party in any such action or proceeding in any aforementioned court in respect of Permitted Claims may be made by delivering separate copies of such process to each Loan Party by courier and by registered mail (return receipt requested), fees and postage prepaid at the address of such Loan Party specified pursuant to Section 12.02, to the attention of each of the Treasurer and the Vice President and General Counsel of Parent, or each of the General Counsel and Assistant Treasurer in the case of the other Borrowers. Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

     (b) Nothing in this Section 12.10 (i) shall affect the right of the Joint Lead Arrangers, the Loan Parties, any Lender, the holder of any Note or the Administrative Agent to serve legal process in any other manner permitted by Law or affect any right otherwise existing of the Loan Parties, any Lender, the Joint Lead Arrangers, the holder of any Note or the Administrative Agent to bring any action or proceeding in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

     12.11 Replacement of Lenders. In the event that any Lender shall (i) claim payment of any amount pursuant to Section 5.01; (ii) claim any increased cost pursuant to Section 5.04 or the benefit of Section 5.02 or 5.03; (iii) fail to agree to extend the Maturity Date pursuant to Section 4.07, if the Extension Required Lenders have agreed to do so; (iv) become and continue to be a Defaulting Lender; or (v) fail to consent to an election, consent, amendment, waiver or other modification to this Agreement or any other Loan Document that requires the consent of a greater percentage of the Lenders than the Required Lenders, the US Required Lenders or the Canadian Required Lenders, as the case may be, and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, the US Required Lenders or the Canadian Required Lenders, as the case may be, (a) the US Facility Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign at the US Facility Borrower’s expense for direct, out-of-pocket expenses, including the processing and recordation fee under Section 12.07(a), and upon such notice by the US Facility Borrower such Lender shall assign, its rights and obligations hereunder (with the assignment fee to be paid by the US Facility Borrower in such instance) pursuant to Section 12.07 to one or more Eligible Assignees that are or have an affiliate that is a Canadian Resident Lender, if applicable, procured by the US Facility Borrower, each of which shall assume a pro rata portion of the Commitment (including the Canadian Commitment, if applicable) and the Credit Extensions of such replaced Lender or (b) the applicable Borrower may, upon three Business Days’ notice to such Lender through the Administrative Agent, prepay in full all of the outstanding Loans and Bankers’ Acceptances (as applicable) of such Lender and all other Obligations owing to such Lender, or its assignee, together with accrued interest thereon to the date of prepayment and all other amounts owed by the Borrowers to such Lender accrued to the date of prepayment, and concurrently therewith the US Facility Borrower may terminate this Agreement with respect to such Lender by giving notice of such termination to Administrative Agent and such Lender. Upon satisfaction of the requirements set forth above in clause (a) of the preceding sentence, payment to the Lender to be replaced of the purchase price in immediately available funds, and the payment by the Borrowers of all requested costs accruing to the date of purchase that the Borrowers are obligated to pay under Sections 5.01, 5.03 and 5.04 and all other amounts owed by the Borrowers to such Lender (other than the principal of and interest on the Credit Extension of such Lender, and accrued facility and utilization fees, purchased by the Eligible Assignee) such Eligible Assignee shall constitute a “Lender”, and if applicable, a “Canadian Lender”, hereunder, as the case may be, and the Lender being so replaced shall no longer constitute a “Lender” or “Canadian Lender” hereunder, as the case may be, and its Commitment, and if applicable, its Canadian Commitment, shall be deemed terminated. If, however, (x) the Eligible Assignee fails to purchase such rights and interest on such specified date in accordance with the terms of such offer, the Borrowers shall continue to be obligated to pay amounts to such Lender or Canadian Lender pursuant to Section 5.01 or increased costs pursuant to Section 5.04, as the case may be, or (y) the Lender proposed to be replaced fails to consummate such purchase offer, (i) if such Lender has claimed any payment or increased cost pursuant to Section 5.01 or 5.04, as applicable, the Borrowers shall not be obligated to pay to such Lender or Canadian Lender such increased costs or additional amounts incurred or accrued from and after the date of such purchase offer and (ii) if such Lender has failed to agree to extend the Maturity Date pursuant to Section 4.07, such Lender shall, notwithstanding any prior failure to agree to a request to extend the Maturity Date, be deemed to have agreed to such extension request, and to be a Consenting Lender with respect thereto, for all purposes of this Agreement.

     12.12 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     12.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery to the Administrative Agent of a counterpart executed by a Lender shall constitute delivery of such counterpart to all of the Lenders. Delivery of an executed counterpart by facsimile shall be as effective as delivery of a manually executed original counterpart.

     12.14 Waiver of Jury Trial. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE OTHER PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES OR ANY OTHER FINANCING DOCUMENT OR OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.15 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

     12.16 Amendment and Restatement; Certain Waivers. In the event any lender under the Existing Short-Term Revolving Credit Agreement whose consent is required for the amendment and restatement of the Existing Short-Term Revolving Credit Agreement by this Agreement shall have failed to provide such consent, this Agreement shall be deemed to be a new credit agreement entered into by the parties hereto independently of the Existing Short-Term Revolving Credit Agreement, and the commitments under the Existing Short-Term Revolving Credit Agreement shall be deemed to have terminated as of the Effective Date. Each of the Lenders hereby waives any notice it might be entitled to under the Existing Long-Term Revolving Credit Agreement, the Existing Canadian Credit Agreement and, in the circumstances referred to in the immediately preceding sentence, the Existing Short-Term Revolving Credit Agreement in connection with termination of commitments, and prepayment of loans and other amounts, thereunder.

     12.17 Entire Agreement, Etc. This Agreement, together with any other documents executed in connection herewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 12.01.

     12.18 Waiver of Notice of Termination. Immediately prior to, but substantially simultaneously with, the effectiveness of this Agreement, the commitments under each of the Existing Canadian Credit Agreement and the Existing US Long-Term Revolving Credit Agreement will be terminated and any loans outstanding thereunder will be prepaid. Each Lender that is party to either of such Agreements consents to such termination and prepayment and waives any notice it might be entitled to under Section 2.04 or 2.10, as applicable, of each of the Existing US Long-Term Credit Agreement and the Existing Canadian Credit Agreement to which it is a party in connection with such termination or prepayment. The foregoing does not constitute, and shall not be construed as, waiver by the Lenders of any compensation they might be entitled to under Section 8.04(b) of the Existing US Long-Term Revolving Credit Agreement or Section 9.04(b) of the Existing Canadian Credit Agreement, as applicable, as a result of any such prepayment.

[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BURLINGTON RESOURCES INC.
By:
Name:
Title:

BURLINGTON RESOURCES CANADA LTD.
By:
Name:
Title:

BURLINGTON RESOURCES CANADA (HUNTER) LTD.
By:
Name:
Title:

JPMORGAN CHASE BANK, individually and as Administrative Agent, US Swing Line Lender and US L/C Issuer,
By:
Name:
Title:

JPMORGAN CHASE BANK, TORONTO BRANCH, individually and as Canadian Swing Line Lender and Canadian L/C Issuer,
By:
Name:
Title:

BANK OF AMERICA, N.A., individually and as US L/C Issuer,
By:
Name:
Title:

BANK OF AMERICA, N.A., CANADA BRANCH, individually and as Canadian L/C Issuer,
By:
Name:
Title:

SIGNATURE PAGE TO BURLINGTON RESOURCES INC. CREDIT AGREEMENT DATED AS OF JULY 29, 2004 Name of Lender:
By:
Name:
Title:

SIGNATURE PAGE TO BURLINGTON RESOURCES INC. CREDIT AGREEMENT DATED AS OF JULY 29, 2004 Name of Lender:
By:
Name:
Title:

Name of Lender:
By:
Name:
Title:

Schedule 1.01

PRICING

	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V	LEVEL VI
Basis for Pricing	A or higher by S&P/A2 or higher by Moody’s	A- by S&P/A3 by Moody’s	BBB+ by S&P/ Baa1 by Moody’s	BBB by S&P/Baa2 by Moody’s	BBB- by S&P/ Baa3 by Moody’s	Lower than BBB- by S&P/ Baa3 by Moody’s
Facility Fee Percentage	8 bps	9 bps	11 bps	12.5 bps	15 bps	20 bps
Applicable Margin	22 bps	28.5 bps	34 bps	42.5 bps	52.5 bps	67.5 bps

The applicable pricing level shall change on the date of any relevant change in the rating by S&P or Moody’s of any public long term senior unsecured debt securities of the Parent. In the case of split ratings from S&P and Moody’s, the rating to be used to determine the applicable pricing level is the higher of the two (e.g., A-/Baa1 results in Level II pricing), provided that in the event the split is more than one full category, the average (or the higher of two intermediate ratings) shall be used (e.g., A-/Baa2 results in Level III pricing, as does A-/Baa3).

Schedule 2.01

COMMITMENTS

		Canadian
	U.S. Commitment	Commitment	Total Commitment
Lender	Allocation	Allocation[1]	Allocation
JPMorgan Chase Bank	$25,000,000	$75,000,000	$100,000,000
Bank of America, N.A.	$25,000,000	$75,000,000	$100,000,000
Bank of Tokyo-Mitsubishi, Ltd.	$50,000,000	$30,000,000	$80,000,000
Barclays Bank plc	$80,000,000	$0	$80,000,000
Citibank, N.A.	$30,000,000	$50,000,000	$80,000,000
BNP Paribas	$30,000,000	$30,000,000	$60,000,000
Credit Suisse First Boston, acting through its Cayman Islands Branch	$30,000,000	$30,000,000	$60,000,000
Harris Nesbitt Financing, Inc.	$30,000,000	$30,000,000	$60,000,000
Merrill Lynch Bank USA	$60,000,000	$0	$60,000,000
Morgan Stanley Bank	$30,000,000	$30,000,000	$60,000,000
The Royal Bank of Scotland plc	$60,000,000	$0	$60,000,000
Sumitomo Mitsui Banking Corporation	$30,000,000	$30,000,000	$60,000,000
SunTrust Bank	$60,000,000	$0	$60,000,000
UBS Loan Finance LLC	$30,000,000	$30,000,000	$60,000,000
Wachovia Bank, National Association	$60,000,000	$0	$60,000,000
The Bank of New York	$45,000,000	$0	$45,000,000
Bayerische Landesbank, Cayman Islands Branch	$45,000,000	$0	$45,000,000
Deutsche Bank AG New York Branch	$25,000,000	$20,000,000	$45,000,000
Mellon Bank, N.A.	$25,000,000	$20,000,000	$45,000,000
Societe Generale	$25,000,000	$20,000,000	$45,000,000
Toronto Dominion (Texas), Inc.	$25,000,000	$20,000,000	$45,000,000
Wells Fargo Bank, NA	$45,000,000	$0	$45,000,000

[1]	Canadian Commitment allocated to Lender’s Canadian Affiliate or branch as reflected in such Lender’s signature page for such Canadian Affiliate of branch, as applicable.

		Canadian
	U.S. Commitment	Commitment	Total Commitment
Lender	Allocation	Allocation[1]	Allocation
William Street Commitment Corp.	$45,000,000	$0	$45,000,000
Banca di Roma – Chicago Branch	$20,000,000	$0	$20,000,000
Bayerische Hypo-und Vereinsbank AG, New York Branch	$20,000,000	$0	$20,000,000
The Northern Trust Company	$20,000,000	$0	$20,000,000
Royal Bank of Canada	$10,000,000	$10,000,000	$20,000,000
Southwest Bank of Texas	$20,000,000	$0	$20,000,000

Total:	$1,000,000,000	$500,000,000	$1,500,000,000

SCHEDULE 7.01
MATERIAL SUBSIDIARIES

     Burlington Resources Canada Ltd.

     Burlington Resources Canada (Hunter) Ltd.

     The Louisiana Land and Exploration Company

     Burlington Resources Oil & Gas Company LP

     BROG GP Inc.

     BROG LP Inc.

     Burlington Resources Canada Partnership

Schedule 7.01-1

SCHEDULE 12.02
ADMINISTRATIVE AGENT’S OFFICE
AND CERTAIN ADDRESSES FOR NOTICES

If to BRCL:

c/o Burlington Resources Inc. 717 Texas Avenue, Suite 2100 Houston, Texas 77002-2712 Attention: Treasurer Facsimile: (713) 624-9627 with a copy to

Burlington Resources Canada Ltd. 3700, 250 6th Avenue S.W. Calgary, Alberta, Canada T2P3H7 Attention: Dave Belcher Facsimile: (403) 263-2708

If to Canadian Hunter:

c/o Burlington Resources Inc. 717 Texas Avenue, Suite 2100 Houston, Texas 77002-2712 Attention: Treasurer Facsimile: (713) 624-9627 with a copy to

Burlington Resources Canada (Hunter) Ltd. 3700, 250 6th Avenue S.W. Calgary, Alberta, Canada T2P3H7 Attention: Dave Belcher Facsimile: (403) 263-2708

If to Parent:

Burlington Resources Inc. 717 Texas Avenue, Suite 2100 Houston, Texas 77002-2712 Attention: Treasurer Facsimile: (713) 624-9627

     If to any Lender, at its Applicable Lending Office set forth in such Lender’s Administrative Questionnaire.

Schedule 12.02-1

If to the Administrative Agent:

JPMorgan Chase Bank Loan and Agency Services Group 1111 Fannin Street, 10th Floor Houston, TX 77002 Attention: Claudette Reid Fax: (713) 427-6307

or, in the case of any matters relating to the Canadian Facility,

JPMorgan Chase Bank, Toronto Branch 200 Bay Street, Suite 1800 Royal Bank Plaza, South Tower Toronto, Ontario M5J 2J2 Attention: Amanda Staff Fax: (416) 981-9128

with a copy to, in each case,

JPMorgan Chase Bank 600 Travis Street, 20th Floor Houston, TX 77002 Attention: Robert Mertensotto Fax: (713) 216-8870

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

Schedule 12.02-2